Exhibit 4.3

INDENTURE

Dated as of October 31, 2024

Among

FINANCE OF AMERICA FUNDING LLC, as the Issuer,

FINANCE OF AMERICA EQUITY CAPITAL LLC, as Parent Guarantor,

the other Guarantors from time to time party hereto,

FINANCE OF AMERICA COMPANIES INC. (solely as to certain provisions specifically identified herein),

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Trustee

10.000% EXCHANGEABLE SENIOR SECURED NOTES DUE 2029

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ARTICLE VII
CONCERNING THE TRUSTEE

Section 7.01	Duties of Trustee	166
Section 7.02	Rights of the Trustee	167
Section 7.03	No Responsibility for Recitals, Etc.	169
Section 7.04	Trustee, Paying Agents, Exchange Agents or Registrar May Own Notes	170
Section 7.05	Monies To Be Held in Trust	170
Section 7.06	Compensation and Expenses of Trustee	170
Section 7.07	Officer’s Certificate as Evidence	171
Section 7.08	Eligibility of Trustee	171
Section 7.09	Resignation or Removal of Trustee	171
Section 7.10	Acceptance by Successor Trustee	172
Section 7.11	Succession by Merger, Etc.	173
Section 7.12	Trustee’s Application for Instructions from the Issuer	174
Section 7.13	Conflicting Interests of Trustee	174
Section 7.14	Limitation on Trustee’s Liability	174

ARTICLE VIII
CONCERNING THE HOLDERS

Section 8.01	Who Are Deemed Absolute Owners	174
Section 8.02	Treasury Notes	175
Section 8.03	Revocation of Consents; Future Holders Bound	175

ARTICLE IX
[RESERVED]

ARTICLE X
SUPPLEMENTAL INDENTURES

Section 10.01	Supplemental Indentures Without Consent of Holders	175
Section 10.02	Supplemental Indentures with Consent of Holders	178
Section 10.03	Effect of Amendment, Supplement and Waiver	180
Section 10.04	Notation on Notes	181
Section 10.05	Evidence of Compliance of Amendment, Supplement or Waiver To Be Furnished To Trustee	181

ARTICLE XI
CONSOLIDATION, MERGER AND SALE

Section 11.01	Merger, Consolidation or Sale of All or Substantially All Assets	181

ARTICLE XII
COLLATERAL AND SECURITY

Section 12.01	Security Interest	184
Section 12.02	Release of Collateral	186

EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Supplemental Indenture	B-1

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INDENTURE, dated as of October 31, 2024, among Finance of America Funding LLC, a Delaware limited liability company (the “Issuer” or the “Company”), Finance of America Equity Capital LLC (as further defined below, the “Parent Guarantor”), Finance of America Companies Inc. (solely as to certain provisions specifically identified herein), the Subsidiary Guarantors (as defined herein) listed on the signature pages hereto, U.S. Bank Trust Company, National Association, as Trustee and U.S. Bank Trust Company, National Association, as Collateral Trustee.

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the creation of an issue of 10.000% Exchangeable Senior Secured Notes due 2029 (the “Notes”); and

WHEREAS, the Issuer and each of the Guarantors (as defined herein) have duly authorized the execution and delivery of this Indenture (as defined herein).

NOW, THEREFORE, the Issuer, each of the Guarantors, the Trustee and the Collateral Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein).

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Accounting Change” has the meaning set forth in the definition of “GAAP.”

“Acquired Indebtedness” means, with respect to any specified Person,

(a) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred or assumed in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Secured Notes Obligations” means additional Secured Notes Obligations permitted to be incurred under each applicable Secured Notes Document to be secured by a lien on the Collateral equally and ratably with all previous existing and future Secured Notes Obligations.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. No Person shall be an “Affiliate” of the Issuer or any Subsidiary solely because it is an unrelated portfolio operating company of an Investor. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Notes” means any Notes beneficially owned by an Affiliate of the Company and held either in the form of certificated Notes or in the form of Global Notes under a CUSIP that is separate from the CUSIP under which Notes held by non-Affiliates of the Company are held.

“Agent” means any Registrar, transfer agent, Paying Agent, Exchange Agent or authentication agent.

“Applicable Premium” means, with respect to any Note on any Fundamental Change Repurchase Date, the present value at such Fundamental Change Repurchase Date of all required remaining scheduled interest payments due on such Note through the Maturity Date (excluding accrued but unpaid interest to, but not including, the Fundamental Change Repurchase Date), computed using a discount rate equal to the Applicable Treasury Rate as of such Fundamental Change Repurchase Date plus 50 basis points. The Issuer shall calculate, or cause the calculation of, the Applicable Premium, and the Trustee and the Agents shall have no duty to calculate, or verify the Issuer’s calculations of, the Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange of or for, redemption of, or notice with respect to beneficial interests in any Global Note or the redemption or repurchase of any Global Note, the rules and procedures of DTC, the Depositary, Euroclear and/or Clearstream that apply to such transfer, exchange, redemption or repurchase.

“Applicable Treasury Rate” means, at the time of computation, the weekly average (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the Fundamental Change Repurchase Date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the Fundamental Change Repurchase Date to the Maturity Date; provided, however, that if the period from the Fundamental Change Repurchase Date to the Maturity Date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Fundamental Change Repurchase Date to the Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction), of property or assets of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.09 hereof), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete, non-core, surplus, damaged, unnecessary, unsuitable or worn out equipment, inventory or other property or any disposition of inventory, goods or other assets held for sale or no longer used or useful, or economically practical to maintain in the conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(b) (i) the disposition of all or substantially all of the assets of the Issuer or any Restricted Subsidiary in a manner permitted pursuant to Section 11.01 or (ii) any disposition that constitutes, or is made in connection with, a Fundamental Change pursuant to this Indenture;

(c) (i) any Permitted Investment and the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.07 hereof or (ii) any disposition the proceeds of which are used to fund a Permitted Investment or the making of a Restricted Payment;

(d) any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $20.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary, including pursuant to any Intercompany License Agreement;

(f) any swap or exchange of like property for use in a Similar Business;

(g) (i) the lease, assignment, sub-lease, license, sub-license or cross-license of any real or personal property in the ordinary course of business or consistent with industry practices or (ii) any dispositions and/or terminations of leases, sub-leases, licenses or sub-licenses (including the provision of software under an open source license), which (A) do not materially interfere with the business of the Issuer and its Subsidiaries (taken as a whole) or (B) relate to closed facilities or the discontinuation of any product or service line;

(h) any issuance, disposition or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (or a Restricted Subsidiary which owns an Unrestricted Subsidiary so long as such Restricted Subsidiary owns no assets other than the Equity Interests of such Unrestricted Subsidiary);

(i) foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action with respect to assets or the granting of Liens not prohibited by this Indenture, and transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event;

(j) [reserved];

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture;

(l) the sale, discount or other disposition of inventory, accounts receivable, notes receivable, equipment or other assets in the ordinary course of business or consistent with past practice or the conversion of accounts receivable to notes receivable;

(m) the licensing, sub-licensing or cross-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with industry practices;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business or consistent with industry practices;

(o) the unwinding or termination of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures or non-Wholly-Owned Subsidiaries to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the lapse, cancellation or abandonment of intellectual property rights, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole or are no longer used or useful or economically practicable or commercially reasonable to maintain;

(r) the granting of a Lien that is permitted under Section 4.12 hereof;

(s) the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(t) Permitted Intercompany Activities and related transactions;

(u) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event; provided that any net Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of such Casualty Event shall be deemed to be Net Proceeds of an Asset Sale, and such Net Proceeds shall be applied in accordance with Section 4.10 hereof;

(v) any disposition to a Captive Insurance Subsidiary;

(w) any sale of property or assets, if the acquisition of such property or assets was financed with Excluded Contributions and the proceeds of such sale are used to make a Restricted Payment pursuant to Section 4.07(b)(x);

(x) the disposition of any assets (including Equity Interests) (i) acquired in a transaction after the Issue Date, which assets are not used or useful in the core or principal business of the Issuer and its Restricted Subsidiaries or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Issuer to consummate any acquisition;

(y) any disposition of non-revenue producing assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Issuer or any Restricted Subsidiary to such Person;

(z) any sale, transfer or other disposition to effect the formation of any Subsidiary that has been formed upon the consummation of a Division; provided that any disposition or other allocation of assets (including any Equity Interests of such Subsidiary) in connection therewith is otherwise not prohibited by this Indenture;

(aa) dispositions of real estate assets and related assets in the ordinary course of business or consistent with past practice in connection with relocation activities for employees, directors, officers, managers, members, partners, independent contractors or consultants of the Issuer, any direct or indirect parent company or Subsidiary;

(bb) any dispositions of assets in connection with the closing or sale of an office in the ordinary course of business of the Issuer and its Subsidiaries, which consist of leasehold interests in the premises of such office, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office;

(cc) the sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(dd) dispositions in connection with any Permitted Intercompany Activities and related transactions;

(ee) (i) the sale, conveyance or other disposition of advances, MSRs, mortgages, crop, student, consumer or other loans, customer receivables, mortgage-related securities or derivatives or other assets (or any interests in any of the foregoing) in the ordinary course of business, consistent with past practice or consistent with industry practice, (ii) the sale, transfer or discount in the ordinary course of business, consistent with past practice or consistent with industry practice of accounts receivable or other assets that by their terms convert into cash, (iii) any sale of MSRs in connection with the origination of the associated mortgage loan in the ordinary course of business, consistent with past practice or consistent with industry practice or (iv) any sale of securities in respect of additional financing under reverse mortgage loans in the ordinary course of business, consistent with past practice or consistent with industry practice;

(ff) the sale, conveyance or other disposition of Investments or other assets and disposition or compromise of mortgages, other loans or receivables, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business, consistent with past practice or consistent with industry practice or bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for mortgages and crop, student, consumer or other loans serviced and/or originated by the Issuer or any of its Subsidiaries;

(gg) the modification of any mortgages and crop, student, consumer or other loans owned or serviced by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business, consistent with past practice or consistent with industry practice;

(hh) assets sold, conveyed or otherwise disposed of pursuant to the terms of Permitted Funding Indebtedness or Non-Recourse Indebtedness;

(ii) a sale, conveyance or other disposition (in one or more transactions) of Securitization Assets or Retained Interests in the ordinary course of business, consistent with past practice or consistent with industry practice;

(jj) a sale, conveyance or other disposition (in one or more transactions) of Servicing Advances, mortgage loans or MSRs or any part thereof (x) in connection with the transfer or termination of the related MSRs or (y) in connection with any Excess Spread Sales;

(kk) sales, transfers or contributions of Securitization Assets to Securitization Entities, Warehouse Facility Trusts and MSR Facility Trust in connection with Securitizations in the ordinary course of business, consistent with past practice or consistent with industry practice;

(ll) a sale, conveyance or other disposition of Securitization Assets in the ordinary course of business, consistent with past practice or consistent with industry practice in connection with the origination, acquisition, securitization and/or sale of mortgages, loans that are purchased, insured, guaranteed, or securitized;

(mm) a sale, contribution, assignment or other transfer of MSRs in connection with MSR Facilities or a sale, conveyance or other disposition of MSRs in connection with Warehouse Facilities or REO Assets in the ordinary course of business, consistent with past practice or consistent with industry practice;

(nn) transactions pursuant to repurchase agreements entered into in the ordinary course of business, consistent with past practice or consistent with industry practice;

(oo) any Co-Investment Transaction; and

(pp) any Collateral Disposition.

In the event that a transaction (or a portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

In the event that a transaction (or a portion thereof) meets the criteria of more than one of the categories of permitted Asset Sale described in clauses (a) through (pp) above or the Net Proceeds of which are being applied in accordance with Section 4.10 hereof, the Issuer, in its sole discretion, may divide or classify, and may from time to time redivide and reclassify, such permitted Asset Sale (or any portion thereof) and will only be required to include the amount and type of such permitted Asset Sale in one or more of the above clauses or to apply the Net Proceeds of which in accordance with Section 4.10 hereof.

“Authorized Denomination” means, with respect to a Note, a minimum principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, automatic clearinghouse transfer transactions, controlled disbursements, foreign exchange facilities, stored value cards, merchant services, electronic funds transfer and other cash management or similar arrangements.

“Bankruptcy Code” means Title 11, U.S. Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or applicable non-U.S. law for the relief of debtors.

“Blackstone Funds” means, individually or collectively, Blackstone Inc. and its Affiliates and any investment fund, co-investment vehicles and/or other similar vehicles or accounts, in each case managed or advised by Blackstone Inc. or one or more of its Affiliates, or any successors of any of the foregoing.

“Board” with respect to a Person means the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “director” means a member of the applicable Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or Pubco, as the case may be, to have been duly adopted by the applicable Board, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer Subsidiary” means any Subsidiary of the Issuer that is a broker-dealer, state chartered trust company, national trust company or thrift limited to trust powers.

“Business Day” means each day which is not a Legal Holiday.

“Business Expansion” means (a) each facility which is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by the Issuer or a Restricted Subsidiary and (b) each creation or expansion into new markets (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means (i) any Subsidiary of the Issuer operating for the purpose of (a) insuring the businesses, operations or properties owned or operated by the Issuer or any of its Subsidiaries, including their future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants, and related benefits and/or (b) conducting any activities or business incidental thereto (it being understood and agreed that activities which are relevant or appropriate to qualify as an insurance company for U.S. federal or state tax purposes shall be considered “activities or business incidental thereto”) or (ii) any Subsidiary of any such insurance subsidiary operating for the same purpose described in clause (i) above.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, yen, euros or any national currency of any participating member state of the EMU; or

(b) such other currencies held by the Issuer or any Restricted Subsidiary from time to time in the ordinary course of business or consistent with industry practice;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $100 million (or the foreign currency equivalent as of the date of determination);

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) of this definition entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by, or unconditionally guaranteed by, any state, commonwealth or territory of the United States or any political subdivision, public instrumentality or taxing authority thereof with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by, or unconditionally guaranteed by, any foreign government or any political subdivision, public instrumentality or taxing authority thereof, in each case (other than in the case of such obligations issued or guaranteed by any participating member state of the EMU) having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(11) securities with maturities of 24 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 90% of their assets in currencies, instruments or securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

In addition, in the case of Investments by any Captive Insurance Subsidiary, Cash Equivalents shall also include (a) such Investments with average maturities of 12 months or less from the date of acquisition in issuers rated BBB- (or the equivalent thereof) or better by S&P or Baa3 (or the equivalent thereof) or better by Moody’s, in each case at the time of such Investment and (b) any Investment with a maturity of more than 12 months that would otherwise constitute Cash Equivalents of the kind described in any of clauses (1) through (13) of this definition or clause (a) above, if the maturity of such Investment was 12 months or less; provided that the effective maturity of such Investment does not exceed 15 years.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under this Indenture regardless of the treatment of such items under GAAP.

“Casualty Event” means any event that gives rise to the receipt by the Issuer or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Clearstream” means Clearstream Banking, a société anonyme as currently in effect or any successor securities clearing agency.

“Close of Business” means 5:00 p.m., New York City time, and “Open of Business” refer to 9:00 a.m., New York City time;

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Co-Investment Transaction” means a transaction pursuant to which a portion of MSRs or the right to receive fees in respect of MSRs are transferred for fair value to another Person.

“Collateral” means (i) the Initial Collateral and (ii) from and after the Working Capital Notes Termination, the Permanent Collateral.

“Collateral Coverage Ratio” means the ratio, as of any date of determination, of (x) the value of the Pledged Risk Retention Instruments included in the Collateral, as most recently determined by the Issuer in accordance with its customary practices and certified in writing to the Trustee to (y) the outstanding principal amount of the Notes.

“Collateral Disposition Deposit Account” means one or more deposit account or securities account in the name of the Issuer or any Subsidiary Guarantor that (i) holds Collateral Net Cash Proceeds required to be deposited in such account or accounts in accordance with Section 4.17 and (ii) is subject to the first priority lien and springing control of the Working Capital Agent and the second priority lien and springing control of the Collateral Trustee, subject to the Junior Lien Intercreditor Agreement and Collateral Trust Agreement, pursuant in each case to the Collateral Disposition Deposit Account Control Agreement.

“Collateral Disposition Deposit Account Control Agreement” means a springing deposit account control agreement to be entered into by certain of the grantors party thereto, the Collateral Trustee and a depositary financial institution in respect of the Collateral Disposition Deposit Account.

“Collateral Documents” means the Collateral Trust Agreement, each joinder or amendment to the Collateral Trust Agreement, any other collateral trust agreement, the Junior Lien Intercreditor Agreement, any other intercreditor agreement, the Securities Account Control Agreement, each joinder or amendment to the Securities Account Control Agreement, the Deposit Account Control Agreements, each joinder or amendment to the Deposit Account Control Agreements, the Pledge and Security Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, security deeds, deeds to secure debt, hypothecs, hypothecations, collateral agency agreements, debentures or other instruments or other pledges, grants or transfers for security or agreements related thereto executed and delivered by any Grantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the UCC) in favor of the Collateral Trustee on behalf of itself, the Holders and the holders of the New Senior Secured Notes to secure the Secured Notes Obligations, in each case, as amended, modified, renewed, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and this Indenture and the New Senior Secured Notes Indenture.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement dated as of the Issue Date, among the Issuer and Grantors from time to time party thereto, the Trustee, the New Senior Secured Notes Trustee, the Collateral Trustee, and each other Senior Secured Representative (as defined in the Collateral Trust Agreement) from time to time party thereto, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time in accordance with the terms thereof.

“Collateral Trustee” means U.S. Bank Trust Company, National Association, in its capacity as collateral trustee pursuant to the Collateral Trust Agreement until a successor replaces it in accordance with the applicable provisions of this Indenture and the Collateral Trust Agreement and thereafter means its successor.

“Common Stock” means Class A Common Stock of Pubco, $0.0001 par value per share.

“Consent Solicitation” means the solicitation of consents, pursuant to the Exchange Offer Memorandum, to adopt certain proposed amendments to the Existing Notes Indenture.

“consolidated”, unless otherwise specifically indicated, when used with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees, including, without limitation, the amortization of capitalized fees or costs related to any Securitization, the amortization of media development costs, intangible assets, deferred financing fees or costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Financing Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (o) annual agency or similar fees paid to the administrative agents, collateral agents and other agents under any Credit Facilities, (p) any additional interest with respect to failure to comply with any registration rights agreement owing with respect to any securities, (q) costs associated with obtaining Hedging Obligations, (r) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase or acquisition accounting in connection with any acquisition or other transaction, (s) penalties and interest relating to taxes, (t) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (u) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest, (v) any expensing of bridge, commitment and other financing fees and any other fees related to any acquisition or other transaction, (w) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Securitization, (x) any accretion of accrued interest on discounted liabilities and any prepayment, make-whole or breakage premium, penalty or cost, (y) interest expense attributable to a parent entity resulting from push-down accounting and (z) any lease, rental or other expense in connection with a Non-Financing Lease Obligation; plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP).

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication:

(1) any after-tax effect of extraordinary, exceptional, infrequently occurring, non-recurring or unusual gains or losses (less all fees and expenses relating thereto, but including any extraordinary, exceptional, infrequently occurring, non-recurring or unusual operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, exceptional, infrequently occurring, non-recurring or unusual items), charges or expenses (including relating to any strategic initiatives), restructuring and duplicative running costs, restructuring charges or reserves, relocation costs, start-up or initial costs for any project or new production line, division or new line of business, integration and facilities opening costs, facility consolidation and closing costs, severance costs and expenses, one-time charges (including compensation charges), payments made pursuant to the terms of change in control agreements that the Issuer or a Subsidiary or a parent entity of the Issuer had entered into with any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Issuer, a Subsidiary or a parent entity of the Issuer, costs relating to pre-opening, opening and conversion costs for facilities, losses, costs or cost inefficiencies related to facility or property disruptions or shutdowns, signing, retention and completion bonuses, recruiting costs, costs incurred in connection with any strategic initiatives, transition costs, litigation and arbitration costs, charges, fees and expenses (including settlements), expenses in connection with one-time rate changes, costs incurred in connection with acquisitions, investments and dispositions (including travel and out-of-pocket costs, professional fees for legal, accounting and other services, human resources costs (including relocation bonuses), litigation and arbitration costs, charges, fees and expenses (including settlements), management transition costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintaining underutilized personnel) and non-recurring product and intellectual property development, other business optimization expenses or reserves (including costs and expenses relating to business optimization programs and new systems design and costs or reserves associated with improvements to IT and accounting functions, retention charges (including charges or expenses in respect of incentive plans), system establishment costs and implementation costs) and costs, charges or expenses attributable to the implementation of cost-savings initiatives or operating expense reductions, product margin synergies and other synergies and similar initiatives and other expenses relating to the realization of synergies, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) at the election of the Issuer with respect to any quarterly period, the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies (including, but not limited to, the impact of Accounting Standards Update 2016-12 Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies promulgated or that become effective) during any such period shall be excluded;

(3) any net after-tax effect of gains or losses on (i) disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, and any accretion or accrual of discontinued liabilities on the disposal of such disposed, abandoned and discontinued operation and (ii) facilities or distribution centers that have been closed during such period, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to (i) asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person or (ii) returned surplus assets of any pension plan, in each case other than in the ordinary course of business shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments (other than Excluded Contributions pursuant to clause (2) of the definition of “Excluded Contributions”) that are actually paid in Cash Equivalents (or to the extent converted, or having the ability to be converted, into Cash Equivalents), or that could, in the reasonable determination of the Issuer, have been distributed, to such Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (C)(1) of Section 4.07(a), the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in the Notes or this Indenture), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or released (or such Person reasonably believes such restriction could be waived or released and is using commercially reasonable efforts to pursue such waiver or release) or such restriction is not prohibited pursuant to Section 4.08; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in Cash Equivalents (or to the extent converted, or having the ability to be converted, into Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, loans and leases, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase or acquisition accounting, as the case may be, in relation to any consummated acquisition, joint venture investment or other transaction or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the extinguishment or conversion of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation or similar charge or expense or reduction of revenue including any such charge, expense or amount arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity- or equity-based incentive programs (“equity incentives”), any other management or employee benefit plan or agreement, pension plan or other long-term or post-employment plan, any one-time cash charges associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of the Issuer or any of its direct or indirect parent entities or subsidiaries), roll-over, acceleration, or payout of Equity Interests by future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants or business partners of the Issuer or any of its direct or indirect parent entities or subsidiaries, and any cash awards granted to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Issuer, its Subsidiaries or any of its direct or indirect parent entities in replacement for forfeited awards, shall be excluded;

(11) any fees, expenses, costs, premiums or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, Asset Sale, disposition, option buyout, incurrence or repayment of Indebtedness (including such fees, expenses, premiums or charges related to (A) the offering and issuance of the Notes and other securities and the syndication and incurrence of any Credit Facilities and (B) the rating of the Notes, other securities or any Credit Facilities by the Rating Agencies), issuance of Equity Interests of the Issuer or its direct or indirect parent entities, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes and other securities and any Credit Facilities) or other transaction and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, any Public Company Costs and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;

(12) accruals and reserves that are established or adjusted in connection with, or within twenty-four months after, the closing of any acquisition or transaction that are so required to be established or adjusted as a result of such acquisition or transaction in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or any other applicable accounting principle relating to the expensing of equity-related compensation, shall be excluded;

(15) any net pension or post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement of Financial Accounting Standards No. 87, 106 and 112; and any other items of a similar nature, shall be excluded;

(16) the following items shall be excluded (including for mortgage assets, other loan assets or related securities held for investment):

(a) any realized or unrealized net gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging or any other comparable applicable accounting standard,

(b) any realized or unrealized net gain or loss (after any offset) resulting in such period from currency translation or transaction gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk and those resulting from intercompany Indebtedness) and any other foreign currency translation or transactions gains and losses to the extent such gains or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable applicable accounting standard,

(d) at the election of the Issuer with respect to any quarterly period, effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof (including as a result of a change in fair value) and purchase price adjustments;

(17) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with Section 4.07(b)(xx) shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period;

(18) [reserved];

(19) any gain or loss related to change in valuation allowance for, or any market or model input-driven change in fair value of, (a) mortgage loans, reverse mortgage loans and securities held-for-sale or held-for-investment and (b) corresponding debt in relation to securitized loans in accordance with GAAP that require no additional capital or equity contributions to such Person, in each case, shall be excluded;

(20) any gain or loss related to market or model-input driven change in fair value of MSRs or the amortization of MSRs shall be excluded;

(21) any gain or loss related to the fair market value of economic hedges related to MSRs or other mortgage related assets or securities, to the extent that such other mortgage related assets or securities are valued at fair market value and gains and losses with respect to such related assets or securities have been excluded pursuant to another clause of this provision shall be excluded;

(22) any income or loss related to Required Asset Sales shall be excluded;

(23) the effect of any gain or loss associated with (i) liabilities created in respect of a Co-Investment Transaction or (ii) MSR financing liabilities, in each case, as a result of the accounting treatment thereof under GAAP shall be excluded; and

(24) any gain or loss related to change in fair value of minority (i.e., non-consolidated) investments shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only (other than clause (C)(4) of Section 4.07(a) hereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (C)(4) of Section 4.07(a) hereof.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of such date of determination minus Cash Equivalents that would be stated on the balance sheet of the Issuer and its Restricted Subsidiaries as of such date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio and as determined in good faith by the Issuer to (2) LTM EBITDA.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the aggregate amount of all outstanding Corporate Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Financing Lease Obligations and debt obligations evidenced by bonds, notes, debentures, promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit, and all obligations relating to Securitizations and Non-Financing Lease Obligations and excluding the effects of any discounting of Indebtedness resulting from the application of repurchase or purchase or acquisition accounting in connection with any acquisition or other transaction); provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of (A) any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit, provided that any unreimbursed amounts under commercial letters of credit shall not be counted as Consolidated Total Indebtedness until five Business Days after such amount is drawn and (B) Hedging Obligations. The U.S. Dollar Equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. Dollar Equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Corporate Indebtedness” means, with respect to any Person, the aggregate consolidated amount of Indebtedness of such Person and its Restricted Subsidiaries then outstanding that would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries (excluding, for the purpose of this definition, Indebtedness incurred under clauses (iv), (ix), (x), (xvii) (to the extent the underlying Indebtedness is one of the other exceptions included in this parenthetical), (xxx), (xxxi), (xxxii) and (xxxiv) of Section 4.09(b).

“Corporate Trust Office” means the office of the Trustee at which any time its corporate trust business related to this Indenture shall be administered, which office at the date hereof is 111 Fillmore Avenue E, St. Paul, MN 55107, Attention: Global Corporate Trust Services – Finance of America Funding LLC, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Issuer, any of its Restricted Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by Issuer’s senior management) with respect to any Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities, agreements or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures, agreements, credit facilities or commercial paper facilities that replace, refund, supplement, extend, amend, restate or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental, extending, amended, restating or refinancing facility, arrangement, agreement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuances is permitted under Section 4.09 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders or investors.

“Custodian” means the Trustee, as custodian with respect to the Notes, each in global form, or any successor entity thereto.

“Customary Bridge Loans” means customary bridge loans with a maturity date of no longer than one year; provided that, subject to customary conditions, such bridge loans would either be converted into or required to be exchanged for permanent financing in the form of a loan, note, security or other Indebtedness (a) the Weighted Average Life to Maturity of which is not shorter than the Weighted Average Life to Maturity of the Notes and (b) the final maturity date of which is not earlier than the Maturity Date, in each case, on the date of the incurrence of such bridge loans.

“Daily Exchange Value” means, for each of the 20 consecutive VWAP Trading Days during the observation period, 1/20th of the product of:

(i) the Exchange Rate on such VWAP Trading Day; and

(ii) the Daily VWAP for such VWAP Trading Day.

“Daily Settlement Amount” for each of the 20 consecutive VWAP Trading Days during the Observation Period, shall consist of:

(i) cash in an amount equal to the lesser of (x) the maximum cash amount per $1,000 principal amount of Notes to be received upon exchange as specified by the Issuer in the notice specifying its chosen settlement method (the “Specified Dollar Amount”), if any, divided by 20 (such quotient, the “Daily Measurement Value”) and (y) the Daily Exchange Value for such VWAP Trading Day; and

(ii) if the Daily Exchange Value on such VWAP Trading Day exceeds the Daily Measurement Value on such VWAP Trading Day, a number of shares of Common Stock equal to (x) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (y) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 20 consecutive VWAP Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FOA <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of common stock on such VWAP Trading Day determined, using a volume-weighted average method, by a U.S. nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Debt Fund Affiliate” means (i) any fund or client managed by, or under common management with GSO Capital Partners LP, Blackstone Real Estate Special Situations Advisors L.L.C. and Blackstone Tactical Opportunities Fund L.P., (ii) any fund or client managed by an adviser within the credit focused division of Blackstone Inc. or Blackstone ISG-I Advisors L.L.C., (iii) The Blackstone Strategic Opportunity Funds (including masters, feeders, on-shore, offshore and parallel funds), (iv) funds and accounts managed by Blackstone Alternative Solutions, L.L.C. or its Affiliates and (v) any other Affiliate of the Investors or the Issuer that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Debt Service Reserve” means one or more deposit accounts in the name of the Issuer or any Subsidiary Guarantor that (i) holds Unrestricted Cash and Cash Equivalents required to be deposited in such account or accounts in accordance with Section 4.16 and (ii) is subject to the first priority lien and control of the Collateral Trustee, subject to the Collateral Trust Agreement, pursuant to a blocked deposit account control agreement in favor of the Collateral Trustee who, as to such account or accounts, shall act at the direction of the Holders holding a majority in principal amount of the Notes.

“Debt Service Reserve Deposit Account Control Agreement” means a fully blocked deposit account control agreement to be entered into by certain of the Grantors party thereto, the Collateral Trustee and a depositary financial institution in respect of the Debt Service Reserve.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, Fundamental Change Repurchase Price, cash exchange consideration due upon exchange, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deposit Account Control Agreements” means the Collateral Disposition Deposit Account Control Agreement and the Debt Service Reserve Deposit Account Control Agreement.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, any Person specified in Section 2.05(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” means, with respect to a Person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, conversion or repurchase of or collection or payment on such Designated Non-cash Consideration. A particular item of Designated Non-cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for consideration in the form of Cash Equivalents in compliance with Section 4.10 hereof.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof the cash proceeds of which are excluded from the calculation set forth in clause (C) of Section 4.07(a) hereof.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of the Issuer or any direct or indirect parent of the Issuer having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of the Issuer or any direct or indirect parent of the Issuer shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Issuer or any direct or indirect parent of the Issuer or any options, warrants or other rights in respect of such Capital Stock.

“disposition” has the meaning set forth in the definition of “Asset Sale.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock of such Person or any direct or indirect parent entity thereof that would not otherwise constitute Disqualified Stock, and other than solely as a result of a change of control, fundamental change, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Capital Stock of such Person or as a result of a change of control, fundamental change, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the Maturity Date or the date the Notes are no longer outstanding; provided that if such Capital Stock is issued pursuant to any plan for the benefit of future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Issuer or its Subsidiaries or by any such plan to such future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or a direct or indirect parent entity of the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability or otherwise in accordance with any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement; provided further that any Capital Stock held by any future, current or former employee, director, officer, member, partner, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of the Issuer or any direct or indirect parent of the Issuer, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or any direct or indirect parent of the Issuer or in order to satisfy applicable statutory or regulatory obligations.

“Dividing Person” has the meaning set forth in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“DTC” means The Depository Trust Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h), (k) and the applicable pro forma adjustments in clause (o)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) (x) provision for taxes based on income, profits or capital, including, without limitation, federal, state, municipal, foreign, franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), (y) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with Section 4.07(b)(xx) and (z) the net tax expense associated with any adjustments made pursuant to clauses (1) through (17) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (w) non-cash rent expense, (x) net losses or any obligations on Hedging Obligations or other derivative instruments, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (o) through (z) of clause (1) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights; plus

(e) any other non-cash charges, expenses or losses, including non-cash losses on the sale of assets and any write-offs or write-downs reducing Consolidated Net Income for such period and any non-cash expense relating to the vesting of warrants (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Issuer may elect not to add back such non-cash charge in the current period and (B) to the extent the Issuer elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent), and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(f) the amount of any non-controlling interest or minority interest expense or any expense or deduction attributable to non-controlling or minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus

(g) the amount of (x) Board fees, management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and indemnities, costs and expenses paid or accrued in such period to the Investors or otherwise to any member of the Board of the Issuer, any Subsidiary of the Issuer or any direct or indirect parent of the Issuer, any Permitted Holder or any Affiliate of a Permitted Holder, (y) payments made to option holders of the Issuer or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted in this Indenture and (z) any fees and other compensation paid to the members of the Board of the Issuer or any of its parent entities; plus

(h) the amount of (i) pro forma “run rate” cost savings, operating improvements and expense reductions, product margin and other synergies related to the Exchange Offer and Consent Solicitation including the Notes and the New Senior Secured Notes that are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions) and projected by the Issuer in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Issuer) within 24 months after the date of consummation of the Exchange Offer and Consent Solicitation (including the Notes and the New Senior Secured Notes and from any actions taken in whole or in part prior to such date), net of the amount of actual benefits realized during such period from such actions, and (ii) pro forma “run rate” cost savings, operating improvements and expense reductions, product margin and other synergies and EBITDA pursuant to contracted pricing (at the highest contracted rate) related to mergers, amalgamations and other business combinations, acquisitions, investments, dispositions, divestitures, restructurings, operating improvements and expense reductions, cost savings initiatives and other similar transactions or initiatives (including the modification and renegotiation of contracts and other arrangements) that are reasonably identifiable and factually supportable and projected by the Issuer in good faith to result from actions that have been taken or with respect to which substantial steps have been taken (in each case, including from any steps or actions taken in whole or in part prior to the Issue Date or the applicable consummation date of such transaction, initiative or event) or are expected to be taken (in the good faith determination of the Issuer) within 24 months after any such transaction, initiative or event is consummated, net of the amount of actual benefits realized during such period from such actions, in each case, calculated on a pro forma basis as though such cost savings, operating improvements and expense reductions, synergies and EBITDA pursuant to contracted pricing (at the highest contracted rate) had been realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating improvements and expense reductions, synergies and EBITDA pursuant to contracted pricing were realized on the first day of the applicable period for the entirety of such period; provided that no cost savings, operating improvements and expense reductions, synergies and EBITDA pursuant to contracted pricing shall be added pursuant to this clause (h) to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period; plus

(i) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Entity in connection with a Securitization; plus

(j) any costs or expense incurred by the Issuer or a Restricted Subsidiary or a direct or indirect parent entity of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or Net Cash Proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such Net Cash Proceeds are excluded from the calculation set forth in clause (C) of Section 4.07(a) hereof; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any losses, charges, expenses, costs or other payments (including all fees, expenses or charges related thereto) (i) from disposed, abandoned or discontinued operations, (ii) in respect of facilities no longer used or useful in the conduct of the business of the Issuer or its Restricted Subsidiaries, abandoned, closed, disposed or discontinued operations and any losses on disposal of abandoned, closed or discontinued operations and (iii) attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by the Issuer; plus

(m) at the option of the Issuer with respect to any applicable period, an amount equal to the net change in deferred revenue at the end of such period from the deferred revenue at the end of the previous period; plus

(n) compensation expense attributable to positive investment income with respect to funded deferred compensation account balances; plus

(o) adjustments, exclusions and add-backs (x) used in connection with or reflected in the calculation of “Adjusted EBITDA” contained in the filings incorporated by reference in the Exchange Offer Memorandum to the extent such adjustments continue to be applicable during the period in which EBITDA is being calculated and other adjustments, exclusions and add-backs of a similar nature to the foregoing, in each case applied in good faith by the Issuer and (y) identified or set forth in any quality of earnings report or analysis prepared by independent registered public accounts of recognized national or international standing or any other accounting or valuation firm in connection with any permitted acquisition, Investment or other transaction not prohibited by this Indenture; plus

(p) the amount of any gains or losses arising from embedded derivatives in the customer contracts of the Issuer or a Restricted Subsidiary; plus

(q) fair market value of MSRs capitalized by the Issuer and its Restricted Subsidiaries.

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains (including non-cash gains on the sale of assets) increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed, abandoned, closed or discontinued operations or attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by the Issuer; plus

(c) the reduction in compensation expense attributable to investment loss with respect to funded deferred compensation account balances; plus

(d) claims paid by the Issuer or any Captive Insurance Subsidiary and administrative expenses paid to any Captive Insurance Subsidiary; and

(3) increased or decreased (without duplication) by, as applicable, any non-cash adjustments resulting from the application of FASB Interpretation No. 45 Guarantees, or any comparable applicable accounting standard.

“Effective Date” means the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Enforcement Action” has the definition set forth in the Collateral Trust Agreement.

“equity incentives” has the meaning set forth in the definition of “Consolidated Net Income.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of Capital Stock or Preferred Stock (excluding Disqualified Stock) of the Issuer or any of its direct or indirect parent companies other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common equity registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale or issuance that constitutes an Excluded Contribution.

“Equityholding Vehicle” means any direct or indirect parent entity of the Issuer and any equityholder thereof through which future, present or former employees, directors, officers, managers, members or partners of the Issuer or any of its Subsidiaries or direct or indirect parent entities hold Capital Stock of the Issuer or such parent entity.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

“Excess Spread Sale” means any sale in the ordinary course of business, consistent with past practice or consistent with industry practice and for fair market value of any excess servicing fee spread under any MSR.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (and with respect to the definitions of “Fundamental Change” and “Permitted Holders” only, as in effect on the Issue Date).

“Exchange Offer” means the offer by the Issuer to exchange, pursuant to the Exchange Offer Memorandum, any and all of the outstanding Existing Notes for up to $200,000,000 aggregate principal amount of New Senior Secured Notes, up to $150,000,000 aggregate principal amount of Notes and cash consideration, including the issuance of the New Senior Secured Notes and the Notes.

“Exchange Offer Memorandum” means the exchange offer memorandum and consent solicitation, dated September 17, 2024, as supplemented on October 28, 2024, related to the Exchange Offer and Consent Solicitation.

“Excluded Contribution” means Net Cash Proceeds, marketable securities or Qualified Proceeds received by the Issuer after the Issue Date from:

(1) contributions to its common equity capital;

(2) dividends, distributions, fees and other payments from any Unrestricted Subsidiaries or joint ventures or Investments in entities that are not Restricted Subsidiaries; and

(3) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer or any direct or indirect parent entity to the extent contributed as common equity capital to the Issuer, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate, which are (or were) excluded from the calculation set forth in clause (C) of Section 4.07(a) hereof.

“Excluded Restricted Subsidiary” means any Restricted Subsidiary that is prohibited, in the reasonable judgment of the Issuer, from guaranteeing the Notes by any applicable law, regulation or contractual restriction existing on the Issue Date or at the time such Subsidiary becomes a Restricted Subsidiary and which, in the case of any such contractual restriction, in the good faith opinion of the Issuer, cannot be removed through commercially reasonable efforts. As of the Issue Date, B2R Asset Management 2 GP LLC; B2R Asset Management 2 L.P.; Hundred Acre Wood Trust 2021-INV1; Hundred Acre Wood Trust 2021-INV2; Hundred Acre Wood Trust 2021-INV3; FAM Repo Sub I LLC; FAM Hi Seller Trust I; FAM Risk Retention LLC; FACo REO Securitization Sub I LLC; FACo Risk Retention LLC; FACo REO Sub I LLC; Cavatica Asset Participation Master Trust; Urban Financial REO LLC; Silvernest, Inc.; FAR REO Sub I LLC; Finance of America Structured Securities Acquisition Trust 2017-HB1; Finance of America Structured Securities Trust; Finance of America Select Master Trust; Finance of America RMF Master Trust; Finance of America Reverse Underlying Borrower 1 Trust; Finance of America Structured Securities RMF Trust; Northern Asset Trust; Finance of America Structured Securities Acquisition Trust 2019-HB1; Arden Mortgage LLC; Bruce Mortgage LLC; Casco Mortgage LLC; Finance of America Structured Securities Acquisition Trust 2018-HB1; Drexel Mortgage LLC; Eden Mortgage LLC; Frances Mortgage LLC; George Mortgage LLC; Harriet Mortgage LLC; Irving Mortgage LLC; Janet Mortgage LLC; Finance of America Structured Securities Trust JR2; Incenter Solutions LLC; Incenter Appraisal Management LLC; Finance of America Securities LLC; Finance of America Capital Management LLC; ICM GP SPV LLC; FOA RESPA Feeder Fund; Finance of America Warehouse Holdings LLC; Finance of America Structured Securities Acquisition Trust 2024-BWG; Antler Mortgage Trust 2019-RTL1; ANTLR Mortgage Trust 2024-RTL1; Cavatica Asset Participation Trust 2021-1; Finance of America Structured Securities Acquisition Trust 2019-HB1; B2R Finance Depositor LP; B2R Finance Depositor GP LLC; Finance of America Commercial Depositor LLC; Finance of America Reverse Funding LLC; HAWT Depositor LLC; Finance of America Structured Securities Trust, Series 2022-S6B, Finance of America Structured Securities RMF Trust, Series 2023-RMF1, Finance of America HECM Buyout 2024-HB1 and MM Revolver LLC constitute Excluded Restricted Subsidiaries.

“Existing Facilities” means, collectively, the Existing Servicing Advance Facilities, the Existing Warehouse Facilities and the Existing MSR Facilities.

“Existing MSR Facilities” means the MSR Facilities of the Issuer and its Restricted Subsidiaries in existence on the Issue Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, investor or group of lenders or investors.

“Existing Notes” means the Issuer’s 7.875% Senior Notes due 2025 issued pursuant to the Existing Notes Indenture.

“Existing Notes Indenture” means the indenture, dated as of November 5, 2020, by and among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

“Existing Servicing Advance Facilities” means the Servicing Advance Facilities of the Issuer and its Restricted Subsidiaries in existence on the Issue Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, investor or group of lenders or investors.

“Existing Warehouse Facilities” means the Warehouse Facilities of the Issuer and its Restricted Subsidiaries in existence on the Issue Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender investor or group of lenders or investors.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“Fannie Mae” means Fannie Mae, also known as The Federal National Mortgage Association, or any successor thereto.

“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit or letter of credit facility) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or substantially concurrently with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the applicable four-quarter period, subject, for the avoidance of doubt, to the paragraphs contained in Section 1.07 hereof; provided, however, that the pro forma calculation of Fixed Charges for purposes of Section 4.09(a) (and for the purposes of other provisions of this Indenture that refer to such first paragraph) shall not give effect to any Indebtedness being incurred on such date (or on such other subsequent date which would otherwise require pro forma effect to be given to such incurrence) pursuant to Section 4.09(b) (other than Secured Indebtedness incurred pursuant to Section 4.09(b)(xiv)(B))” but shall give effect to the Reserved Indebtedness Amount.

For purposes of making the computation referred to above, Investments, acquisitions, asset originations, purchases of assets, MSRs, Servicing Advances or servicing rights, dispositions, mergers, amalgamations, consolidations, discontinued operations (as determined in accordance with GAAP), operational changes, Business Expansions and other transactions (including the Exchange Offer and Consent Solicitation) that have been made by or involving the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or substantially concurrently with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, asset originations, purchases of assets, MSRs, Servicing Advances or servicing rights, dispositions, mergers, amalgamations, consolidations, discontinued operations, operational changes, Business Expansions and other transactions (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, asset originations, purchases of assets, MSRs, Servicing Advances or servicing rights, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, Business Expansion or other transaction that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, asset originations, purchases of assets, MSRs, Servicing Advances or servicing rights, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, Business Expansion or other transaction had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, asset originations, purchases of assets, MSRs, Servicing Advances or servicing rights, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, Business Expansion or other transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer or its Restricted Subsidiaries (and may include, for the avoidance of doubt, cost savings, operating expense reductions and synergies resulting from such Investment, acquisition, asset originations, purchases of assets, MSRs, Servicing Advances or servicing rights, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, Business Expansion or other transaction which is being given pro forma effect) calculated in accordance with and permitted by clause (1)(h) of the definition of “EBITDA.” The Issuer shall be entitled in calculating the Fixed Charge Coverage Ratio: (i) to treat the entry into a bona fide subservicing agreement in respect of MSRs as an asset acquisition and (ii) to give effect in such pro forma calculation to any bona fide binding definitive agreement, subject to customary closing conditions, for any transaction that upon the consummation thereof would be subject to the foregoing paragraph (including any related incurrence or repayment of Indebtedness). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charge Coverage Ratio Calculation Date” has the meaning set forth in the definition of “Fixed Charge Coverage Ratio.”

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense on Corporate Indebtedness of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means (i) any Subsidiary of the Issuer that is not a Domestic Subsidiary and (ii) any direct or indirect Domestic Subsidiary that is a direct or indirect Subsidiary of a direct or indirect Foreign Subsidiary.

“Freddie Mac” means Freddie Mac, also known as The Federal Home Loan Mortgage Corporation, or any successor thereto.

“FSHCO Subsidiary” means any Subsidiary substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs or Subsidiaries that are FSHCO Subsidiaries.

“Fundamental Equity Transaction” means the occurrence of the following after the Issue Date, the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of the Issuer directly or indirectly through any of its direct or indirect parent holding companies, other than in connection with any transaction or series of transactions in which the Issuer shall become a Subsidiary of a Holding Company.

Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Issuer owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Fundamental Change has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50.0% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of such parent entity.

“GAAP” means, at the election of the Issuer, (1) generally accepted accounting principles in the United States of America, as in effect from time to time (“U.S. GAAP”) if the Issuer’s financial statements are at such time prepared in accordance with U.S. GAAP or (2) the accounting standards and interpretations adopted by the International Accounting Standard Board, as in effect from time to time (“IFRS”) if the Issuer’s financial statements are at such time prepared in accordance with IFRS, it being understood that, for purposes of this Indenture, (a) all references to codified accounting standards specifically named in this Indenture shall be deemed to include any successor, replacement, amendment or updated accounting standard under U.S. GAAP or IFRS, as applicable, (b) neither U.S. GAAP nor IFRS shall include the policies, rules and regulations of the SEC, the American Institute of Certified Public Accountants, the International Accounting Standards Board or any other applicable regulatory or governing body applicable only to public companies (unless the Issuer elects to apply such policies, rules and regulations), (c) any calculation or determination in this Indenture that requires the application of GAAP across multiple quarters need not be calculated or determined using the same accounting standard for each constituent quarter, (d) all calculations or determinations in this Indenture shall be made without giving effect to any election under FASB Accounting Standards Topic 825, Financial Instruments, or any successor thereto or comparable accounting principle, to value any Indebtedness or other liabilities at “fair value” (as defined therein) (unless the Issuer elects to apply such principle) and (e) the accounting for operating leases and financing or capital leases under U.S. GAAP as in effect on January 1, 2015 (including, without limitation, Accounting Standards Codification 840) shall apply for the purpose of determining compliance with the provisions of this Indenture, including the definition of Financing Lease Obligation (unless the Issuer elects to apply ASC 840).

For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not (1) be treated as an incurrence of Indebtedness or (2) have the effect of rendering invalid any payment, Investment or other action made prior to the date of such election pursuant to Section 4.07 hereof or any incurrence of Indebtedness incurred prior to the date of such election pursuant to Section 4.09 hereof (or any other action conditioned on the Issuer and the Restricted Subsidiaries having been able to incur $1.00 of additional Indebtedness) if such payment, Investment, incurrence or other action was valid under this Indenture on the date made, incurred or taken, as the case may be.

If there occurs a change in U.S. GAAP or IFRS, as the case may be, and such change would cause a change in the method of calculation of any term or measure used in this Indenture (an “Accounting Change”), then the Issuer may elect that such term or measure shall be calculated as if such Accounting Change had not occurred.

“Ginnie Mae” means Ginnie Mae, also known as The Government National Mortgage Association, or any successor thereto.

“Ginnie Mae HMSR” means the mortgage servicing rights owned by FOA Reverse relating to its home equity conversion mortgages which have been pooled into securities guaranteed by Ginnie Mae.

“Global Note Legend” means the legend substantially in the following form, which is required to be placed on all Global Notes issued under this Indenture:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.02, 2.05(a) or 2.05(e) hereof.

“Grantor” means any grantor of any Collateral.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Subsidiary Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Guarantors” means the Parent Guarantor and the Subsidiary Guarantors.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (1) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, master securities forward transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, mortgage sale contracts, “interest only” mortgage derivative assets or other mortgage derivative products or any other similar agreements or transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or the Securities Industry and Financial Markets Association, any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holding Company” means any Person so long as the Issuer is a direct or indirect Subsidiary of such Person, and at the time the Issuer became a Subsidiary of such Person, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of such Person.

“IFRS” has the meaning set forth in the definition of “GAAP.”

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother- in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), the estates of such individual and such other individuals above and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation, trust or fund that is controlled by any of the foregoing individuals or any donor-advised foundation, trust or fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness of such Person, whether or not contingent:

(a) representing the principal in respect of borrowed money;

(b) representing the principal in respect of obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the principal component in respect of obligations to pay the deferred and unpaid balance of the purchase price of any property (including Financing Lease Obligations) which purchase price is due more than one year from the date of incurrence of the obligation in respect thereof, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) any earn-out obligations or purchase price adjustments until such obligation is treated as a liability on the balance sheet (excluding the footnotes thereto) (iii) accruals for payroll and other liabilities accrued in the ordinary course of business and (iv) liabilities associated with customer prepayments and deposits; or

(d) representing the net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such first Person), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of any such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such third Person; provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, consistent with past practice or consistent with industry practice, (b) Non-Financing Lease Obligations, Securitizations, straight-line leases, operating leases, Sale and Lease-Back Transactions or lease lease-back transactions, (c) obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice, (d) in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner, (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (f) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (g) accrued expenses and royalties, (h) Capital Stock and Disqualified Stock, (i) any obligations in respect of workers’ compensation claims, unemployment insurance, retirement, post-employment or termination obligations (including pensions and retiree medical care), pension fund obligations or contributions or similar claims, or social security or wage taxes or contributions, (j) deferred or prepaid revenues, (k) any asset retirement obligations or (l) any liability for taxes; provided further that Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally or internationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Collateral” has the meaning given to “Initial Collateral” in the Pledge and Security Agreement.

“Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, intellectual property rights transfer agreement, any related agreements or other similar agreements, in each case where all parties to such agreement are one or more of the Issuer or a Restricted Subsidiary.

“Interest Payment Date” means May 30 and November 30 of each year, commencing November 30, 2024, to the Maturity Date.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Fitch, or if the applicable securities are not then rated by Moody’s or Fitch an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests at least 90% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investment Management Business” means the provision of investment management products, platforms and services and financial advisory services, the implementation of investment strategies, including the negotiation and consummation of investment transactions (including seed capital Investments), the management of investment vehicles, and the administration of assets under management, together with related, ancillary and incidental businesses.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding (x) accounts receivable, trade credit, advances to customers, commission, travel and similar advances to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants, in each case made in the ordinary course of business or consistent with past practice, (y) deposits made in the ordinary course of business, consistent with past practice or consistent with industry practice or customary deposits into reserve accounts related to Securitizations or (z) residential mortgage loans in the ordinary course of business, consistent with past practice or consistent with industry practice, warehouse loans secured by residential mortgage loans and related assets, drawing accounts and similar expenditures in the ordinary course of business, consistent with past practice or consistent with industry practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary;

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer; and

(3) if the Issuer or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any investment by the Issuer or any Restricted Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be an Investment at such time.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in Cash Equivalents by the Issuer or a Restricted Subsidiary in respect of such Investment to the extent such amounts do not increase any other baskets under this Indenture.

“Investors” means any of the Blackstone Funds, any of the Libman Parties and any of their Affiliates but not including, however, any of its or such Affiliate’s portfolio operating companies.

“Issue Date” means October 31, 2024.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer and delivered to the Trustee.

“Junior Lien Intercreditor Agreement” means the intercreditor agreement, dated as of the Issue Date, among the Grantors party thereto, the Collateral Trustee, the Trustee, the New Senior Secured Notes Trustee and the Working Capital Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time in accordance with the terms thereof.

“Last Reported Sale Price” per share of common stock on any date means: (1) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange (as defined below); (2) if the Common Stock is not listed for trading on a Relevant Stock Exchange on such date, the last quoted bid price for the common stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and (3) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the common stock on such date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment in respect of the Notes. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue on such payment for the intervening period.

“Libman Parties” means, individually or collectively, Brian Libman and any of his family members, any trust, investment fund, co-investment vehicles and/or other similar vehicles or accounts, in each case managed or advised by Brian Libman or one or more or his family members or one or more of his Affiliates, or any successors of any of the foregoing.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall Non-Financing Lease Obligations or a transfer of assets pursuant to a Co-Investment Transaction be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Fundamental Change) or other transaction, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock, (3) any Restricted Payment requiring irrevocable notice in advance thereof and (4) any Collateral Disposition, Asset Sale or a disposition excluded from the definition of “Asset Sale”.

“Long Derivative Instrument” means a Derivative Instrument (1) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (2) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“LTM EBITDA” means EBITDA of the Issuer measured for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Issuer are available, with such pro forma adjustments giving effect to such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations, operational changes, Business Expansions or other transaction, as applicable, since the start of such four quarter period and on or prior to or substantially concurrently with the date of determination as are consistent with the pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“Management Stockholders” means the future, present or former employees, directors, officers, managers, members or partners (and their Controlled Investment Affiliates and Immediate Family Members) of the Issuer (or its direct or indirect parent entities) or any Restricted Subsidiary who are or become direct or indirect holders of Equity Interests of the Issuer or any direct or indirect parent companies of the Issuer, including any such future, present or former employees, directors, officers, managers, members or partners owning through an Equityholding Vehicle.

“Market Capitalization” means an amount equal to (1) the total number of issued and outstanding shares of common Equity Interests of the Issuer (or any direct or indirect parent entity) on the date of the declaration of a Restricted Payment permitted pursuant to Section 4.07(b)(ix) multiplied by (2) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive Trading Days immediately preceding the date of declaration of such Restricted Payment.

“Market Disruption Event” means:

(i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the common stock or in any options contracts or futures contracts relating to the common stock.

“Master Agreement” has the meaning set forth in the definition of “Hedging Obligations.”

“Maturity Date” means November 30, 2029.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“MSR” means mortgage servicing rights (including master servicing rights, excess mortgage servicing rights, reverse mortgage servicing rights and related assets and tail obligations, and reference MSRs) entitling the holder to service mortgage loans.

“MSR Facility” means any financing arrangement of any kind, secured or unsecured, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note and/or other security issuance facilities, Co-Investment Transactions or similar excess MSR transactions (to the extent treated as financings) and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution, investor or other lender (including, without limitation, any Specified Government Entity) or purchaser, in each case, primarily to finance or refinance the purchase, origination, pooling or funding by the Issuer or a Restricted Subsidiary of MSRs originated, purchased, or owned by the Issuer or any Restricted Subsidiary, including, for the avoidance of doubt, any arrangement secured by MSRs held by the Issuer or any Restricted Subsidiary.

“MSR Facility Trust” means any Person (whether or not a Subsidiary of the Issuer) established for the purpose of issuing notes or other securities in connection with an MSR Facility, which (1) notes and securities are backed by specified MSRs originated or purchased by, and/or contributed to, such Person from the Issuer or any of its Restricted Subsidiaries, or (2) notes and securities are backed by specified mortgage loans purchased by, and/or contributed to, such Person from the Issuer or any of its Restricted Subsidiaries.

“MSR Indebtedness” means Indebtedness in connection with an MSR Facility; the amount of any particular MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“MSR Monetization Transaction” means, with respect to any Ginnie Mae HMSR owned by the Parent Guarantor, the Issuer or any Restricted Subsidiary, whether originated or acquired by the Parent Guarantor, the Issuer or such Restricted Subsidiary, any transaction relating to the sale or financing of such Ginnie Mae HMSR that results in the Parent Guarantor, the Issuer or any Restricted Subsidiary receiving any cash proceeds from such transaction, including (i) the sale, conveyance or other disposition of any Ginnie Mae HMSR and (ii) any debt financing secured in whole or in part by any Ginnie Mae HMSR (other than the refinancing of any indebtedness already secured by such Ginnie Mae HMSR up to the amount of such indebtedness and the amount of accrued interest and fees and expenses incurred in connection with such refinancing and other than any ordinary course financing of reverse mortgage loans, including tails pools, buyout loans or related securitizations).

“Net Cash Proceeds” means the aggregate Cash Equivalents proceeds received in respect of any Equity Offering, sale of Equity Interests or other applicable transaction, in each case net of underwriting fees or discounts in respect in such Equity Offering, sale or other transaction, if applicable.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate Cash Equivalents proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale or Casualty Event, including any Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of (1) the costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting, consulting, investment banking and other customary fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions and fees, any relocation expenses incurred as a result thereof, other fees and expenses, including survey costs, title, search and recordation expenses and title insurance premiums, (2) taxes, including tax distributions paid pursuant to Section 4.07(b)(xx), paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Indenture (including transfer taxes, deed or mortgage recording taxes and estimated taxes payable in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), (3) amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets and required to be paid as a result of such transaction, (4) the pro rata portion of Net Proceeds thereof (calculated without regard to this clause (4)) attributable to minority interests and not available for distribution to or for the account of the Issuer and its Restricted Subsidiaries as a result thereof, (5) any costs associated with unwinding any related Hedging Obligations in connection with such transaction, (6) any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (7) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale; provided that upon the termination of that escrow (other than in connection with a payment in respect of any such adjustment or satisfaction of indemnities), Net Proceeds will be increased by any portion of funds in the escrow that are released to the Issuer or any of its Restricted Subsidiaries and (8) the amount of any liabilities (other than Indebtedness in respect of the Notes) directly associated with such asset being sold and retained by the Issuer or any of its Restricted Subsidiaries.

Any non-cash consideration received in connection with any Asset Sale that is subsequently converted to cash shall become Net Proceeds only at such time as it is so converted.

Net Proceeds denominated in a currency other than U.S. dollars shall be the U.S. Dollar Equivalent of such Net Proceeds.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (1) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (2) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“New Senior Secured Notes” means the Issuer’s 7.875% Senior Secured Notes due 2026 to be issued pursuant to the New Senior Secured Notes Indenture.

“New Senior Secured Notes Indenture” means the indenture, date as of the Issue Date, by and among the Issuer, the guarantors party thereto, Pubco and U.S. Bank Trust Company, National Association, as trustee (the “New Senior Secured Notes Trustee”) and the Collateral Trustee.

“New Senior Secured Notes Trustee” has the meaning set forth in the definition of “New Senior Secured Notes Indenture.”

“Non-Affiliate Legend” means a legend substantially in the following form:

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR THE ISSUER AND NO PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR THE ISSUER DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

“Non-Recourse Indebtedness” means, with respect to any Person, Indebtedness that is:

(1) specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes);

(2) advanced to (a) such Person or its Restricted Subsidiaries that holds investment assets or (b) any of such Person’s Subsidiaries or group of such Person’s Subsidiaries formed for the sole purpose of acquiring or holding investment assets, in each case, against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, such Person’s or any of such Person’s Restricted Subsidiaries’ other assets (other than: (A) cross-collateralization against assets which serve as collateral for other Non-Recourse Indebtedness; and (B) subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

(3) specifically advanced to finance the acquisition of real property (or real property-related assets) and secured by only the real property (or real property-related assets) to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or any of its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes), provided that, notwithstanding the foregoing, to the extent that any Non-Recourse Indebtedness is made with recourse to other assets of a Person or its Restricted Subsidiaries, only that portion of such Non-Recourse Indebtedness that is recourse to such other assets shall be deemed not to be Non-Recourse Indebtedness.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means any Note authenticated and delivered under this Indenture.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest are an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Observation Period” with respect to any note surrendered for exchange means:

(i) if the relevant Exchange Date occurs prior to October 1, 2029, the 20 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately succeeding such Exchange Date; and

(ii) if the relevant exchange date occurs on or after October 1, 2029, the 20 consecutive VWAP Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means the Chairman of the Board, any member of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person or any other officer of such Person designated by any such individuals. Unless otherwise specified, reference to an “Officer” means an Officer of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person. Unless otherwise specified, reference to an “Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer.

“OID Legend” means the legend substantially in the following form:

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS NOTE MAY BE OBTAINED AT ANY TIME BEGINNING NO LATER THAN 10 DAYS AFTER THE DATE HEREOF BY WRITING TO: FINANCE OF AMERICA FUNDING LLC, 5830 GRANITE PARKWAY, SUITE 400, PLANO, TEXAS 75024, ATTENTION: [POSITION OF COMPANY CONTACT].

“Opinion of Counsel” means a written opinion (which opinion may be subject to customary assumptions and exclusions) from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or outside counsel to, the Issuer or a Subsidiary Guarantor.

“Parent Guarantor” means Finance of America Equity Capital LLC, a Delaware limited liability company, if it is the direct parent of the Issuer, or, if not, the entity that directly owns 100% of the issued and outstanding Equity Interests in the Issuer and assumes all of the obligations of “Parent Guarantor” under this Indenture pursuant to a supplemental indenture.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Performance References” has the meaning set forth in the definition of “Derivative Instrument.”

“Permanent Collateral” has the meaning given to “Permanent Collateral” in the Pledge and Security Agreement.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any Cash Equivalents received in excess of the value of any Cash Equivalents sold or exchanged must be applied in accordance with Section 4.10 hereof.

“Permitted Funding Indebtedness” means (1) any Permitted Servicing Advance Facility Indebtedness, (2) any Permitted Warehouse Indebtedness, (3) any Permitted Retained Interests Indebtedness, (4) any Permitted MSR Indebtedness, (5) any Indebtedness under clauses (1), (2), (3) or (4) of this definition that is acquired by the Issuer or any Subsidiary of the Issuer in connection with a transaction permitted under this Indenture, (6) any facility that combines any Indebtedness under clauses (1), (2), (3), (4) or (5) of this definition and (7) any refinancing of the Indebtedness under clauses (1), (2), (3), (4), (5) or (6) of this definition and advanced to the Issuer or any of its Restricted Subsidiaries based upon, and/or secured by, Servicing Advances, mortgages, mortgage-related securities or derivatives, loans, MSRs, consumer receivables, REO Assets, Retained Interests (other than Collateral) or other similar assets (or any interests in any of the foregoing) existing on the Issue Date or created or acquired thereafter, provided, however, that solely as of the date of the incurrence of such Permitted Funding Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any Indebtedness incurred in accordance with this clause (7) for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect thereto (excluding recourse for matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transaction) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 4.09 hereof, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness incurred under this clause (7) which excess shall be entitled to be incurred pursuant to any other provision under Section 4.09 hereof.) The amount of any Permitted Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.”

“Permitted Holders” means any of (i) each of the Investors, (ii) each of the Management Stockholders (including any Management Stockholders holding Equity Interests through an Equityholding Vehicle), (iii) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of the Issuer or any of its direct or indirect parent companies, acting in such capacity, (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing, any Holding Company, Permitted Plan or any Person or group that becomes a Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided, that in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in subclauses (i) through (iii), collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies held by such group, (iv) any Holding Company and (v) any Permitted Plan. Any Person or group whose acquisition of beneficial ownership constitutes a Fundamental Change in respect of which a repurchase offer is made or waived in accordance with the requirements of this Indenture, will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Intercompany Activities” means any transactions (A) between or among the Issuer and its Restricted Subsidiaries that are entered into in the ordinary course of business of the Issuer and its Restricted Subsidiaries and, in the good faith judgment of the Issuer are necessary or advisable in connection with the ownership or operation of the business of the Issuer and its Restricted Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) customer loyalty and rewards programs; or (B) between or among the Issuer, its Restricted Subsidiaries and any Captive Insurance Subsidiary.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent all or substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product or other assets) if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary (including by means of a Division); or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys all or substantially all of its assets (or such division, business unit or product line or other assets) to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents or Investment Grade Securities and received in connection with a Collateral Disposition made pursuant to Section 4.17, an Asset Sale made pursuant to Section 4.10(a) hereof or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification, replacement, reinvestment or renewal of any such Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or consistent with past practice;

(b) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor, supplier or customer); or

(c) in satisfaction of judgments against other Persons; or

(d) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under Section 4.09(b)(x) hereof;

(8) any Investment in a Similar Business (including Unrestricted Subsidiaries and joint ventures) having an aggregate fair market value taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed the greater of (a) $110.0 million and (b) 35.0% of LTM EBITDA (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such investments; provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8);

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (C) of Section 4.07(a) hereof;

(10) guarantees of Indebtedness permitted under Section 4.09 hereof, performance guarantees and Contingent Obligations and the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with Section 4.12 hereof;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.11(b) hereof (except transactions described in clauses (ii), (v), (x), (xvi) and (xxiii) of Section 4.11(b));

(12) Investments consisting of (i) purchases or other acquisitions of inventory, supplies, material or equipment, (ii) the leasing, sub-leasing, licensing, sub-licensing, cross-licensing or contribution of intellectual property or pursuant to joint marketing arrangements with other Persons or (iii) the contribution, assignment, licensing, sub-licensing or other Investment of intellectual property or other general intangibles pursuant to any Intercompany License Agreement and any other Investments made in connection therewith;

(13) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding not to exceed the greater of (a) $125.0 million and (b) 40.0% of LTM EBITDA (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such investments; provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13);

(14) [reserved];

(15) loans and advances to, or guarantees of Indebtedness of, future, present or former employees, directors, officers, managers, members, partners, independent contractors, consultants or other service providers not in excess of $40.0 million outstanding at any one time;

(16) loans and advances to future, present or former employees, directors, officers, managers, members, partners, independent contractors, consultants or other service providers (a) for business-related travel or entertainment expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with industry practices or (b) to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof or in any management equity vehicle so investing in such Equity Interests;

(17) (a) advances, loans or extensions of trade credit in the ordinary course of business or consistent with past practice by the Issuer or any of its Restricted Subsidiaries and (b) Investments constituting deposits, prepayments and/or other credits to suppliers;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice;

(20) Investments made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client contacts;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

(22) repurchases of the Notes and the New Senior Secured Notes;

(23) Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(24) Investments consisting of promissory notes issued by the Issuer or any Restricted Subsidiary to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Issuer or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is permitted by Section 4.07 hereof;

(25) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(26) any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to the Issuer or any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with past practice of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(27) Investments made in connection with Permitted Intercompany Activities and related transactions;

(28) Investments made after the Issue Date in joint ventures of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date;

(29) Investments in joint ventures or non-Wholly-Owned Subsidiaries of the Issuer or any of its Restricted Subsidiaries, taken together with all other Investments made pursuant to this clause (29) that are at that time outstanding not to exceed the greater of (a) $100.0 million and (b) 30.0% of LTM EBITDA (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such investments;

(30) Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a Casualty Event;

(31) earnest money deposits required in connection with any acquisition permitted under this Indenture (or similar Investments);

(32) Investments to the extent required by applicable rules under the Exchange Act or by any governmental authority, including any Investment made in order to avoid any early warning or notice requirements under such rules or requirements;

(33) contributions to a “rabbi” trust for the benefit of future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants or other service providers or other grantor trusts subject to claims of creditors in the case of bankruptcy of the Issuer or any of its Restricted Subsidiaries;

(34) pension fund and other employee benefit plan obligations and liabilities;

(35) any other Investment, so long as, after giving pro forma effect to such Investment, the Consolidated Total Debt Ratio shall be no greater than 2.50 to 1.00;

(36) Investments in an aggregate amount not to exceed $7.5 million per calendar year to fund dividends, interest (which may be cash interest at the option of the issuer of the Preferred Stock) and other required payments on Preferred Stock issued at a direct or indirect parent entity of the Issuer; provided that the Preferred Stock must be accretive to the value of Issuer and the Restricted Subsidiaries;

(37) [reserved];

(38) Investments by the Issuer or any of its Restricted Subsidiaries in Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, Investments in mortgage-related securities or derivatives or charge-off receivables in the ordinary course of business;

(39) Investments arising out of purchases of asset-backed securities of any Securitization Entity and/or Securitization Assets of any Securitization Entity in the ordinary course of business, consistent with past practice or consistent with industry practice or for the purpose of relieving the Issuer or a Subsidiary of the Issuer of the administrative expense of servicing such Securitization Entity;

(40) Investments in MSRs (including in the form of repurchases of MSRs);

(41) Investments in Retained Interests (other than any Collateral) in connection with any Securitization, Warehouse Facility or MSR Facility;

(42) Investments by the Issuer or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Issuer or such Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry practice;

(43) Investments in and making or origination of Servicing Advances, residential or commercial mortgage loans and Securitization Assets (whether or not made in conjunction with the acquisition of MSRs) (including in the form of repurchases of any of the foregoing);

(44) purchases of mortgage backed securities or similar debt instruments related to a Similar Business;

(45) Investments in or guarantees of Indebtedness of one or more entities the sole purpose of which is to originate, acquire, securitize and/or sell loans that are purchased, insured, guaranteed or securitized by any Specified Government Entity;

(46) any Co-Investment Transaction;

(47) Investments in or by any Subsidiary that is a broker-dealer, state chartered trust company, national trust company in connection with their “broker-dealer” business, including, without limitation, short-term equity positions maintained in its securities clearing business and margin loans to clients; and

(48) Investments made in the ordinary course of the Issuer’s or its Subsidiaries’ Investment Management Business.

For purposes of determining compliance with this definition, in the event that a proposed Investment (or a portion thereof) meets the criteria of clauses (1) through (48) above, the Issuer will be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Investment (or a portion thereof) between such clauses (1) through (48) in any manner that otherwise complies with this definition.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business or consistent with past practice and in any case, excluding any such pledges, deposits or security encumbering any Permanent Collateral;

(2) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’ and other similar Liens, in each case for sums not yet overdue for a period of more than 60 days or, if more than 60 days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges (including any Lien imposed by any pension authority or similar Liens) not yet overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens, except on the Permanent Collateral, in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole, and exceptions on title policies insuring Liens granted on any collateral;

(6) Liens, except on the Permanent Collateral, securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (iv), (ix), (xii), (xiii), (xv), (xxii), (xxiii) or (xxx)(C) or (xxxiii) of Section 4.09(b) hereof; provided that (a) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to Section 4.09(b)(iv) hereof extend only to the assets so purchased, leased, expanded, constructed, installed, replaced, repaired or improved (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof); provided further that individual financings of assets provided by one lender or group of lenders may be cross-collateralized to other financings of assets by such lender or group of lenders or their Affiliates; (b) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to Section 4.09(b)(xiii) hereof relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on all or a portion of the same assets or the same categories or types of assets as the assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) that secured the Indebtedness being refinanced; provided further that individual financings of assets provided by one lender or group of lenders may be cross-collateralized to other financings of assets by such lender or group of lenders or their Affiliates; or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clauses (iii) (solely to the extent such Indebtedness was secured by a Lien prior to such refinancing), (iv) or (xii) of Section 4.09(b) hereof; and (c) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(xiv) hereof shall only be permitted if such Liens are limited to all or a part of the same property or assets, including Capital Stock acquired (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof), or of a Person acquired or merged or consolidated with or into the Issuer or any Restricted Subsidiary, in any transaction to which such Indebtedness relates; (d) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(xxiii) hereof shall only be permitted if such Liens extend only to the assets of Restricted Subsidiaries of the Issuer that are not Subsidiary Guarantors (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) and (e) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(xxxiii) hereof are solely on the assets of the Services Business;

(7) Liens existing on the Issue Date, including Liens securing any Refinancing Indebtedness of any Indebtedness secured by such Liens;

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens, except on the Permanent Collateral, securing Obligations relating to any Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or a Restricted Subsidiary permitted to be incurred in accordance with Section 4.09 hereof;

(11) Liens, except on the Permanent Collateral, securing (x) Hedging Obligations and (y) obligations in respect of Bank Products;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business or consistent with past practice which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or consistent with industry practice or purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statute) financing statements or similar public filings;

(15) Liens, except on the Permanent Collateral, in favor of the Issuer or any Subsidiary Guarantor;

(16) Liens on vehicles or equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business or consistent with past practice;

(17) [reserved];

(18) Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatements, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), this clause (18) and clauses (40) and (43) hereof; provided that (a) such new Lien shall be limited to all or a part of the same assets or the same categories or types of assets as the assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) that secured the original Lien, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), this clause (18) and clauses (40) and (43) hereof at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums) and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business or consistent with past practice to secure liability to insurance carriers;

(20) Liens, except on the Permanent Collateral, securing obligations in an aggregate principal amount outstanding which does not exceed the greater of (a) $80.0 million and (b) 25.0% of LTM EBITDA (in each case, determined as of the date of such incurrence);

(21) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with past practice;

(22) Liens securing judgments, awards, attachments or decrees for the payment of money not constituting an Event of Default under Section 6.01(a)(vii) hereof;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or consistent with past practice;

(24) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or consistent with past practice, and (c) in favor of banking or other financial institutions arising as a matter of law or under general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof;

(26) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes;

(27) Liens that are contractual rights of set-off or netting or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or consistent with past practice or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(28) Liens securing obligations owed by the Issuer or any Restricted Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) any encumbrance or restriction (including put and call arrangements, rights of first refusal, tag, drag and similar rights) with respect to Capital Stock of any joint venture, non-Wholly-Owned Subsidiary or similar arrangement pursuant to any joint venture or similar agreement;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;

(31) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by this Indenture;

(32) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(33) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(34) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(35) Liens on the assets and Equity Interests of non-guarantor Restricted Subsidiaries securing Indebtedness of such Subsidiaries that were permitted by the terms of this Indenture to be incurred;

(36) Liens on (i) cash advances or Cash Equivalents in favor of (x) the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment, including Liens on Cash Equivalents to secure letters of credit issued to backstop commitments in the course of the Issuer’s or its Subsidiaries’ Investment Management Business or (y) the buyer of any property to be disposed of to secure obligations in respect of indemnification, termination fee or similar seller obligations and (ii) consisting of an agreement to dispose of any property in a disposition, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(37) any interest or title of a lessor, sub-lessor, franchisor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, franchisor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business or consistent with past practice or with respect to intellectual property, software and other technology licenses that is not material to the conduct of the business of the Issuer or its Restricted Subsidiaries, taken as a whole;

(38) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Subsidiaries in the ordinary course of business of the Issuer and such Subsidiary or consistent with past practice to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(39) Liens on the Initial Collateral and other assets for which a Lien is granted as security for the Notes (and any Refinancing Indebtedness in respect of the Notes) pursuant to the terms of the Collateral Documents, securing the Working Capital Notes under clauses (x) and (y) of the definition thereof;

(40) Liens securing obligations in respect of (x) Indebtedness and other Obligations permitted to be incurred under one or more Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of this Indenture to be incurred pursuant to Section 4.09(b)(i) hereof and (y) obligations of the Issuer or any Subsidiary in respect of any Bank Products or Hedging Obligation provided by any lender party to any Credit Facility or any Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products are provided were entered into);

(41) Liens on assets deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets if such sale is otherwise permitted under this Indenture;

(42) Liens, except on the Permanent Collateral, on any funds or securities held in escrow accounts or similar arrangements established for the purpose of holding proceeds from issuances of debt securities or incurrences of other Indebtedness by the Issuer or any of its Restricted Subsidiaries issued after the Issue Date, together with any additional funds required in order to fund any payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance or incurrence of such Indebtedness), mandatory redemption or sinking fund payment on such debt securities or other Indebtedness; provided that such escrow accounts or similar arrangements relate to incurrences of Indebtedness permitted by this Indenture;

(43) Liens securing the Notes (other than any additional Notes) and the related Guarantees and the New Senior Secured Notes and the related guarantees, and in each case, any Refinancing Indebtedness in respect thereof, secured by the Collateral and such additional assets for which a Lien is granted as security for the Notes and the related Guarantees and in each case, any Refinancing Indebtedness in respect thereof;

(44) Liens, except on the Permanent Collateral, on assets securing any Indebtedness owed to any Captive Insurance Subsidiary by the Issuer or any Restricted Subsidiary;

(45) Liens, except on the Permanent Collateral, securing Permitted Funding Indebtedness so long as any such Lien shall encumber only (x) the assets acquired, funded or originated with the proceeds of such Indebtedness, assets that consist of Servicing Advances, MSRs, loans, mortgages and crop, student, consumer or other secured loans, mortgage-related securities and derivatives and other mortgage-related receivables, REO Assets, Retained Interests and other similar assets (or any interests in any of the foregoing) subject to and pledged to secure such Indebtedness, (y) any intangible contract rights and proceeds of, and other accounts, documents, records and assets directly related to, the assets set forth in the foregoing clause (x) and (z) the Equity Interests of any entity that owns the assets set forth in the foregoing clauses (x) and (y);

(46) (a) Liens, except on the Permanent Collateral, on Servicing Advances, any intangible contract rights and other documents, records and assets directly related to the foregoing assets and any proceeds thereof securing Permitted Securitization Indebtedness or Non-Recourse Indebtedness, and (b) Liens, except on the Permanent Collateral, on Securitization Assets, any intangible contract rights and other accounts, documents, records and assets directly related to the forgoing assets and the proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof;

(47) Liens, except on the Permanent Collateral, on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of the Issuer substantially all of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements;

(48) Liens, except on the Permanent Collateral, on Servicing Advances, mortgage loans or MSRs or any part thereof and any intangible contract rights and other accounts, documents, records and property directly related to the foregoing assets and any proceeds thereof, in each case that are the subject of an Excess Spread Sale or an MSR Facility entered into in the ordinary course of business, consistent with past practice or consistent with industry practice securing obligations under such Excess Spread Sale, Co-Investment Transaction or MSR Facility;

(49) Liens on Cash Equivalents and securities (and proceeds thereof) of any Subsidiary that is a broker-dealer, state chartered trust company or national trust company that are the subject to securities trades; and

(50) Liens on assets of any Subsidiary that is a broker-dealer, state chartered trust company or national trust company securing broker-dealer financing incurred in the ordinary course of business or consistent with past practice.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness. In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Issuer in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of “Permitted Lien” to which such Permitted Lien has been classified or reclassified.

“Permitted MSR Indebtedness” means MSR Indebtedness; provided, that solely as of the date of the incurrence of such MSR Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such MSR Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such MSR Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transaction) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such MSR Indebtedness shall not be Permitted MSR Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 4.09, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions under Section 4.09). The amount of any particular Permitted MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Permitted Plan” means any employee benefits plan of the Issuer or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Permitted Retained Interests Indebtedness” means any Indebtedness of the Issuer or any of its Subsidiaries under a Retained Interests Funding Facility; provided that solely as of the date of the incurrence of such Permitted Retained Interests Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Retained Interests Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Retained Interests Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transaction) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Retained Interests Indebtedness shall be deemed not to be Permitted Retained Interests Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 4.09, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions under Section 4.09).

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (1) in connection with any Securitization, any Warehouse Indebtedness or MSR Indebtedness used to finance the purchase, origination or pooling of any Receivables subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by the Issuer and its Restricted Subsidiaries from the applicable Securitization Entity, and (2) solely as of the date of the incurrence of such Permitted Securitization Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transaction) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 4.09, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions under Section 4.09).

“Permitted Servicing Advance Facility Indebtedness” means any Indebtedness of the Issuer or any of its Subsidiaries incurred under a Servicing Advance Facility; provided, however, that solely as of the date of the incurrence of such Permitted Servicing Advance Facility Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Servicing Advance Facility Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transaction) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 4.09, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness under a Servicing Advance Facility which excess shall be entitled to be incurred pursuant to any other provisions under Section 4.09).

“Permitted Warehouse Indebtedness” means Warehouse Indebtedness; provided, that solely as of the date of the incurrence of such Warehouse Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Restricted Subsidiaries to satisfy claims with respect to such Warehouse Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with such transaction) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 4.09, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions under Section 4.09). The amount of any particular Permitted Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Person” means any individual, corporation, limited liability company, partnership (including a limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, among the Grantors identified therein, each of the other Grantors from time to time party thereto and the Collateral Trustee.

“Pledged Risk Retention Instruments” has the meaning given to “Pledged Risk Retention Instruments” in the Pledge and Security Agreement.

“Pledged Securities” has the meaning given to “Permanent Pledged Equity Grantor Equity” in the Pledge and Security Agreement.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“primary obligations” has the meaning set forth in the definition of “Contingent Obligations.”

“primary obligor” has the meaning set forth in the definition of “Contingent Obligations.”

“Proceeds Threshold” means $25,000,000.

“Pubco” or “FOA Companies” means Finance of America Companies Inc., a Delaware corporation and the indirect parent company of the Issuer, and its successors.

“Public Company Costs” means costs associated with or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, and the rules of national securities exchanges, as applicable to companies with listed equity or debt securities, listing fees, independent directors’ compensation, fees and expense reimbursement, costs relating to investor relations (including any such costs in the form of investor relations employee compensation), shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, legal and other professional fees and/or other costs or expenses, in each case, to the extent arising solely as a result of becoming, being or being acquired by a public company.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, expansion, construction, development, installation, replacement, relocation, renewal, maintenance, upgrade, repair or improvement of property (real or personal), equipment or any other assets, and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Rating Agencies” means Moody’s and Fitch or, if Moody’s or Fitch or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or Fitch or both, as the case may be.

“Realizable Value” of an asset means (1) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Issuer in its reasonable discretion and consistent with customary industry practice and (2) with respect to any other asset, the market value of such asset as determined by the Issuer in accordance with the agreement governing the applicable Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness, Permitted Funding Indebtedness, Permitted Securitization Indebtedness or Permitted Retained Interests Indebtedness, as the case may be (or, if such agreement does not contain any related provision, as determined by the Issuer in good faith); provided, however, that the realizable value of any asset described in clause (1) or (2) above which an unaffiliated third party has a binding contractual commitment to purchase from the Issuer or any of its Restricted Subsidiaries shall be the minimum price payable to the Issuer or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

“Receivables” means loans and other mortgage-related receivables (including Servicing Receivables and MSRs but excluding Retained Interests and net interest margin securities) purchased or originated by the Issuer or any Restricted Subsidiary or, with respect to Servicing Receivables and MSRs, otherwise arising in the ordinary course of business, consistent with past practice or consistent with industry practice; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the Holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or property, the date fixed for determination of Holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by PubCo’s Board or a duly authorized committee thereof, statute, contract or otherwise).

“Registration Default” shall have the meaning specified in the Registration Rights Agreement.

“Registration Default Additional Interest” means the “Additional Interest” payable pursuant to Section 7 of the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 31, 2024, among the Issuer, Pubco and the Trustee, as amended from time to time in accordance with its terms.

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 15 or November 15 (whether or not such day is a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S” means Regulation S under the Securities Act or any successor to such regulation.

“Regulation S Notes” means Notes bearing a CUSIP, designating them as Notes issued pursuant to Regulation S.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business or any securities of a Person received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary.

“Relevant Stock Exchange” means the New York Stock Exchange, or, if the Common Stock is not then listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed.

“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables.

“Required Asset Sale” means any Asset Sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to (1) MSRs, (2) pools or portfolios of MSRs, (3) Securitization Assets or (4) the Capital Stock of any Person that holds MSRs or pools or portfolios of MSRs, which rights or obligations are either in existence on the Issue Date (or substantially similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a Specified Government Entity.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, assistant secretary, associate assistant treasurer, senior trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, at any time, any direct or indirect Subsidiary of such Person (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” Unless the context otherwise requires, any references to Restricted Subsidiary refer to a Restricted Subsidiary of the Issuer.

“Retained Interests” means any retained securities, reserve accounts and retained ownership interest held by the Issuer or a Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts and/or MSR Facility Trusts, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP.

“Retained Interests Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders, purchasers or investors under which advances are made to the Issuer or any Restricted Subsidiary secured by Retained Interests (other than any Collateral).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Rule 144A Notes” means Notes bearing a CUSIP, designating them as Notes issued pursuant to Rule 144A.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Scheduled Amortization Payment” has the meaning given such term in the New Senior Secured Notes Indenture.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not so listed or admitted for trading on a Relevant Stock Exchange, “Scheduled Trading Day” means a “Business Day.”

“Screened Affiliate” means any Affiliate of a Holder or, if the Holder is DTC or DTC’s nominee, of a beneficial owner, (i) that makes investment decisions independently from such Holder or beneficial owner and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder or beneficial owner and any other Affiliate of such Holder or beneficial owner that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or beneficial owner or any other Affiliate of such Holder or beneficial owner that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or beneficial owner or any other Affiliate of such Holder or beneficial owner that is acting in concert with such Holders or beneficial owners in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Secured Notes Documents” means this Indenture, the New Senior Secured Notes Indenture and all other “Loan Documents,” “Notes Documents” or similar such term (as defined in any of the foregoing) executed and delivered by the Issuer, any Guarantor or any other Grantor in connection with the foregoing.

“Secured Notes Obligations” means all obligations of any kind, including those owed to the Collateral Trustee, the Trustee and the New Senior Secured Notes Trustee, under:

(1) the Notes and any Guarantees related thereto;

(2) the New Senior Secured Notes and any guarantees related thereto;

(3) any Additional Secured Notes Obligations; and

(4) any other Secured Notes Documents.

“Securities Account Control Agreement” has the meaning given to “Securities Account Control Agreement” in the Pledge and Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization” means a public or private transfer, sale or financing, including through any of one or more receivables, factoring or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, of (1) Servicing Advances, (2) MSRs, (3) mortgage loans, (4) installment contracts, (5) deferred servicing fees, (6) warehouse loans secured by mortgage loans, (7) mortgage-related securities and derivatives, including interest only securities and/or (8) other loans, accounts receivable, payables and other similar assets (or any interest in any of the foregoing) and any other asset capable of being securitized (clauses (1) through (8), collectively, the “Securitization Assets”) by which the Issuer or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Securitization Assets to a Securitization Entity or a Specified Government Entity (including a Securitization Entity established by such Specified Government Entity).

“Securitization Assets” has the meaning set forth in the definition of “Securitization.”

“Securitization Entity” means (1) any Person (whether or not a Subsidiary of the Issuer) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (2) any special purpose Subsidiary of the Issuer established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (1) or holding securities in any related Securitization Entity, regardless of whether such Person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Issuer or any Guarantor, and (3) any special purpose Subsidiary of the Issuer formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Issuer or any Guarantor other than under Credit Enhancement Agreements.

“Securitization Indebtedness” means (i) Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to the Issuer or any of its Restricted Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Issuer or any of its Restricted Subsidiaries.

“Securitization Subsidiary” means any Securitization Entity that is a direct or indirect Subsidiary of the Issuer.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Subsidiary Guarantor outstanding under the Existing Facilities, the Working Capital Notes, the New Senior Secured Notes and related guarantees and the Notes and Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Subsidiary Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Subsidiary Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Bank Products (and guarantees thereof); provided that such Hedging Obligations and obligations in respect of Bank Products, as the case may be, are permitted to be incurred under the terms of this Indenture;

(3) any other Indebtedness of the Issuer or any Subsidiary Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Services Business” means a Person that provides, or to which the Issuer contributes one or more Subsidiaries or other assets that provides, one or more real estate logistics, brokerage, advisory, reporting, settlement, title and management and similar services other than mortgage servicing or loan origination, including but not limited to one or more of REO Assets, field services, valuation and title services and recovery services, after which contribution the Services Business shall be deemed to include such Person and its Subsidiaries.

“Services Business Total Assets” means the total assets of the Services Business on a consolidated basis, as shown on the most recent consolidated balance sheet of the Services Business as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the applicable date of calculation.

“Servicing Advance Facility” means any funding arrangement with financial institutions or other lenders, purchasers or investors collateralized in whole or in part by obligations related to Servicing Advances under which advances are made to the Issuer or any of its Restricted Subsidiaries based on such collateral.

“Servicing Advances” means (x) advances made by the Issuer or any of its Restricted Subsidiaries in its capacity as servicer or any predecessor servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies or manage or liquidate REO Assets or (y) advances made by the Issuer or any of its Restricted Subsidiaries in its capacity as servicer or any predecessor servicer.

“Servicing Receivables” means rights to collections under mortgage-related receivables, or other rights to reimbursement of Servicing Advances that the Issuer or a Restricted Subsidiary has made in the ordinary course of business, consistent with past practice or consistent with industry practice.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02, clauses (w)(1) or (2) of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary, synergistic or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged or propose to be engaged on the Issue Date.

“Specified Government Entities” mean the Federal Housing Administration, Veterans Administration, Ginnie Mae, Fannie Mae, Freddie Mac or other similar governmental agencies or government sponsored programs.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Subsidiary Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, unless otherwise specified, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on the Issuer’s or any Restricted Subsidiary’s financial statements. For all purposes under this Indenture, no pooled investment vehicle, investment company (or series thereof), collective investment scheme, investment fund, managed account or société d’investissement à capital variable for collective investment by bona fide third parties for which and for so long as the Issuer or any of its Subsidiaries or Affiliates serves as general partner, managing member, investment manager, investment adviser or sub-adviser or sponsor, as applicable, shall be considered a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on the Issuer’s or any Restricted Subsidiary’s financial statements. Unless the context otherwise requires, any references to Subsidiary refer to a Subsidiary of the Issuer.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Issuer, if any, that Guarantees the Notes in accordance with the terms of this Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Support Holders” shall mean (i) more than 50% of the Supporting Noteholders who are Holders of the Notes and (ii) from such time as no Supporting Noteholders holds any of the Notes, more than 50% of the Holders of all of the outstanding Notes. The Trustee shall have no duty to determine or verify the identity of any Support Holders and may rely on any notice or certification identifying such Support Holder.

“Supporting Noteholder” means each beneficial holder of the Notes as of the Issue Date whose position in the Notes is managed or advised by one of the entities party, as a “Consenting Noteholder,” to the exchange offer support agreement, dated June 24, 2024 (as amended on September 17, 2024), by and among the Issuer, the Guarantors and the Consenting Noteholders party thereto or an affiliate of any such Consenting Noteholder. The Trustee shall have no duty to determine or verify the identity of any Supporting Noteholder and may rely on any notice or certification identifying such Supporting Noteholder.

“Supporting Noteholders Representative” means the Person designated by the Supporting Noteholders in their sole discretion to, as applicable, deliver a Director Notice on behalf of the Supporting Noteholders as contemplated under Section 6.03, a Collateral Disposition Offer Request Notice as contemplated under Section 4.17 hereof, or deliver a Noteholder’s Disagreement Notice on behalf of the Supporting Noteholders as contemplated under Section 4.19. The Trustee shall have no duty to determine or verify the identity of any Supporting Noteholders Representative and may rely on any notice or certification identifying such Supporting Noteholders Representative.

“Tax Receivable Agreements” means the Tax Receivable Agreements, each dated April 1, 2021, between Pubco and the other persons listed thereto, or any amendment, modification or replacement to such tax receivable agreements (so long as any such amendment, modification or replacement is not materially disadvantageous to the Holders).

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest and penalties with respect thereto) that are imposed by any government or other taxing authority.

“Trading Day” means a day on which: (i) trading in the Common Stock generally occurs on the Relevant Stock Exchange or, if the Common Stock is not then listed on a Relevant Stock Exchange, on the principal other market on which the common stock is then traded; and (ii) a Last Reported Sale Price per share of Common Stock is available on such securities exchange or market. If the common stock is not so listed or traded, “Trading Day” means a “Business Day.”

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means U.S. Bank Trust Company, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York. References in this Indenture to specific sections of the Uniform Commercial Code are based on the Uniform Commercial Code as in effect in the State of New York on the Issue Date. In the event such Uniform Commercial Code is amended, such section reference shall be deemed to be references to the comparable section in such amended Uniform Commercial Code.

“Unrestricted Cash and Cash Equivalents” shall mean any cash or Cash Equivalents that is unrestricted, as shown on the balance sheet of the applicable Person prepared in accordance with GAAP. For the avoidance of doubt, amounts on deposits in the Collateral Disposition Deposit Account shall constitute Unrestricted Cash and Cash Equivalents.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that either (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (b) if the Subsidiary to be so designated has total consolidated assets in excess of $1,000, such designation complies with Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuer will be in Default of Section 4.09 hereof.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, (i) no Default shall have occurred and be continuing and (ii) (x) any outstanding Indebtedness of such Unrestricted Subsidiary would be permitted to be incurred by a Restricted Subsidiary under Section 4.09 hereof (including pursuant to Section 4.09(b)(xiv) hereof treating such redesignation as an acquisition for the purpose of such clause) and shall be deemed to be incurred thereunder and (y) all Liens encumbering the assets of such Unrestricted Subsidiary would be permitted to be incurred by a Restricted Subsidiary under Section 4.12 hereof and shall be deemed to be incurred thereunder, in each case calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly delivering to the Trustee a copy of the resolution of the Board of the Issuer or any direct or indirect parent of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

“U.S. GAAP” has the meaning set forth in the definition of “GAAP.”

“U.S. Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“VWAP Trading Day” means a day on which:

(i) there is no Market Disruption Event; and

(ii) trading in the common stock generally occurs on the Relevant Stock Exchange.

If the common stock is not so listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a Business Day.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with one or more financial institutions or other lenders, purchasers or investors to (1) finance or refinance the purchase, origination, funding, facilitation or servicing by the Issuer or a Restricted Subsidiary of mortgages, loans, mortgage-related securities and derivatives, charge-off receivables and other mortgage-related receivables purchased, originated, funded, facilitated or serviced by the Issuer or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry practice, including by providing funding to the Issuer or a Restricted Subsidiary through the transfer of such mortgages, loans, mortgage-related securities and derivatives, charge-off receivables and other mortgage-related receivables, (2) finance or refinance the funding or refinancing of Servicing Advances or (3) finance or refinance the purchase, carrying, funding or servicing of REO Assets related to mortgages and crop, student, consumer or other loans, mortgage-related securities and derivatives, charge-off receivables and other mortgage-related receivables purchased, originated, funded, financing, facilitated, refinancing or serviced by the Issuer or any Restricted Subsidiary; provided that such purchase, origination, funding, financing, refinancing or servicing is in the ordinary course of business, consistent with past practice or consistent with industry practice.

“Warehouse Facility Trust” means any Person (whether or not a Subsidiary of the Issuer) established for the purpose of entering into financing arrangements in connection with a Warehouse Facility, which are backed by or otherwise tracking the performance of (1) specified Servicing Advances purchased by, and/or contributed to, such Person from the Issuer or any of its Restricted Subsidiaries, (2) specified mortgages and crop, student, consumer or other loans, mortgage-related securities and derivatives, charge-off receivables and other mortgage-related receivables purchased by, and/or contributed to, such Person from the Issuer or any of its Restricted Subsidiaries or (3) the purchase, carrying, funding or servicing of REO Assets related to mortgages, loans, mortgage-related securities and derivatives, charge-off receivables and other mortgage-related receivables purchased by, and/or contributed to, such Person from the Issuer or any Restricted Subsidiary.

“Warehouse Indebtedness” means Indebtedness in connection with a Warehouse Facility; provided that the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments;

provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Voting Stock of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

“Working Capital Agent” means the collateral agent and the administrative agent under the Working Capital Notes.

“Working Capital Cap” means (a) $93,500,000, plus (b) an amount equal to all unpaid interest, fees, costs, expenses, indemnities, and other unpaid amounts accrued or charged with respect to any of the Working Capital Obligations (other than principal and with respect to interest and fees or other charges accruing on principal amounts in excess of the amount in clause (a) above, minus, (c) without duplication, any permanent payment of the Working Capital Obligations and any permanent reduction obligations of the commitments to make extensions of credit under the Working Capital Notes (but excluding any refinancing of the Working Capital Notes permitted under the terms of the Secured Notes Documents).

“Working Capital Documents” means the documents governing the Working Capital Notes, the collateral documents and all other “Loan Documents,” “Notes Documents” or similar such term (as defined in any of the foregoing) executed and delivered by the Issuer, any Guarantor or any other Grantor in connection with the foregoing.

“Working Capital Notes” means (x) (1) that certain Amended and Restated Revolving Working Capital Promissory Note, dated January 30, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time on or prior to the Issue Date) by and between the Parent Guarantor, as borrower, and BTO Urban Holdings L.L.C., as noteholder, (2) that certain Amended and Restated Revolving Working Capital Promissory Note, dated January 30, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time on or prior to the Issue Date) by and between the Parent Guarantor, as borrower, and Libman Family Holdings, LLC, as noteholder and (3) the guarantees of the foregoing set forth in that certain Guarantee and Security Agreement, dated as of January 30, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time on or prior to the Issue Date) by and between the Parent Guarantor, the Issuer, FAH, Incenter and MM Risk, as grantors, FOA Mortgage and FOA Reverse, as equity grantors and BTO Urban Holdings L.L.C., as administrative agent and (y) any Refinancing Indebtedness in respect thereof solely to the extent such Refinancing Indebtedness is with BTO Urban Holdings L.L.C., Libman Family Holdings, LLC and/or any Affiliate of such entities as the lender, creditor, noteholder or other obligee and satisfies the requirements set forth in Section 4.11(a) hereof (whether or not otherwise subject thereto).

“Working Capital Notes Termination” means (i) the payment in full in cash of all Working Capital Obligations (other than any contingent indemnitee obligations with respect of which no claim has been asserted), (ii) the termination or expiration of all commitments, if any, to extend credit that would constitute Working Capital Obligations and (iii) providing cash collateral to Working Capital Agent in such amount as Working Capital Agent determines is reasonably necessary to secure the Working Capital Secured Parties in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of the Working Capital Secured Parties may be entitled to indemnification by the Issuer, any Guarantor or any other Grantor pursuant to the indemnification provisions in the Working Capital Documents.

“Working Capital Obligations” means all obligations of any kind owing to the Working Capital Secured Parties under the Working Capital Documents.

“Working Capital Secured Parties” means the Working Capital Agent and the holder of the Working Capital Notes.

Section 1.02 Other Definitions.

Term	Defined in Section
“382 Cash Settlement Alternative”	14.02(b)
“382 Cash Settlement Alternative Exchange”	14.02(b)
“Acceptable Commitment”	4.10(b)
“Advance Offer”	4.10(c)
“Advance Portion”	4.10(c)
“Affiliate Transaction”	4.11(a)
“Applicable AML Law”	18.16
“Applicable Proceeds”	4.10(b)
“Asset Sale Offer”	4.10(c)
“Call Event”	4.17(a)(ii)
“Call Right Disposal”	4.17(a)(i)
“Call Rights”	4.17(a)(i)
“cash settlement”	14.02(c)
“Clause C Distribution”	14.04(e)(ii)
“Collateral Disposition”	4.17(a)
“Collateral Disposition Offer”	4.17(d)
“Collateral Disposition Offer Payment”	4.17(d)
“Collateral Disposition Offer Payment Date”	4.17(e)(ii)
“Collateral Disposition Offer Request Notice”	4.17(d)
“Collateral MSR Net Proceeds”	4.18(a)(ii)
“Collateral Net Cash Proceeds”	4.17(a)
“combination settlement”	14.02(c)
“Company’s Issue Price Determination”	4.19(a)
“Covenant Satisfaction Officer’s Certificate”	6.02
“Covenant Suspension Event”	4.20(a)
“Declined Proceeds”	4.10(c)
“Designated Financial Institution”	14.02(m)
“Directing Holder”	6.02
“Director Notice”	6.03(b)
“Event of Default”	6.01(a)
“Excess Proceeds”	4.10(c)
“Excess Proceeds Threshold”	4.10(c)
“Exchange Agent”	4.02
“Exchange Date”	14.02(f)
“Exchange Obligation”	14.01(a)
“Exchange Rate”	14.01(a)
“Ex-Dividend Date”	14.04(e)(ii)
“Expiration Date”	14.04(e)
“Expiration Notice”	4.17(c)(iii)
“Expiration Time”	14.04(e)

Term	Defined in Section
“Final Decision”	6.02
“Foreign Disposition”	4.10(b)
“Fundamental Change”	15.02(b)
“Fundamental Change Company Notice”	15.02(c)
“Fundamental Change Repurchase Date”	15.02(a)
“Fundamental Change Repurchase Notice”	15.03(c)(i)
“Fundamental Change Repurchase Price”	15.02(a)
“Governmental Entity”	14.03(b)
“Holdings Representation”	4.17(d), 6.03(b)
“HSR Act”	14.03(a)
“HSR Filing”	14.03(a)
“Increased Amount”	4.12
“incur” and “incurrence”	4.09(a)
“LCT Election”	1.06
“LCT Test Date”	1.06
“Litigation”	6.02
“Majority’s Issue Price Determination”	4.19(b)
“Maximum Offer Threshold”	4.17(d)
“Mortgage Regulatory Approvals”	14.03(b)
“MSR Net Proceeds”	4.18(a)
“Nomination Deadline”	6.03(b)
“Note Register”	2.05
“Noteholder Direction”	6.02
“Noteholder’s Disagreement Notice”	4.19(a)
“Notes Director”	6.03(a)
“Notice of Exchange”	14.02(e)(ii)(A)
“Notice of Redemption”	16.02(a)
“Pari Passu Indebtedness”	4.10(c)
“Paying Agent”	4.02
“physical settlement”	14.02(a)
“Position Representation”	6.02
“Redemption Date”	16.02(a)
“Reference Property”	14.07(a)
“Refinancing Indebtedness”	4.09(b)(xiii)
“Refunding Capital Stock”	4.07(b)(ii)
“Registrar”	2.05
“Regulatory Exchange Blocker”	14.03(b)
“Reinvestment Period”	4.17(a)(ii)
“Required Information”	4.17(d)
“Reserved Indebtedness Amount”	4.09(c)(vi)
“Restricted Note Legend”	2.05(b)
“Restricted Payments”	4.07(a)
“Reversion Date”	4.20(c)
“Second Commitment”	4.10(b)

Term	Defined in Section
“Separation Event”	14. 11
“Settlement Amount”	14.02(c)
“Specified Corporate Event”	14.07(a)
“Successor Company”	11.01(a)(i)
“Successor Person”	11.01(d)(i)
“Suspended Covenants”	4.20(a)
“Suspension Date”	4.20(a)
“Suspension Period”	4.20(e)
“Third Party Expert”	4.19(b)
“Treasury Capital Stock”	4.07(b)(ii)
“Unit of Reference Property”	14.07(a)
“Verification Covenant”	6.02
“Verification Covenant Officer’s Certificate”	6.02
“Working Capital Notes Payments Amount”	4.18(a)(ii)

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(e) words in the singular include the plural, and in the plural include the singular;

(f) “shall” and “will” shall be interpreted to express a command;

(g) provisions apply to successive events and transactions;

(h) references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(i) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(j) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(k) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP;

(l) words used herein implying any gender shall apply to both genders;

(m) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”;

(n) the principal amount of any Preferred Stock at any time shall be (i) the maximum liquidation value of such Preferred Stock at such time or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock at such time, whichever is greater; and

(o) any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.22(d) and Section 6.17. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or the Collateral Trustee, as applicable, and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee or the Collateral Trustee, as applicable, and the Issuer, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee or the Collateral Trustee, as applicable, deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of, or exchange rights relating to, such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.04(f) shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC, that is a Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and any Person that is a Holder of a Global Note, including DTC, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note, through such Depositary’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 120 days after such record date.

Section 1.05 Timing of Payment. Notwithstanding anything herein to the contrary, if the date on which any payment is to be made pursuant to this Indenture or the Notes is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day and the amount of any such payment that is an interest payment will reflect accrual only through the original payment date and not through the next succeeding Business Day.

Section 1.06 Limited Condition Transactions. When calculating the availability under any basket, test or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence or assumption of Liens, repayments, Restricted Payments, the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries, Collateral Dispositions and Asset Sales or any disposition, issuance or other transaction excluded from the definition of “Asset Sale”), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket, test or ratio or whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of a notice, declaration or making of a Restricted Payment or similar event), or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers or similar law or practices in other jurisdictions apply, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer or similar announcement or determination in another jurisdiction subject to similar laws in respect of a target of a Limited Condition Transaction and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence or assumption of Liens, repayments, Restricted Payments, the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries, Collateral Dispositions and Asset Sales or any disposition, issuance or other transaction excluded from the definition of “Asset Sale”) and any related pro forma adjustments (disregarding for the purposes of such pro forma calculation any borrowing under a revolving credit or letter of credit facility), as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCT Test Date for which internal consolidated financial statements of the Issuer are available, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence or assumption of Liens, repayments, Restricted Payments, the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries, Collateral Dispositions and Asset Sales or any disposition, issuance or other transaction excluded from the definition of “Asset Sale”) and (c) Consolidated Interest Expense for purposes of the Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Issuer in good faith.

For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or total assets of the Issuer or the Person subject to such Limited Condition Transaction at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; provided that if such ratios, tests or baskets improve as a result of such fluctuations, such improved ratios, tests and/or baskets may be utilized; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, the date of notice or offer or date for redemption, purchase or repayment specified in a notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and any actions or transactions related thereto.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Indenture which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Issuer, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date of the definitive agreement, the date of notice or offer or date for redemption, purchase or repayment for such Limited Condition Transaction, as applicable. For the avoidance of doubt, if the Issuer has exercised an LCT Election, and any Default, Event of Default or specified Event of Default occurs following the date the definitive agreements (or, if applicable, the date of delivery of a notice, declaration or making of a Restricted Payment or similar event) for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under this Indenture.

Section 1.07 Certain Compliance Calculations .Notwithstanding anything to the contrary herein, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred, assumed or issued, any Lien is incurred or assumed, any Restricted Payment is made or other transaction is undertaken in reliance on a ratio basket based on the Fixed Charge Coverage Ratio or Consolidated Total Debt Ratio, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other basket (other than a ratio basket based on the Fixed Charge Coverage Ratio or Consolidated Total Debt Ratio) on the same date. Each item of Indebtedness, Disqualified Stock or Preferred Stock that is incurred, assumed or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, assumed, issued or taken first, to the extent available, pursuant to the relevant Fixed Charge Coverage Ratio or Consolidated Total Debt Ratio test. For the avoidance of doubt, when testing the availability under a ratio basket for purposes of making a Restricted Payment, Indebtedness (or any portion thereof) incurred, assumed or issued the proceeds of which are being utilized to make a Restricted Payment utilizing a non-ratio basket shall not be given effect.

Notwithstanding anything to the contrary herein, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred, assumed or issued, any Lien is incurred or assumed or other transaction is undertaken in reliance on a ratio basket based on the Fixed Charge Coverage Ratio or Consolidated Total Debt Ratio, such ratio(s) shall be calculated without regard to the incurrence of any Indebtedness under any revolving facility or letter of credit facility (1) immediately prior to or in connection therewith or (2) used to finance working capital needs of the Issuer and its Restricted Subsidiaries (as reasonably determined by the Issuer).

If a proposed action, matter, transaction or amount (or a portion thereof) meets the criteria of more than one applicable basket, permission or threshold under this Indenture, the Issuer shall be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such action, matter, transaction or amount (or a portion thereof) between such baskets, permission or thresholds as it shall elect from time to time.

Any calculation, test or measure that is determined with reference to the Issuer’s financial statements (including EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Total Debt Ratio, Fixed Charge Coverage Ratio and Fixed Charges) may be determined with reference to the financial statements of a direct or indirect parent entity of the Issuer instead, so long as such calculation, test or measure would not differ by more than an immaterial amount when using the financial statements of such direct or indirect parent entity of the Issuer as compared to if such calculation, test or measure were made using the Issuer’s financial statements (as determined in good faith by the Issuer).

Any ratios, tests or baskets required to be satisfied in order for a specific action to be permitted under this Indenture shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

If the Issuer or any Restricted Subsidiary takes an action which at the time of the taking of such action would in the good faith determination of the Issuer be permitted under the applicable provisions of this Indenture based on the financial statements available at such time, such action shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to such financial statements affecting Consolidated Net Income, EBITDA or other applicable financial metric.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “10.000% Exchangeable Senior Secured Notes due 2029.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $146,793,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, exchanges for cash, shares of Common Stock or a combination thereof, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the redemption price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Issuer maintained by the Issuer for such purposes, which shall initially be the Corporate Trust Office. The Issuer shall pay interest:

(i) on any certificated Notes (A) to Holders holding Certificated Notes having an aggregate principal amount of $1,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding certificated Notes having an aggregate principal amount of more than $1,000,000, either by check mailed to such Holders or, upon application by such a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing; and

(ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Issuer may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Issuer shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Issuer may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system and the Depositary, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed satisfactory to the Trustee.

Section 2.04 Execution, Authentication and Delivery of Notes . The Notes shall be signed in the name and on behalf of the Issuer by the manual, facsimile or electronic (including “.pdf”) signature of at least one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes, without any further action by the Issuer hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Issuer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Issuer; and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be an Officer of the Issuer, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. The Issuer shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Issuer designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations or procedures as it may prescribe, the Issuer shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may appoint one or more co-Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Registrar or any co-Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Authorized Denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any Authorized Denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or exchange for cash, shares of Common Stock or a combination thereof shall (if so required by the Issuer, the Trustee, the Registrar or any co-Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Issuer, the Trustee, the Registrar or any co-Registrar for any registration of transfer of Notes or exchange of Notes for other Notes, but the Issuer or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted pursuant to Section 14.02(e).

None of the Issuer, the Trustee, the Registrar or any co-Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for exchange for cash, shares of Common Stock or a combination thereof or, if a portion of any Note is surrendered for exchange for cash, shares of Common Stock or a combination thereof, such portion thereof surrendered for exchange for cash, shares of Common Stock or a combination thereof, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes, or a portion of any Note, surrendered for redemption in accordance with Article 16.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(a) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(b) all Notes shall be represented by one or more Global Notes registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a certificated Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(b) Every Note that bears or is required under this Section 2.05(b) to bear the legend set forth in this Section 2.05(b) (together with any shares of Common Stock delivered upon exchange of the Notes and required to bear the legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(b) and Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than shares of Common Stock, if any, delivered upon exchange thereof, which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in substantially the following form (unless otherwise agreed by the Issuer in writing, with notice thereof to the Trustee) (the “Restricted Note Legend”):

THIS SECURITY AND THE SHARES OF CLASS A COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A (A) “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) NOT A U.S. PERSON AND LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF FINANCE OF AMERICA COMPANIES INC. (THE “COMPANY”) AND FINANCE OF AMERICA FUNDING LLC (“THE ISSUER”) THAT IT WILL NOT (X) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR (Y) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER ANY COMMON STOCK DELIVERABLE UPON ANY EXCHANGE OF THIS SECURITY OR ANY BENEFICIAL INTEREST THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (I) ONE YEAR AFTER THE DATE ON WHICH SUCH EXCHANGE OCCURS, OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (II) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, IN EACH CASE, EXCEPT:

(A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF (INCLUDING THE ISSUER), OR

(B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(C) IN THE CASE OF ANY REGULATION S NEW EXCHANGEABLE NOTE, TO NON-U.S. PERSONS OUTSIDE THE United STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR

(D) IN THE CASE OF THE CLASS A COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THE NEW EXCHANGEABLE NOTES, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF FOA COMPANIES THAT COVERS THE RESALE OF THE COMMON STOCK DELIVERABLE UPON EXCHANGE OF THE NEW EXCHANGEABLE NOTES; OR

(E) IN THE CASE OF THE CLASS A COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THE NEW EXCHANGEABLE NOTES, PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE ISSUER, THE ISSUER, THE TRANSFER AGENT FOR THE COMMON STOCK RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

YOU AGREE AND ACKNOWLEDGE THAT HEDGING TRANSACTIONS INVOLVING THE NEW EXCHANGEABLE NOTES MAY ONLY BE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

An Affiliate (or any Person that has been an Affiliate during the three months immediately preceding the applicable date) may only purchase or otherwise acquire any Note or any beneficial interest in any Global Note if any such Note is an Affiliate Note. If any Affiliate Notes are sold to a beneficial owner that is not an Affiliate of the Issuer, such non-Affiliate beneficial owner shall be entitled to exchange its interest in such Affiliate Notes for a beneficial interest in Notes that are not Affiliate Notes at such time as the Issuer has received such opinions and other documentation as the Issuer or the Trustee shall require to establish that such Affiliate Notes are freely tradeable by such non-Affiliate beneficial owner pursuant to Rule 144 under the Securities Act without any requirements as to volume, manner of sale or availability of current public information; provided that such Notes shall not bear the same CUSIP as any Notes bearing any other CUSIP unless all of the Notes held under the same CUSIP would be fungible for U.S. federal income tax purposes. Each Affiliate Note that does not bear the Affiliate Note CUSIP will bear the Non-Affiliate Legend.

Each Note issued with original issue discount for U.S. federal income tax purposes shall bear the OID Legend.

No transfer of any Note will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a Participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with Applicable Procedures and in compliance with this Section 2.05(b).

The Depositary shall be a clearing agency registered under the Exchange Act. The Issuer initially appoints The Depository Trust Company to act as the “Depositary” with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If:

(x) the Depositary (i) notifies the Issuer at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days or (ii) ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days; or

(y) there has occurred and is continuing an Event of Default and a beneficial owner of any Note requests through the Depositary that its beneficial interest therein be issued in a certificated Note, the Issuer shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and an Issuer Order for the authentication and delivery of Notes, shall authenticate and deliver certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled. certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such Authorized Denominations as the Depositary, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such certificated Notes to the Persons in whose names such certificated Notes are so registered.

At such time as all interests in a Global Note have been exchanged, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with Applicable Procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for certificated Notes, exchanged, canceled, repurchased or transferred to a transferee who receives certificated Notes therefor or any certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the Applicable Procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Issuer, the Guarantors and the Trustee shall have any responsibility or liability for any act or omission of the Depositary.

(c) Until the date that is the later of (1) the date that is one year after the delivery date of the relevant shares of Common Stock, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any stock certificate representing shares of Common Stock delivered upon exchange of a Note shall bear a legend in substantially the following form (unless such shares of Common Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or unless otherwise agreed by the Issuer in writing, with notice thereof to the Trustee and any transfer agent for the Common Stock) and may otherwise be legended or identified by a restricted CUSIP or identifier, or similar:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A (A) “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) NOT A U.S. PERSON AND LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF FINANCE OF AMERICA COMPANIES INC. (THE “COMPANY”) AND FINANCE OF AMERICA FUNDING LLC (“THE ISSUER”) THAT IT WILL NOT (X) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR (Y) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER ANY COMMON STOCK DELIVERABLE UPON ANY EXCHANGE OF THIS SECURITY OR ANY BENEFICIAL INTEREST THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (I) ONE YEAR AFTER THE DATE ON WHICH SUCH EXCHANGE OCCURS, OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (II) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, IN EACH CASE, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF (INCLUDING THE ISSUER), OR

(B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF FOA COMPANIES THAT COVERS THE RESALE OF THE COMMON STOCK DELIVERABLE UPON EXCHANGE OF THE NEW EXCHANGEABLE NOTES; OR

(D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE, THE COMPANY, THE ISSUER, THE TRANSFER AGENT FOR THE COMMON STOCK RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

YOU AGREE AND ACKNOWLEDGE THAT HEDGING TRANSACTIONS INVOLVING THE NEW EXCHANGEABLE NOTES AND/OR THIS SECURITY MAY ONLY BE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

Accordingly, the shares of Common Stock deliverable upon exchange of the New Exchangeable Notes, if any, will not be fungible with the shares of Class A Common Stock of FOA Companies listed on The New York Stock Exchange before such restrictions are removed.

(d) Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by Section 2.05(c).

(e) Any shares of Common Stock delivered upon the exchange of a Note that is purchased or owned by an Affiliate of Pubco (or any Person who was an Affiliate of Pubco at any time during the three months preceding) may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such shares of Common Stock no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or Participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Issuer and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Issuer or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature, is subject to Redemption, or has been surrendered for repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Issuer may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Issuer, to the Trustee and, if applicable, to any Paying Agent or Exchange Agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such payment or exchange, and, in every case of destruction, loss or theft, evidence satisfactory to the Issuer, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Notes . Pending the preparation of certificated Notes, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any Authorized Denomination, and substantially in the form of the certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the certificated Notes. Without unreasonable delay, the Issuer shall execute and deliver to the Trustee or such authenticating agent certificated Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of certificated Notes. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as certificated Notes authenticated and delivered hereunder.

Section 2.08 Cancellation of Notes Paid, Exchanged, Etc. The Issuer shall cause all Notes surrendered for the purpose of payment, repurchase (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled), registration of transfer or exchange, or exchange for shares of Common Stock (subject to the provisions of Section 14.02(j)), if surrendered to any Person other than the Trustee (including any of the Issuer’s agents or Subsidiaries), to be delivered to the Trustee for cancellation, and such Notes shall no longer be considered outstanding for purposes of this Indenture upon their payment, repurchase, registration of transfer or exchange, or exchange for shares of Common Stock (subject to the provisions of Section 14.02(j)). All Notes delivered to the Trustee for cancellation shall be cancelled promptly by it. No Notes shall be authenticated in exchange for any Notes cancelled, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures. If the Issuer, Pubco or any of their respective Subsidiaries shall acquire any of the Notes, such acquisition shall not operate as a purchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09 CUSIP Numbers . The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” numbers in notices issued to Holders as a convenience to such Holders; provided that the Trustee shall not be responsible for the accuracy of any CUSIP printed on any Note, notice or elsewhere and provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10 Additional Notes; Purchases.

(a) The Issuer may, from time to time, without the consent of, or notice to, the Holders, issue additional Notes under this Indenture with the same terms and with the same CUSIP number as the Notes issued on the Issue Date (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes and, if applicable, the initial Interest Payment Date and restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP or ISIN number. Such Notes issued on the Issue Date and the additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture. Prior to the issuance of any such additional Notes, the Issuer shall deliver to the Trustee an Issuer Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.04, as the Trustee shall reasonably request.

(b) The Issuer may, to the extent permitted by law and without the consent of Holders, directly or indirectly (regardless of whether such Notes are surrendered to the Issuer), repurchase Notes in the open market or otherwise, whether by the Issuer, Pubco or any of their respective Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Issuer shall cause any Notes so repurchased (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and they will no longer be considered outstanding under this Indenture upon this repurchase.

ARTICLE III

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Issuer contained in an Officer’s Certificate cease to be of further effect (except as set forth in the last paragraph of this Section 3.01), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i) either:

(A) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.23(d)) have been delivered to the Registrar for cancellation; or

(B) the Issuer or any Guarantor has deposited with the Trustee or delivered to Holders, as applicable, after all of the outstanding Notes have (i) become due and payable, whether at the Maturity Date, upon any Fundamental Change Repurchase Date, and/or (ii) have been exchanged (and the related Settlement Amounts have been determined), for shares of Common Stock (solely to satisfy the Issuer’s Exchange Obligations), as applicable, sufficient to pay all of the outstanding Notes and/or satisfy all exchanges, as the case may be, and pay all other sums due and payable under this Indenture by the Issuer and the Guarantors; and

(ii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantors to the Trustee and the Collateral Trustee, as applicable, under Section 7.06 and, if cash or shares of Common Stock shall have been deposited with the Paying Agent pursuant to Section 3.01(i)(B), Section 4.23 shall survive such satisfaction and discharge.

ARTICLE IV

PARTICULAR COVENANTS OF THE ISSUER AND PUBCO

Section 4.01 Payment of Principal, Settlement Amounts and Interest . The Issuer shall pay or cause to be paid the principal (including the redemption price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange of, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, Settlement Amount and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Guarantor, holds as of 10:00 a.m., New York City time, on the due date money deposited by the Issuer or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, Settlement Amount and interest then due. Unless such Paying Agent is the Trustee, the Issuer will promptly notify the Trustee of any failure to take such action.

The Paying Agent shall not be obliged to make any payment until such time as it has received sufficient funds.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (including the redemption price and the Fundamental Change Repurchase Price, if applicable) and the overdue Settlement Amount owed on exchange to the extent they include cash, at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency . The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be presented or surrendered for registration of transfer or exchange or for payment, redemption or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”) and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Issuer shall, at all times, maintain an office or agency in the continental United States to serve as the Issuer’s Paying Agent and Exchange Agent for the Notes. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that the Corporate Trust Office of the Trustee shall not be an office or agency of the Issuer for the purpose of effecting service of legal process against the Issuer or any Guarantor.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the continental United States where the Notes may be presented or surrendered for payment, the Issuer shall forthwith designate and maintain such an office or agency in the continental United States, in order that the Notes shall at all times be payable in the continental United States. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Issuer hereby appoints the Trustee as Paying Agent, Registrar, Custodian and Exchange Agent and designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer.

Section 4.03 [reserved].

Section 4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled their respective obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, on behalf of the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled in all material respects each and every condition and covenant contained in this Indenture during such fiscal year and no Default has occurred and is continuing with respect to any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred and is continuing, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than 20 Business Days after becoming aware of such Default) deliver to the Trustee by registered or certified mail or by facsimile or electronic transmission an Officer’s Certificate specifying such Default (unless such Default has been cured or waived within such 20-Business Day time period).

Section 4.05 Taxes. The Issuer shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, lawful assessments, and governmental levies except such as are contested in good faith and by appropriate actions or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws. The Issuer and each of the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture and the Notes; and the Issuer and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and (to the extent that they may lawfully do so) covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any payment or distribution on account of the Issuer, or any of its Restricted Subsidiaries’, Equity Interests (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation other than:

(A) dividends, payments and distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or

(B) dividends, payments and distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including any purchase, redemption, defeasance, acquisition or retirement in connection with any merger, amalgamation or consolidation, in each case held by a Person other than the Issuer or a Restricted Subsidiary;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(A) Indebtedness permitted under clauses (vii) and (viii) of Section 4.09(b) hereof; or

(B) the payment, redemption, purchase, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, redemption, purchase, repurchase, defeasance or acquisition or retirement; or

(iv) make any Restricted Investment,

(all such payments and other actions set forth in clauses (i) through (iv) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i) (without duplication) and (vi)(C) of Section 4.07(b) hereof), but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), is less than the sum of (without duplication):

(1) 50.0% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period and including any predecessor of the Issuer) beginning on October 1, 2020 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(2) 100.0% of the aggregate Net Cash Proceeds and the fair market value of marketable securities or other property received by the Issuer or its Restricted Subsidiaries after the Issue Date (other than Net Cash Proceeds to the extent such Net Cash Proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (xii)(A) of Section 4.09(b) hereof) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock, but excluding Net Cash Proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests of the Issuer to any future, present or former employees, directors, officers, managers, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any direct or indirect parent company of the Issuer or any of the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv) of Section 4.07(b) hereof; and

(y) Designated Preferred Stock; and

(B) to the extent such Net Cash Proceeds, marketable securities or other property are actually contributed to the Issuer or any of its Restricted Subsidiaries, Equity Interests of the Issuer or any of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of any such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv) of Section 4.07(b) hereof); or

(ii) Indebtedness or Disqualified Stock of the Issuer or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Issuer or a parent company of the Issuer; provided that this clause (2) shall not include the proceeds from (w) Refunding Capital Stock applied in accordance with clause (ii) of Section 4.07(b) hereof, (x) Equity Interests or convertible debt securities of the Issuer or a Restricted Subsidiary sold to a Restricted Subsidiary or to the Issuer, (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (z) Excluded Contributions; plus

(3) 100.0% of the aggregate amount of Cash Equivalents and the fair market value of marketable securities or other property contributed to the capital of the Issuer or a Restricted Subsidiary (including the aggregate principal amount of any Indebtedness of the Issuer or a Restricted Subsidiary contributed to the Issuer or a Restricted Subsidiary for cancellation) or that becomes part of the capital of the Issuer or a Restricted Subsidiary through consolidation, amalgamation or merger following the Issue Date (other than (i) Net Cash Proceeds to the extent such Net Cash Proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (xii)(A) of Section 4.09(b) hereof, (ii) contributions by a Restricted Subsidiary or the Issuer and (iii) any Excluded Contributions); plus

(4) 100.0% of the aggregate amount received in Cash Equivalents and the fair market value of marketable securities or other property received by the Issuer or any Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the issuance, sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the Equity Interests of, or a dividend or distribution (other than an Excluded Contribution) from, an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (vii) of Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment, but including such Cash Equivalents and fair market value to the extent exceeding the amount of such Investment), in each case, after the Issue Date; or

(iii) any returns, profits, distributions and similar amounts received on account of any Permitted Investment subject to a dollar-denominated or ratio-based basket (to the extent in excess of the original amount of such Investment) and without duplication of any returns, profits, distributions or similar amounts included in the calculation of such basket; plus

(5) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value (as determined by the Issuer in good faith) of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (vii) of Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment made after the Issue Date, but, to the extent exceeding the amount of such Permitted Investment, including such excess amounts of fair market value; plus

(6) the aggregate amount of Declined Proceeds since the Issue Date; plus

(7) the greater of (A) $110.0 million and (B) 35.0% of LTM EBITDA.

(b) The provisions of Section 4.07(a) hereof shall not prohibit:

(i) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Indenture;

(ii) (A) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”), including any accrued and unpaid dividends thereon, or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or in an amount not to exceed the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (B) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (C) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (vi)(A) or (B) of this Section 4.07(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(iii) the prepayment, defeasance, redemption, repurchase, exchange or other acquisition or retirement of (1) Subordinated Indebtedness of the Issuer or a Subsidiary Guarantor made by exchange for, or in an amount not to exceed the proceeds of the sale of, new Indebtedness of the Issuer or a Subsidiary Guarantor or Disqualified Stock of the Issuer or a Subsidiary Guarantor made within 120 days of such incurrence or issuance of new Indebtedness or Disqualified Stock or (2) Disqualified Stock of the Issuer or a Subsidiary Guarantor made by exchange for, or in an amount not to exceed the proceeds of the sale of, Disqualified Stock of the Issuer or a Subsidiary Guarantor made within 120 days of such issuance of Disqualified Stock, that, in each case, is incurred or issued, as applicable, in compliance with Section 4.09 hereof so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premium) paid on the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(B) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(C) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or, if earlier, a date that is at least 91 days after the Maturity Date); and

(D) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the Maturity Date);

(iv) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any employee, director, officer, manager, member, partner, independent contractor or consultant equity plan or stock option plan or any other employee, director, officer, manager, member, partner, independent contractor or consultant benefit plan or agreement, or any equity subscription or equityholder agreement or any termination agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Issuer or any direct or indirect parent company of the Issuer in connection with such repurchase, retirement or other acquisition), including any Equity Interest received or rolled over by any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer in connection with any transaction; provided, that the aggregate amount of Restricted Payments made under this clause (iv) does not exceed in any calendar year an amount equal to $25.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $50.0 million in any calendar year); provided, further that such amount in any calendar year under this clause may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and other than to a Restricted Subsidiary) of the Issuer and, to the extent contributed to the Issuer or its Subsidiaries, the cash proceeds from the sale of Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C) of Section 4.07(a) hereof; plus

(B) the amount of any cash bonuses otherwise payable to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that are foregone in exchange for the receipt of Equity Interests of the Issuer or any of its direct or indirect parent companies pursuant to any compensation arrangement, including any deferred compensation plan; plus

(C) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries (or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer or one of its Subsidiaries) after the Issue Date; less

(D) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A), (B) and (C) of this clause (iv); provided, that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) of this clause (iv) in any calendar year; provided, further, that (i) cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies and (ii) the repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon or in connection with the exercise of options, warrants or similar instruments if such Equity Interests represent all or a portion of the exercise price thereof or payments, in lieu of the issuance of fractional Equity Interests or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.09 hereof to the extent such dividends or distributions are included in the definition of “Fixed Charges”;

(vi) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

(B) the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 4.07(b); provided, in the case of each of (A) and (C) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof;

(vii) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of Cash Equivalents or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of (a) $65.0 million and (b) 20.0% of LTM EBITDA at the time of such Investment (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments; provided, however, that if any Investment pursuant to this clause (vii) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) of the definition of “Permitted Investments” and shall cease to have been made pursuant to this clause (vii);

(viii) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon or in connection with the exercise or vesting of Equity Interests or any other equity award by any future, present or former employee, director, officer, member of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any Restricted Subsidiary or any direct or indirect parent company of the Issuer and any repurchases or withholdings of Equity Interests in connection with the exercise or vesting of stock options, warrants or the issuance of restricted stock units or similar equity-based awards or payments in lieu of the issuance of fractional Equity Interests with respect to stock options, warrants, restricted stock units or similar equity-based awards;

(ix) Restricted Payments in an amount not to exceed the sum of (A) up to 6.0% per annum of the amount of Net Cash Proceeds from any Equity Offering received by or contributed to the Issuer or any of its Restricted Subsidiaries and (B) an aggregate amount per annum not to exceed 5.0% of Market Capitalization;

(x) Restricted Payments that are made (a) in an amount that does not exceed the aggregate amount of Excluded Contributions received following the Issue Date or (b) without duplication with clause (a), in an amount not to exceed the cash proceeds from a sale, conveyance, transfer or other disposition in respect of property or assets acquired after the Issue Date, if the acquisition of such property or assets was financed with Excluded Contributions;

(xi) (A) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xi)(A) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been converted to, Cash Equivalents)) not to exceed the greater of (a) $110.0 million and (b) 35.0% of LTM EBITDA at such time (in the case of a Restricted Investment, determined on the date such Investment is made, with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value, plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments); provided, however, that if any Restricted Payment pursuant to this clause (xi)(A) consists of an Investment made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) of the definition of “Permitted Investments” and shall cease to have been made pursuant to this clause (xi)(A); and (B) any Restricted Payments, so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Total Debt Ratio shall be no greater than 2.00 to 1.00;

(xii) distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not the Issuer or a Restricted Subsidiary in connection with, any Securitization, Warehouse Facility or MSR Facility;

(xiii) distributions, payments, dividends or other Restricted Payments made to the Parent Guarantor to fund principal (and corresponding permanent reduction of commitments thereunder), interest and other payments owing pursuant to the Working Capital Notes under clauses (x) and (y) of the definition thereof, in an aggregate amount not to exceed the Working Capital Cap;

(xiv) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness, Disqualified Stock or Preferred Stock pursuant to provisions similar to those described under Sections 4.10, 4.14, 4.17 and Article 15 hereof; provided that if the Issuer shall have been required to make a repurchase offer as provided under Article 15 hereof, Collateral Disposition Offer or Asset Sale Offer, as applicable, to purchase the Notes on the terms provided in this Indenture applicable to repurchase offers as provided under Article 15 hereof, Collateral Disposition Offer or Asset Sale Offer, respectively, all Notes validly tendered by Holders of such Notes in connection with a repurchase offer as provided under Article 15 hereof, Collateral Disposition Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(xv) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent company of the Issuer or any other Restricted Payment in amounts required for any direct or indirect parent company of the Issuer to pay, in each case without duplication:

(A) franchise, excise and similar taxes, and other fees and expenses, required to maintain its corporate or other legal existence;

(B) salary, bonus, severance, indemnity and other benefits payable to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses, severance, indemnity and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(C) general organizational, operating, administrative, compliance, overhead, insurance and other costs and expenses (including expenses related to auditing or other accounting or tax reporting matters), any costs, expenses and liabilities incurred in connection with any litigation or arbitration attributable to the ownership or operations of the Issuer or its Restricted Subsidiaries, and Public Company Costs of any direct or indirect parent company of the Issuer;

(D) fees and expenses related to any equity or debt offering, financing transaction, acquisition, divestiture, investment or other non-ordinary course transaction (whether or not successful) of such parent entity; provided that any such transaction was in the good faith judgment of the Issuer intended to be for the benefit of the Issuer and its Restricted Subsidiaries;

(E) [reserved];

(F) (i) cash payments in lieu of issuing fractional shares or interests in connection with the exercise of warrants, options, other equity-based awards or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent company of the Issuer and any dividend, split or combination thereof or any transaction permitted under this Indenture and (ii) any conversion request by a holder of convertible Indebtedness and cash payments in lieu of fractional shares or interests in connection with any such conversion and payments on convertible Indebtedness in accordance with its terms;

(G) to finance Investments that would otherwise be permitted to be made pursuant to this Section 4.07 if made by the Issuer or its Restricted Subsidiaries; provided, that (1) such Restricted Payment shall be made within 120 days of the closing of such Investment, (2) such direct or indirect parent company shall, promptly following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or its Restricted Subsidiaries or (y) the merger, consolidation or amalgamation of the Person formed or acquired into the Issuer or its Restricted Subsidiaries (to the extent not prohibited by Section 11.01 hereof) in order to consummate such Investment, (3) any property received by the Issuer or its Restricted Subsidiaries shall not increase the amounts available for Restricted Payments pursuant to clause (C) of Section 4.07(a) hereof and (4) such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this Section 4.07(b) (other than pursuant to clause (x) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (i) thereof);

(H) amounts that would be permitted to be paid by the Issuer or its Restricted Subsidiaries under clauses (iii), (iv), (viii), (ix), (xiii) and (xiv) of Section 4.11(b) hereof; provided that the amount of any dividend or distribution under this clause (xv)(H) to permit such payment shall reduce, without duplication, Consolidated Net Income of the Issuer to the extent, if any, that such payment would have reduced Consolidated Net Income of the Issuer if such payment had been made directly by the Issuer and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (xv)(H) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by the Issuer, in each case, in the period such payment is made;

(I) amounts in respect of Indebtedness of such direct or indirect parent company of the Issuer which is guaranteed by the Issuer or a Restricted Subsidiary; and

(J) amounts in respect of the Tax Receivable Agreements;

(xvi) the distribution, by dividend or otherwise, of Capital Stock of an Unrestricted Subsidiary (or a Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets), or Indebtedness owed to the Issuer or a Restricted Subsidiary by an Unrestricted Subsidiary (or a Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets), in each case, other than Unrestricted Subsidiaries the primary assets of which are Cash Equivalents;

(xvii) mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment so long as the amount of such redemptions are no greater than the amount that constituted such Restricted Payment or Permitted Investment;

(xviii) payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with any Permitted Investment or a consolidation, merger or transfer of assets that complies with, or is not prohibited by Section 11.01 hereof;

(xix) the repurchase, redemption or other acquisition of Equity Interests of the Issuer or any Restricted Subsidiary deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer or any Restricted Subsidiary, in each case, permitted under this Indenture; and

(xx) payments by the Issuer to any direct or indirect parent of the Issuer (a) for any taxable period in which the Issuer and/or any of its Subsidiaries is a member of (or disregarded as an entity separate from a member of) a consolidated, combined or similar foreign, federal, state or local income or similar tax group whose common parent is a direct or indirect parent of the Issuer, to pay the portion of such foreign, federal, state and/or local income or similar Taxes (as applicable) of such tax group that are attributable to the Issuer and/or its Restricted Subsidiaries and, to the extent of any cash amounts actually received from its Unrestricted Subsidiaries, that are attributable to its Unrestricted Subsidiaries; provided that in each case the amount of such payments in respect of any taxable year does not exceed the amount that the Issuer and/or its applicable Restricted Subsidiaries (and, to the extent permitted above, its applicable Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of the relevant foreign, federal, state or local income or similar Taxes for such taxable year had the Issuer and/or its applicable Subsidiaries (including its Unrestricted Subsidiaries to the extent described above), as applicable, paid such Taxes separately from any such parent company and (b) with respect to any taxable period for which the Issuer is a disregarded entity or partnership for U.S. federal income tax purposes, in the form of permitted tax distributions to the direct or indirect owners of the Issuer (as applicable) which shall be equal to the product of (X) the allocable taxable income of the Issuer for such taxable period (determined, for any taxable period for which the Issuer is a disregarded entity, as if the Issuer were a partnership) (calculated without regard to any adjustments pursuant to Section 743 or 734 of the Code or any deductions attributable to payments under the UFG Holdings LLC Management Long-Term Incentive Plan (as may be amended) that are funded by the direct or indirect owners of the Issuer) and (Y) the highest effective marginal combined U.S. federal, state and local income tax rate applicable to an individual (or, if greater, a corporation) resident in California or New York, New York (whichever tax rate is higher) for such taxable period (taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (if applicable, and taking into account any limitations thereon) and the character (long-term capital gain, qualified dividend income, tax-exempt income, etc.) of the current period taxable income); provided that any such distributions shall be made on a pro rata basis; provided that at the time of, and after giving effect to, (x) any Restricted Payment other than a Restricted Investment permitted under clause (xi)(B) of this Section 4.07(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof or (y) any Restricted Investment permitted under clause (xi)(B) of this Section 4.07(b), no Event of Default under Section 6.01(a)(i), (ii) or (viii) hereof shall have occurred and be continuing or would occur as a consequence thereof.

(c) For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (i) through (xx) of Section 4.07(b) hereof and/or one or more of the clauses contained in the definition of “Permitted Investments,” or is entitled to be made pursuant to Section 4.07(a) the Issuer will be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (i) through (xx) and such Section 4.07(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” in any manner that otherwise complies with this Section 4.07.

(d) The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, pursuant to this Section 4.07, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture. For the avoidance of doubt, this Section 4.07 shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries that is not a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Subsidiary Guarantor to:

(i) (A) pay dividends or make any other distributions to the Issuer or any Subsidiary Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; or

(B) pay any Indebtedness owed to the Issuer or any Subsidiary Guarantor;

(ii) make loans or advances to the Issuer or any Subsidiary Guarantor; or

(iii) sell, lease or transfer any of its properties or assets to the Issuer or any Subsidiary Guarantor;

(b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(i) encumbrances or restrictions in effect on the Issue Date, including pursuant to the Working Capital Notes, the Existing Facilities and the related documentation, the New Senior Secured Notes and related documentation and guarantees and Hedging Obligations;

(ii) this Indenture, the Notes, the Guarantees and the Collateral Documents;

(iii) Purchase Money Obligations and Financing Lease Obligations that impose restrictions of the nature discussed in clause (iii) of Section 4.08(a) hereof on the property so purchased, leased, expanded, constructed, developed, installed, replaced, relocated, renewed, maintained, upgraded, repaired or improved;

(iv) applicable law or any applicable rule, regulation or order;

(v) (A) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, any agreement or other instrument of such Unrestricted Subsidiary (but, in any such case, not created in contemplation thereof) and (B) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(vi) contracts for the sale or disposition of assets, including sale-leaseback agreements, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of any of the Capital Stock or assets of such Subsidiary;

(vii) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.09 and 4.12 hereof that limit the right of the debtor to dispose of or incur Liens on the assets securing such Indebtedness;

(viii) restrictions on Cash Equivalents or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business or consistent with past practice or arising in connection with any Permitted Liens;

(ix) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Subsidiary Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof;

(x) customary provisions in joint venture agreements and other similar agreements or arrangements relating to such joint venture;

(xi) provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business, consistent with past practice or consistent with industry practices or that in the judgment of the Issuer would not materially impair the Issuer’s ability to make payments under the Notes when due;

(xii) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business or consistent with past practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(xiii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary or the assignment of any license or sub-license agreement;

(xiv) provisions restricting assignment of any agreement entered into in the ordinary course of business or consistent with past practice;

(xv) restrictions arising in connection with cash or other deposits permitted under Section 4.12 hereof;

(xvi) any agreement or instrument relating to any Indebtedness, Disqualified or Preferred Stock permitted to be incurred, assumed or issued subsequent to the Issue Date pursuant to Section 4.09 hereof if either (A) the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers (as determined in good faith by the Issuer), (B) the encumbrances and restrictions are not materially more restrictive, taken as whole, with respect to such Restricted Subsidiaries, than the restrictions or encumbrances (x) contained in this Indenture, the Existing Facilities or related security documents as of the Issue Date or (y) otherwise in effect on the Issue Date or (C) either (x) the Issuer determines that such encumbrance or restriction will not materially impair the Issuer’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(xvii) the requirements of any Securitization, Warehouse Facility or MSR Facility that are exclusively applicable to any Securitization Entity, Warehouse Facility Trust, MSR Facility Trust or special purpose Subsidiary of the Issuer formed in connection therewith;

(xviii) provisions in agreements evidencing Permitted Funding Indebtedness that impose restrictions on the collateral securing such Indebtedness or that provide for financial covenants, limitation on affiliate transactions, the transfer of all or substantially all assets, other fundamental changes or other limitations which, in each case as determined in good faith by the Issuer, are customary or consistent with past practice or industry practice or will not materially affect the ability of the Issuer to pay the principal, interest and premium, if any, on the Notes; and

(xix) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xviii) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.08, (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock and (y) the subordination of (including the application of any standstill requirements to) loans and advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or any Restricted Subsidiary that is not a Subsidiary Guarantor to issue Preferred Stock; provided, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock and any Restricted Subsidiary that is not a Subsidiary Guarantor may issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof shall not apply to:

(i) Indebtedness incurred pursuant to any Credit Facilities by the Issuer or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that immediately after giving effect to any such incurrence or issuance (including pro forma application of the net proceeds therefrom), the then outstanding aggregate principal amount of all Indebtedness incurred or issued under this clause (i) does not exceed the greater of $175.0 million and 65.0% of LTM EBITDA;

(ii) the incurrence by the Issuer and any Subsidiary Guarantor of Indebtedness represented by the Notes and the Guarantees (but excluding any additional Notes and any guarantees thereof) and the New Senior Secured Notes and the related guarantees (but excluding any additional New Senior Secured Notes and any guarantees thereof);

(iii) Indebtedness, Disqualified Stock and Preferred Stock of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (ii), (ix) and (xxv) of this Section 4.09(b));

(iv) Indebtedness (including Financing Lease Obligations and Purchase Money Obligations), Disqualified Stock and Preferred Stock incurred or issued by the Issuer or any of its Restricted Subsidiaries to finance the purchase, lease, expansion, construction, development, installation, replacement, relocation, renewal, maintenance, upgrade, repair or improvement of property (real or personal), equipment or any other asset (including, without limitation, Securitization Assets and assets that consist of Servicing Advances, MSRs, mortgages and crop, student, consumer or other loans, mortgage-related securities and derivatives, other mortgage-related receivables, REO Assets, Retained Interests and other similar assets (or any interest in any of the foregoing)), whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that (A) the Liens securing such Indebtedness may not extend to the Collateral or any other property owned by the Issuer or its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 365 days after the latter of the acquisition or completion of the construction of the property subject to the Lien, (B) the amount of such Indebtedness does not exceed the fair market value of the assets developed, constructed, purchased, leased, repaired, maintained, expanded, replaced, upgraded, installed or improved with the proceeds of such Indebtedness; it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (iv) shall cease to be deemed incurred or outstanding for purposes of this clause (iv) but shall be deemed incurred for the purposes of Section 4.09(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (iv), (C) no such Indebtedness may be secured by any asset constituting the Collateral and (D) such acquired assets financed by such Indebtedness incurred pursuant to this clause (iv) are held by the Issuer or any Subsidiary Guarantor;

(v) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with past practice, including letters of credit in favor of suppliers, customers or trade creditors or in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(vi) Indebtedness, Disqualified Stock and Preferred Stock arising from (A) Permitted Intercompany Activities and (B) agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-outs (including contingent earn-outs) or similar obligations, payment obligations in respect of any non-compete, consulting or similar arrangement or progress payments for property or services or other similar adjustments, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets, a Subsidiary or Investment, and Indebtedness arising from guarantees, letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments securing performance of the Issuer or any Subsidiary pursuant to such agreements;

(vii) Indebtedness, Disqualified Stock and Preferred Stock of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness, Disqualified Stock or Preferred Stock owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, excluding any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued in the ordinary course of business or consistent with past practice, is subordinated in right of payment (to the extent permitted by applicable law) to the Notes (for the avoidance of doubt, any such Indebtedness, Disqualified Stock or Preferred Stock owing to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be deemed to be expressly subordinated in right of payment to the Notes unless the terms of such Indebtedness, Disqualified Stock or Preferred Stock expressly provide otherwise); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness, Disqualified Stock or Preferred Stock (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness, Disqualified Stock or Preferred Stock constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness, Disqualified Stock or Preferred Stock (to the extent such Indebtedness, Disqualified Stock or Preferred Stock is then outstanding) not permitted by this clause (vii);

(viii) Indebtedness, Disqualified Stock and Preferred Stock of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness, Disqualified Stock or Preferred Stock to a Restricted Subsidiary that is not a Subsidiary Guarantor, excluding any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued in the ordinary course of business or consistent with past practice, such Indebtedness, Disqualified Stock or Preferred Stock is subordinated in right of payment (to the extent permitted by applicable law) to the Notes or the Guarantee of the Notes by such Subsidiary Guarantor, as applicable (for the avoidance of doubt, any such Indebtedness, Disqualified Stock or Preferred Stock owing to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be deemed to be expressly subordinated in right of payment to the Notes or the Guarantee of the Notes by such Subsidiary Guarantor, as applicable, unless the terms of such Indebtedness, Disqualified Stock or Preferred Stock expressly provide otherwise); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness, Disqualified Stock or Preferred Stock (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness, Disqualified Stock or Preferred Stock constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness, Disqualified Stock or Preferred Stock (to the extent such Indebtedness, Disqualified Stock or Preferred Stock is then outstanding) not permitted by this clause (viii);

(ix) Indebtedness incurred pursuant to the Existing Facilities in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under the terms of each Existing Facility as in effect on the Issue Date;

(x) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(xi) obligations in respect of self-insurance and obligations in respect of stays, customs, performance, bid, indemnity, appeal, judgment, surety and other similar bonds or instruments and performance, bankers’ acceptance and completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xii) (A) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the Net Cash Proceeds received by the Issuer or its Restricted Subsidiaries after the Issue Date from the issue or sale of Equity Interests of the Issuer or contributed to the capital of the Issuer (in each case, other than Excluded Contributions, proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (iv)(C)(2) and (iv)(C)(3) of Section 4.07(a) hereof to the extent such Net Cash Proceeds have not been applied pursuant to such clauses to make Restricted Payments pursuant to Section 4.07(a) hereof or to make Permitted Investments specified in clauses (8), (11), (13), (28) or (29) of the definition thereof, and (B) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (xii)(B), does not at any time outstanding exceed the greater of (x) $125.0 million and (y) 40.0% of LTM EBITDA (in each case, determined on the date of such incurrence); it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (xii)(B) shall cease to be deemed incurred or outstanding for purposes of this clause (xii)(B) but shall be deemed incurred for the purposes of Section 4.09(a) hereof from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.09(a) hereof without reliance on this clause (xii)(B);

(xiii) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness (or unutilized commitment in respect of Indebtedness), Disqualified Stock or Preferred Stock incurred or issued as permitted under Section 4.09(a) hereof and clauses (ii), (iii), (iv), (ix) and (xii)(A) of this Section 4.09(b), this clause (xiii) and clauses (xiv), (xxv) (provided that (x) such Refinancing Indebtedness shall be deemed incurred pursuant to clause (xxv) hereof) and (y) such Refinancing Indebtedness meets the requirements set forth in clause (y) of the definition of “Working Capital Notes”) and (xxxiii) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so extend, replace, refund, refinance, renew or defease such Indebtedness (or unutilized commitment in respect of Indebtedness), Disqualified Stock or Preferred Stock, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, accrued interest or dividends, underwriting or initial purchaser discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection therewith and Indebtedness incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

(A) other than in the case of Refinancing Indebtedness of Indebtedness (or unutilized commitments in respect of Indebtedness), Disqualified Stock or Preferred Stock incurred or issued as permitted under clauses (iv) and (xii)(A) above and Customary Bridge Loans, has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the Maturity Date);

(B) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(C) shall not include:

(1) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(2) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor; or

(3) Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; provided further that subclause (A) of this clause (xiii) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Credit Facilities or Secured Indebtedness;

(xiv) (A) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (B) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated or amalgamated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, that in the case of clauses (A) and (B), after giving effect to such acquisition, merger, amalgamation or consolidation, (1) the aggregate amount of such Indebtedness, Disqualified Stock or Preferred Stock incurred under this subclause (1), together with any Refinancing Indebtedness in respect thereof, does not exceed the greater of (i) $65.0 million and (ii) 20.0% of LTM EBITDA at any time outstanding (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this subclause (1) shall cease to be deemed incurred or outstanding for purposes of this subclause (1) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this subclause (1)) or (2) either (x) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness, Disqualified Stock or Preferred Stock pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (y) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries is equal to or greater than immediately prior to such transaction;

(xv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with past practice;

(xvi) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(xvii) (A) any guarantee or co-issuance by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness or other obligations by such Restricted Subsidiary is permitted under the terms of this Indenture; or

 (B) any guarantee or co-issuance by a Restricted Subsidiary of Indebtedness or other obligations of the Issuer so long as the incurrence of such Indebtedness or other obligations by the Issuer is permitted under the terms of this Indenture;

(xviii) (A) Indebtedness, Disqualified Stock or Preferred Stock consisting of Indebtedness, Disqualified Stock or Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (iv) of Section 4.07(b) hereof, and (B) Indebtedness representing deferred compensation or similar arrangements (1) to any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Issuer (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice or (2) incurred in connection with any Investment, acquisition (by merger, consolidation, amalgamation or otherwise) or other transaction;

(xix) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business or consistent with past practice from customers for goods and services purchased in the ordinary course of business or consistent with past practice;

(xx) (A) Indebtedness owed on a short-term basis to banks and other financial institutions incurred in the ordinary course of business or consistent with past practice of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries; and

 (B) Indebtedness in respect of Bank Products;

(xxi) Indebtedness incurred by the Issuer or a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables or payables for credit management purposes, in each case incurred or undertaken consistent with past practice or in the ordinary course of business;

(xxii) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements or (C) obligations to reacquire assets or inventory in connection with customer financing arrangements, in each case incurred in the ordinary course of business or consistent with past practice;

(xxiii) the incurrence of Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries of the Issuer that are not Subsidiary Guarantors in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (xxiii), does not at any time outstanding exceed the greater of (a) $110.0 million and (b) 35.0% of LTM EBITDA (in each case, determined on the date of such incurrence); it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (xxiii) shall cease to be deemed incurred or outstanding for purposes of this clause (xxiii) but shall be deemed incurred for the purposes of Section 4.09(a) hereof from and after the first date on which the Issuer or its Restricted Subsidiaries could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.09(a) hereof without reliance on this clause (xxiii);

(xxiv) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business or consistent with past practice;

(xxv) the incurrence by the Issuer and any Subsidiary Guarantor of Indebtedness represented by the Working Capital Notes under clauses (x) and (y) of the definition thereof;

(xxvi) Indebtedness, Disqualified Stock or Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries to the extent that the net proceeds thereof are deposited with the Trustee at or promptly after the funding of such Indebtedness, Disqualified Stock or Preferred Stock to satisfy and discharge the Notes in accordance with this Indenture;

(xxvii) Indebtedness consisting of obligations of the Issuer or any of its Restricted Subsidiaries under deferred purchase price, earn-outs or other arrangements incurred by such Person in connection with any acquisition permitted under this Indenture or any other Investment permitted under this Indenture;

(xxviii) Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case, with respect to any transaction permitted under this Indenture;

(xxix) [reserved];

(xxx) (A) Permitted Funding Indebtedness; (B) Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements; and (C) Non-Recourse Indebtedness;

(xxxi) Indebtedness arising out of or to fund purchases of all remaining outstanding asset-backed securities of any Securitization Entity and/or Securitization Assets of any Securitization Entity in the ordinary course of business, consistent with past practice or consistent with industry practice or for the purpose of relieving the Issuer or a Subsidiary of the Issuer of the administrative expense of servicing such Securitization Entity;

(xxxii) Guarantees by the Issuer or any of its Restricted Subsidiaries to owners of servicing rights in the ordinary course of business, consistent with past practice or consistent with industry practice;

(xxxiii) Indebtedness by the Services Business in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (xxxiii), the greater of (A) $50.0 million and (B) 50% of Services Business Total Assets; and

(xxxiv) to the extent constituting Indebtedness, Indebtedness under Excess Spread Sales incurred in the ordinary course of business, consistent with past practice or consistent with industry practice.

(c) For purposes of determining compliance with this Section 4.09:

(i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (i) through (xxxiv) of Section 4.09(b) hereof or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Issuer, in its sole discretion, may divide or classify, and may from time to time redivide and reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the clauses under Section 4.09(b);

(ii) the Issuer shall be entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 4.09(b) hereof;

(iii) guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness, Disqualified Stock or Preferred Stock that is otherwise included in the determination of a particular amount of Indebtedness, Disqualified Stock or Preferred Stock shall not be included;

(iv) if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are incurred pursuant to any Credit Facility and are being treated as incurred pursuant to any clause of Section 4.09(b) or Section 4.09(a) hereof and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, Disqualified Stock or Preferred Stock, then such other Indebtedness, Disqualified Stock or Preferred Stock shall not be included;

(v) the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and

(vi) for purposes of calculating the Fixed Charge Coverage Ratio in connection with the incurrence of any Indebtedness pursuant to Section 4.09(a) or Section 4.09(b) hereof or the creation or incurrence of any Lien pursuant to the definition of “Permitted Liens”, the Issuer may elect, at its option, to treat all or any portion of the committed amount of any Indebtedness (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be incurred (or any commitment in respect thereof) or secured by such Lien, as the case may be (any such committed amount elected until revoked as described below, the “Reserved Indebtedness Amount”), as being incurred as of such election date, and, if such Fixed Charge Coverage Ratio is satisfied with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under this Section 4.09 or the definition of “Permitted Liens”, whether or not the Fixed Charge Coverage Ratio at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is met; provided that for purposes of subsequent calculations of the Fixed Charge Coverage Ratio, the Reserved Indebtedness Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Issuer revokes an election of a Reserved Indebtedness Amount.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09. If Indebtedness, Disqualified Stock or Preferred Stock originally incurred in reliance upon a percentage of LTM EBITDA under this Section 4.09 is being refinanced and such refinancing would cause the maximum amount of Indebtedness, Disqualified Stock or Preferred Stock thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness, Disqualified Stock or Preferred Stock will be deemed to have been incurred under the applicable provision so long as the principal amount or liquidation preference of such Refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed the principal amount or liquidation preference of Indebtedness, Disqualified Stock or Preferred Stock being refinanced plus amounts permitted by the next sentence. Any Refinancing Indebtedness and any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred under this Indenture to refinance Indebtedness incurred pursuant to clauses (i), (ix), (xii)(B), (xxiii) and (xxv) of Section 4.09(b) hereof shall be deemed to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest or dividends, premiums (including tender premiums), defeasance costs, underwriting or initial purchaser discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, Disqualified Stock or Preferred Stock, the U.S. Dollar Equivalent principal amount or liquidation preference of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was incurred, in the case of a term obligation, or upon execution of the definitive credit agreement, in the case of revolving credit debt; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation preference of such Refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed (A) the principal amount or liquidation preference of such Indebtedness, Disqualified Stock or Preferred Stock being refinanced plus (B) the aggregate amount of accrued but unpaid interest, fees, underwriting or initial purchaser discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount or liquidation preference of any Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if incurred in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.

This Indenture shall not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or because it is secured by different collateral or issued or guaranteed by other obligors.

Section 4.10 Asset Sales.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (other than a Required Asset Sale), unless:

(i) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, in connection with, such Asset Sale) at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration for such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(A) the greater of the principal amount and the carrying value of any liabilities (as reflected on the Issuer’s or such Restricted Subsidiary’s most recent consolidated balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s or such Restricted Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities (excluding intercompany liabilities owing to a Restricted Subsidiary being disposed of) that are by their terms subordinated to the Notes, that are (i) assumed by the transferee of any such assets (or a third party in connection with such transfer) pursuant to a written agreement which releases or indemnifies the Issuer or such Restricted Subsidiary from such liabilities or (ii) otherwise cancelled or terminated in connection with the transaction;

(B) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted or reasonably expected by the Issuer acting in good faith to be converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received or expected to be received) or by their terms are required to be satisfied for Cash Equivalents within 180 days following the closing of such Asset Sale; and

(C) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (i) $80.0 million and (ii) 25.0% of LTM EBITDA at the time of the receipt of such Designated Non-cash Consideration (or, at the Issuer’s option, at the time of contractually agreeing to such Asset Sale), with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

(b) Within 450 days after the later of (x) the date of any Asset Sale pursuant to Section 4.10(a) and (y) the receipt of any Net Proceeds of such Asset Sale, including a Required Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply an amount not to exceed the Net Proceeds from such Asset Sale (the “Applicable Proceeds”):

(i) to reduce Indebtedness (through a redemption, prepayment, repayment or purchase, as applicable) as follows:

(A) (x) to the extent required thereby, Obligations under the Working Capital Notes (and correspondingly permanently reduce commitments thereunder), in accordance with the terms thereof or (y) Obligations under a Credit Facility to the extent such Obligations were incurred under clause (i) of Section 4.09(b) hereof and, in the case of revolving obligations (other than Obligations in respect of any asset-based credit facility), to correspondingly reduce commitments with respect thereto;

(B) Obligations under Secured Indebtedness (other than the Notes, the New Senior Secured Notes or the Working Capital Notes or Indebtedness that is owed to the Issuer or a Restricted Subsidiary), and, in the case of revolving obligations (other than Obligations in respect of any asset-based credit facility), to correspondingly reduce commitments with respect thereto;

(C) Obligations under the Notes or any other Senior Indebtedness of the Issuer or any Restricted Subsidiary (and, in the case of other Senior Indebtedness that consists of revolving obligations (other than Obligations in respect of any asset-based credit facility), to correspondingly reduce any outstanding commitments with respect thereto); provided that if the Issuer or any Restricted Subsidiary shall so reduce any Senior Indebtedness other than the Notes, the Issuer or such Restricted Subsidiary will either (a) reduce Obligations under the Notes on a pro rata basis by purchasing Notes through open-market purchases or in privately negotiated transactions at market prices (which may be below par), or (b) make an offer (in accordance with the procedures set forth in Sections 4.10(c) and 4.14 hereof) to all Holders to purchase their Notes on a ratable basis with such other Senior Indebtedness for no less than 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased;

(D) Obligations of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Issuer or any Restricted Subsidiary, and, in the case of revolving obligations (other than Obligations in respect of any asset-based credit facility), to correspondingly reduce commitments with respect thereto; or

(E) to the extent such Applicable Proceeds are from an Asset Sale of property or assets of a Restricted Subsidiary that is not a Subsidiary Guarantor, Obligations of the Issuer or a Subsidiary Guarantor other than Subordinated Indebtedness and other than Indebtedness owed to the Issuer or any Restricted Subsidiary, and, in the case of revolving obligations (other than Obligations in respect of any asset-based credit facility), to correspondingly reduce commitments with respect thereto;

(ii) to make (A) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other properties or assets (including, without limitation, Securitization Assets and assets that consist of Servicing Advances, MSRs, mortgages and crop, student, consumer or other loans, mortgage-related securities and derivatives, other mortgage-related receivables, REO Assets, Retained Interests and other similar assets (or any interest in any of the foregoing) that are used to support or pledged to secure Permitted Funding Indebtedness), that, in each of (A), (B) and (C), are used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that the Issuer may elect to deem Investments, capital expenditures or acquisitions within the scope of the foregoing clauses (A), (B) or (C), as applicable, that occur prior to the receipt of the Applicable Proceeds to have been made in accordance with this clause (ii) so long as such deemed Investments, capital expenditures or acquisitions shall have been made no earlier than the earliest of (x) the written notice of such Asset Sale to the Trustee, (y) the execution of a definitive agreement relating to such Asset Sale or (z) the consummation of such Asset Sale; or

(iii) any combination of the foregoing;

provided that a binding commitment or letter of intent entered into not later than the end of such 450-day period shall be treated as a permitted application of the Applicable Proceeds from the date of such commitment or letter of intent so long as the Issuer or such Restricted Subsidiary enters into such commitment or letter of intent with the good faith expectation that such Applicable Proceeds will be applied to satisfy such commitment or letter of intent within 180 days of the end of such 450-day period (an “Acceptable Commitment”) or, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Applicable Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Applicable Proceeds are applied, then such Applicable Proceeds shall constitute Excess Proceeds.

Notwithstanding any other provisions of this Section 4.10, (i) to the extent that the application of any or all of the Applicable Proceeds of any Asset Sale or Casualty Event by a Foreign Subsidiary (a “Foreign Disposition”) (A) is (x) prohibited or delayed by or would violate or conflict with applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other organizational or administrative impediments from being repatriated to the United States (including for the avoidance of doubt restrictions, prohibitions or impediments relating to financial assistance, corporate benefit, thin capitalization, capital maintenance and similar legal principles, restrictions on upstreaming and/or cross-streaming of Cash Equivalents intra-group and relating to the fiduciary and/or statutory duties of the directors (or equivalent Persons) of the Issuer and/or any of its Subsidiaries) or would conflict with the fiduciary and/or statutory duties of such Subsidiary’s directors (or equivalent Persons), or (B) would result in, or could reasonably be expected to result in, a risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Subsidiary, an amount equal to the portion of such Applicable Proceeds so affected will not be required to be applied in compliance with this Section 4.10, and such amounts may be retained by the applicable Foreign Subsidiary; provided that if at any time within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Applicable Proceeds is permitted under the applicable local law, the applicable organizational document or agreement or the applicable other impediment, an amount equal to such amount of Applicable Proceeds so permitted to be repatriated will be promptly applied (net of any taxes, costs or expenses that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) in compliance with this Section 4.10 or (ii) to the extent that the Issuer has determined in good faith that repatriation of any or all of the Applicable Proceeds of any Foreign Disposition could have a material adverse tax or cost consequence with respect to such Applicable Proceeds (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Issuer, any Restricted Subsidiary or any of their respective Affiliates and/or their equityholders would incur a net tax liability (taking into account any deduction, including a dividend received deduction), including as a result of a tax dividend, a deemed dividend pursuant to Code Section 956 or a withholding tax), the Applicable Proceeds so affected may be retained by the applicable Foreign Subsidiary and an amount equal to such Applicable Proceeds will not be required to be applied in compliance with this Section 4.10. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. For the avoidance of doubt, nothing in this Indenture shall be construed to require any Subsidiary to repatriate cash.

(c) Any Applicable Proceeds (other than any amounts excluded from this Section 4.10 as set forth in the final paragraph of Section 4.10(b)) that are not invested or applied as provided and within the time period set forth in Section 4.10(b) hereof will be deemed to constitute “Excess Proceeds”; provided that any amount of Applicable Proceeds offered to Holders of the Notes pursuant to clause (b)(i)(C) of this Section 4.10 shall not be deemed to be Excess Proceeds without regard to whether such offer is accepted by any Holders and any amount of Applicable Proceeds offered to Holders of the Notes pursuant 4.10(b) hereof that are not accepted shall be deemed to be Declined Proceeds. When the aggregate amount of Excess Proceeds exceeds $100.0 million (the “Excess Proceeds Threshold”), the Issuer shall make an offer (an “Asset Sale Offer”) to all Holders of the Notes and, if required or permitted by the terms of any Indebtedness that ranks pari passu in right of payment with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such Pari Passu Indebtedness that is, with respect to the Notes only, in an amount equal to $1,000, or an integral multiple of $1,000 in excess thereof, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture, and in the case of such Pari Passu Indebtedness, at the offer price required by the terms thereof, in accordance with the procedures set forth in the agreement(s) governing such Pari Passu Indebtedness. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 20 Business Days after the date that Excess Proceeds exceed the Excess Proceeds Threshold by delivering to the Holders the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Applicable Proceeds by making an Asset Sale Offer with respect to such Applicable Proceeds prior to the time period that may be required by this Indenture with respect to all or a part of the available Applicable Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture (an “Advance Offer”).

To the extent that the aggregate amount (or accreted value, if applicable) of Notes and Pari Passu Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the amount offered in the Asset Sale Offer (or in the case of an Advance Offer, the Advance Portion), the Issuer may use any remaining Excess Proceeds (or in the case of an Advance Offer, the Advance Portion) (“Declined Proceeds”) for any purposes not otherwise prohibited under this Indenture. If the aggregate principal amount (or accreted value, if applicable) of Notes or the Pari Passu Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount offered in the Asset Sale Offer (or in the case of an Advance Offer, the Advance Portion), the Issuer shall purchase the Notes (subject to applicable DTC procedures as to Global Notes) and such Pari Passu Indebtedness, as the case may be, on a pro rata basis based on the aggregate principal amount (or accreted value, if applicable) of the Notes or such Pari Passu Indebtedness, as the case may be, tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer (or Advance Offer), the amount of Excess Proceeds that resulted in the requirement to make an Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion). Upon consummation or expiration of any Asset Sale Offer, any remaining Applicable Proceeds shall not be deemed Excess Proceeds and the Issuer may use such Applicable Proceeds for any purpose not otherwise prohibited under this Indenture.

An Asset Sale Offer or Advance Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes, the Guarantees and/or Collateral Documents (but the Asset Sale Offer or Advance Offer may not condition tenders on the delivery of such consents).

(d) Pending the final application of the amount of any Applicable Proceeds pursuant to this Section 4.10, the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness, or otherwise use such Applicable Proceeds in any manner not prohibited by this Indenture.

(e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer or an Advance Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. Notwithstanding the foregoing, the Issuer may rely on any no-action letters issued by the SEC or other SEC guidance indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

For the avoidance of doubt, the provisions of this Section 4.10 and Section 4.14 may be waived or modified with the written consent of the Holders of a majority in principal amount of all the then outstanding Notes.

Section 4.11 Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $40.0 million at such time, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis or, if in the good faith judgment of the Issuer, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million at such time, the terms of such transaction have been approved by a majority of the members of the Board of the Issuer or any direct or indirect parent of the Issuer.

Any Affiliate Transaction shall be deemed to have satisfied the requirements of clause (ii) of this Section 4.11(a) if such Affiliate Transaction is approved by a majority of the Disinterested Directors of the Issuer or any direct or indirect parent of the Issuer, if any.

(b) Except in the case of any Collateral Disposition, the provisions of Section 4.11(a) hereof shall not apply to the following:

(i) (A) transactions between or among the Issuer or any of its Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) and (B) any merger, amalgamation or consolidation of the Issuer into any direct or indirect parent company; provided that such merger, amalgamation or consolidation is otherwise consummated in compliance with the terms of this Indenture;

(ii) Restricted Payments permitted by Section 4.07 hereof (including any transaction specifically excluded from the definition of the term “Restricted Payments”) (other than pursuant to Section 4.07(b)(xv)(H)) and Permitted Investments;

(iii) the payment of indemnification and other similar amounts to the Investors and reimbursement of expenses of the Investors;

(iv) (A) employment agreements, employee benefit and incentive compensation plans and arrangements and (B) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(v) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(vi) any agreement or arrangement as in effect as of the Issue Date (including the Working Capital Notes and the New Senior Secured Notes), or any amendment or replacement thereto (so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Issuer to the Holders when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Issue Date);

(vii) any Intercompany License Agreements;

(viii) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders, investor rights or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent company of the Issuer) is a party as of the Issue Date, including in connection with the New Senior Secured Notes and any similar agreements which it (or any parent company of the Issuer) may enter into thereafter; provided, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries (or such parent company) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not otherwise, when taken as a whole, materially disadvantageous in the good faith judgment of the Issuer to the Holders than those in effect on the Issue Date;

(ix) Co-Investment Transactions as approved in good faith;

(x) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services or providers of employees or other labor that are Affiliates, in each case in the ordinary course of business, consistent with past practice or consistent with industry practice and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xi) the issuance or transfer of (A) Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent company of the Issuer or to any Permitted Holder or to any employee, director, officer, manager, member, partner or consultants (or their respective Affiliates or Immediate Family Members) of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and (B) directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(xii) (A) sales of accounts receivable, or participations therein, or Securitization Assets or related assets, or other transactions, in connection with any Permitted Securitization Indebtedness or Permitted Funding Indebtedness and (B) sales or purchases of Servicing Advances, MSRs, mortgages and crop, student, consumer or other loans, mortgage-related securities and derivatives, other mortgage-related receivables, REO Assets, Retained Interests and other similar assets (or any interest in any of the foregoing);

(xiii) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions, divestitures or financing transactions which payments are approved by the Issuer in good faith;

(xiv) (A) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Issuer and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager, member, partner or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by the Issuer in good faith; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Issuer in good faith and (B) Indebtedness owed to the seller in connection with the acquisition of any Equity Interests in Finance of America Commercial Holdings LLC that are not owned by the Issuer or its Restricted Subsidiaries on the Issue Date;

(xv) (A) investments by Affiliates in securities or loans or other Indebtedness of the Issuer or any of its Restricted Subsidiaries (and payment of out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (B) payments to Affiliates in respect of securities or loans or other Indebtedness of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (A) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(xvi) payments to or from, and transactions with, any joint venture or Unrestricted Subsidiary in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto);

(xvii) payments by the Issuer (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to, or the entry into, tax sharing agreements among the Issuer (and any such parent company) and its Subsidiaries, to the extent such payments are permitted under Section 4.07(b)(xx);

(xviii) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, which is approved by the Issuer in good faith;

(xix) intellectual property licenses and research and development agreements in the ordinary course of business or consistent with past practice;

(xx) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equityholders of the Issuer or any direct or indirect parent thereof pursuant to any equityholders, registration rights or similar agreements;

(xxi) the pledge of Equity Interests of any Unrestricted Subsidiary to lenders to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders;

(xxii) Permitted Intercompany Activities and related transactions;

(xxiii) (A) any transactions with a Person which would constitute an Affiliate Transaction solely because the Issuer or its Restricted Subsidiary owns an equity interest in or otherwise controls such Person or (B) transactions with a Person which would constitute an Affiliate Transaction solely because a director of such other Person is also a director of the Issuer or any direct or indirect parent company; provided that such director abstains from voting as a director of the Issuer or such direct or indirect parent company, as the case may be, on any matter including such other Person;

(xxiv) transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium;

(xxv) the provision of mortgage servicing, mortgage loan origination, real estate logistics, brokerage, advisory, reporting, settlement, title and management and similar services to Affiliates in the ordinary course of business, consistent with past practice or consistent with industry practice and otherwise not prohibited by this Indenture which are fair to the Issuer and its Restricted Subsidiaries (as determined by the Issuer in good faith) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Issuer in good faith); and

(xxvi) any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of a disposition made in accordance with or not prohibited by this Indenture.

If the Issuer or any of its Restricted Subsidiaries (i) purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Issuer of an interest in all or a portion of the assets or properties acquired shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by the Issuer or a Restricted Subsidiary to be deemed an Affiliate Transaction) or (ii) sells or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Issuer of an interest in all or a portion of the assets or properties sold shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by the Issuer or a Restricted Subsidiary to be deemed an Affiliate Transaction).

Section 4.12 Liens. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness, on any asset or property of the Issuer or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 4.13 Company Existence. Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary; provided that the Issuer shall not be required to preserve the corporate, partnership or other existence of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole. For the avoidance of doubt, the Issuer and its Restricted Subsidiaries will be permitted to change their organizational form.

Section 4.14 Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an Asset Sale Offer, or if the Issuer shall elect to commence an Advance Offer, the Issuer shall follow the procedures specified below.

(b) The Asset Sale Offer or the Advance Offer, as the case may be, shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds (the “Offer Amount”), to the purchase of Notes and, if required or permitted by the terms thereof, Pari Passu Indebtedness (on a pro rata basis, if applicable, with adjustments as necessary so that no Notes or Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness (in the case of Excess Proceeds) tendered in response to the Asset Sale Offer or the Advance Offer, as the case may be. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, up to but excluding the Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer or the Advance Offer, as the case may be.

(d) Upon the commencement of an Asset Sale Offer or an Advance Offer, as the case may be, the Issuer shall send, electronically or by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer or the Advance Offer, as the case may be. The Asset Sale Offer or the Advance Offer, as the case may be, shall be made to all Holders and, if required or permitted by the terms thereof, holders of such Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer or the Advance Offer, as the case may be, shall state:

(i) that the Asset Sale Offer or the Advance Offer, as the case may be, is being made pursuant to this Section 4.14 and Section 4.10 hereof and the length of time the Asset Sale Offer or the Advance Offer, as the case may be, shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer or the Advance Offer, as the case may be, shall cease to accrue interest on and after the Purchase Date;

(v) that any Holder electing to have less than all of the aggregate principal amount of its Notes purchased pursuant to an Asset Sale Offer or an Advance Offer, as the case may be, may elect to have Notes purchased in integral multiples of $1,000;

(vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer or Advance Offer, as the case may be, shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer such Note by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the no-tice at least two Business Days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the tenth Business Day prior to the expiration date of the Offer Period, an electronic transmission (in PDF), a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate principal amount of Notes and, if applicable, any Pari Passu Indebtedness, surrendered by the holders thereof exceeds the Offer Amount, the Issuer shall purchase such Notes (subject to applicable DTC procedures as to Global Notes) and such Pari Passu Indebtedness, as the case may be, on a pro rata basis based on the aggregate principal amount (or accreted value, if applicable) of the Notes or such Pari Passu Indebtedness, as the case may be, tendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in an amount not less than $1,000 or integral multiples of $1,000 in excess thereof; and

(ix) that Holders whose certificated Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased; provided that new Notes will only be issued in denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

The notice, if delivered electronically or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (i) the notice is delivered or mailed in a manner herein provided and (ii) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis as described in clause (d)(viii) of this Section 4.14, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer or the Advance Offer, as the case may be, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, only an Officer’s Certificate and not an Opinion of Counsel is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall announce the results of the Asset Sale Offer or the Advance Offer, as the case may be, on or as soon as practicable after the Purchase Date or the website or online system maintained pursuant to Section 4.03(a) hereof.

(g) Prior to noon (New York City time) on the Purchase Date the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase price of and accrued and unpaid interest on all Notes to be purchased on that Purchase Date; provided, that, to the extent any such funds are received by the Trustee or the Paying Agent from the Issuer after such time on such date, such funds will be distributed to such Persons within one Business Day of the receipt thereof. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the purchase price of, and accrued and unpaid interest on, all Notes to be redeemed.

Section 4.15 Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Issuer shall not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Subsidiary Guarantor pursuant to clause (ii) below), other than Subsidiary Guarantors, Excluded Restricted Subsidiaries, MSR Facility Trusts, Securitization Subsidiaries, Warehouse Facility Trusts, Foreign Subsidiaries, FSHCO Subsidiaries, Captive Insurance Subsidiaries or Broker-Dealer Subsidiaries, to guarantee the payment of (i) the Working Capital Notes, (ii) any syndicated Credit Facility incurred under Section 4.09(b)(i) hereof or (iii) capital market debt securities of the Issuer or any Subsidiary Guarantor in an aggregate principal amount in excess of $100.0 million unless:

(a) such Restricted Subsidiary within 60 days after the guarantee of such Indebtedness (i) executes and delivers a supplemental indenture to this Indenture, the form of which is attached as Exhibit B hereto, providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Subsidiary Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes and (ii) to the extent such Restricted Subsidiary holds assets that constitute Collateral (A) becomes a party to the applicable Collateral Documents and (B) executes and delivers such security instruments, financing statements and other related documentation as may be necessary to vest in the Collateral Trustee a security interest in such Restricted Subsidiary’s assets that constitute Collateral as security for such Restricted Subsidiary’s Guarantee and as may be necessary to have such assets added to the Collateral with the priority required under the Collateral Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such assets to the same extent and with the same force and effect; and

(b) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided that this Section 4.15 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Subsidiary Guarantor to become a Subsidiary Guarantor, in which case such Subsidiary shall not be required to comply with the 60 day period described in clause (a) of this Section 4.15. No Opinion of Counsel shall be required to be delivered to the Trustee in connection with the execution of a supplemental indenture solely to add Subsidiary Guarantors in connection with this covenant.

Section 4.16 [reserved].

Section 4.17 Collateral Dispositions.

(a) Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (each, a “Collateral Disposition”):

(i) sell, dispose, or other transfer any “call rights” with respect to Pledged Securities (the “Call Rights”) and/or any Pledged Securities (a “Call Right Disposal”); or

(ii) exercise Call Rights (or otherwise cause the redemption of any related securitization) (each, a “Call Event”), including through a sale, transfer or other monetization of the proprietary reverse mortgage loans (and other collateral assets in respect thereof), unless the aggregate net proceeds thereof that are allocable to the Pledged Securities or Call Rights, as applicable, subject to such Call Event and any cash and cash equivalents as described in clause (A)(2) below (“Collateral Net Cash Proceeds”) are applied solely, in any order or combination:

(A) to originate or acquire (including by acquiring rights to, by exercising related Call Rights and satisfying related indebtedness) proprietary reverse mortgage loans that, in the judgement of the Issuer, are reasonably expected to be (at the time of origination) and are, within a period that begins upon such Call Event or Call Right Disposal and ends on the first month-end that occurs not earlier than 180 days following such Call Event or Call Right Disposal (such period, the “Reinvestment Period”), included in (1) asset backed securitizations that generate Pledged Securities included in Collateral in the ordinary course of business or (2) asset sales, financings, derivative, co-investment or alternative transactions that result in the monetization of such proprietary reverse mortgage loans and generate cash or cash equivalents that are subject to application solely as permitted by clauses (A) through (E) hereof;

(B) to repay (and correspondingly permanently reduce commitments under) the Working Capital Notes, in accordance with the terms thereof;

(C) to pay interest on the Notes or the New Senior Secured Notes, including through funding amounts in the Debt Service Reserve;

(D) to partially prepay the New Senior Secured Notes with the Scheduled Amortization Payment;

(E) (1) to redeem the New Senior Secured Notes pursuant to the New Senior Secured Notes Indenture or (2) fund any offer to repurchase or otherwise repurchase the Notes in accordance with this Indenture.

(b) Prior to application of the Collateral Net Cash Proceeds as required pursuant to the foregoing clauses (A) through (E) of Section 4.17(a), the Issuer shall cause any Collateral Net Cash Proceeds to be deposited into the Collateral Disposition Deposit Account.

(c) Within ten Business Days of the expiration of the Reinvestment Period, solely to the extent that:

(i) the remaining Collateral Net Cash Proceeds, if any, exceeds the Proceeds Threshold (such proceeds in excess of the Proceeds Threshold, the “Collateral Excess Proceeds”);

(ii) the Issuer does not use the Collateral Excess Proceeds in accordance with clauses (A), (B), (C), (D) or (E) of Section 4.17(a); and

(iii) the Collateral Coverage Ratio as of the expiration of the Reinvestment Period is below 150%, the Issuer shall send (or cause to be sent) notice to the Holders (with a copy to the Trustee) that such Reinvestment Period has expired (the “Expiration Notice”), which shall include the date the Reinvestment Period ended, the aggregate dollar amount of Collateral Excess Proceeds and the date the Supporting Noteholders Representative must submit a Collateral Disposition Offer Request Notice to the Issuer and the Trustee.

(d) Within five Business Days of the Expiration Notice, the Supporting Noteholders Representative shall have the right to provide notice to the Issuer and the Trustee to request that the Issuer commence a Collateral Disposition Offer (the “Collateral Disposition Offer Request Notice”) which shall include a written representation (the “Holdings Representation”) from the Supporting Noteholders Representative to the Issuer and the Trustee which includes (i) a representation that such Supporting Noteholders Representative is the designated representative of the Supporting Noteholders, (ii) a statement of the principal amount of Notes then outstanding beneficially held (such ownership may be held through DTC or DTC’s nominee) by the Supporting Noteholders, as of the date of the Collateral Disposition Offer Request Notice and (iii) a covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of the Supporting Noteholders Representative’s Holdings Representation (the information in clauses (i), (ii) and (iii), the “Required Information”).

After receipt of the Collateral Disposition Offer Request Notice, the Issuer shall make an offer to purchase all or a portion of the Notes pursuant to the offer described below (such an offer, the “Collateral Disposition Offer”) at a price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Collateral Disposition Offer Payment”), subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date. The Issuer shall only be required to offer to purchase the maximum aggregate amount of Notes that is in an amount equal to $1,000, or an integral multiple of $1,000 in excess thereof, that may be purchased out of the applicable Collateral Excess Proceeds plus the Proceeds Threshold (the “Maximum Offer Threshold”).

(e) Within 60 Business Days following the receipt of the Collateral Disposition Offer commencement notice, the Issuer shall send (or cause to be sent) notice of such Collateral Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with the following information:

(i) that a Collateral Disposition Offer is being made pursuant to Section 4.17 and that all Notes properly tendered, up to the Maximum Offer Threshold, pursuant to such Collateral Disposition Offer will be accepted for payment by the Issuer;

(ii) the purchase price and the purchase date, which will be no earlier than 10 days nor later than 60 days from the date such notice is sent (the “Collateral Disposition Offer Payment Date”);

(iii) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv) that unless the Issuer defaults in the payment of the Collateral Disposition Offer Payment, all Notes accepted for payment pursuant to the Collateral Disposition Offer will cease to accrue interest on the Collateral Disposition Offer Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Collateral Disposition Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of DTC, to the paying agent specified in the notice at the address specified in the notice prior to the Close of Business on the third Business Day preceding the Collateral Disposition Offer Payment Date;

(vi) that Holders of certificated Notes whose Notes are being purchased only in part shall be issued new Notes and such new Notes shall be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $1,000 or any integral multiple of $1,000 in excess thereof;

(vii) the name and address of the Paying Agent;

(viii) any other instructions, as determined by the Issuer, consistent with this Collateral Disposition covenant, that a Holder must follow; and

(ix) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the Close of Business on the tenth Business Day prior to the expiration date of the Collateral Disposition Offer, an electronic transmission (in PDF), a facsimile transmission or letter setting forth the name of the holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes, or a specified portion thereof, and its election to have such Notes purchased.

(f) While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Collateral Disposition Offer, a Holder may exercise its option to elect for the purchase of the Notes or withdraw such election through the facilities of DTC, subject to its rules and regulations.

(g) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Collateral Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. Notwithstanding the foregoing, the Issuer may rely on any no-action letters issued by the SEC or other SEC Guidance indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(h) On the Collateral Disposition Offer Payment Date, the Issuer shall, to the extent permitted by law:

(i) accept for payment all Notes issued by it or portions thereof validly tendered pursuant to the Collateral Disposition Offer;

(ii) deposit with a paying agent an amount equal to the aggregate Collateral Disposition Offer Payment in respect of all Notes or portions thereof so tendered and not validly withdrawn; and

(iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

Any Collateral Net Cash Proceeds (i) not required to be used to make a Collateral Disposition Offer in accordance with such covenant or (ii) remaining after the consummation of such Collateral Disposition Offer may be used by the Issuer for any purposes allowed under this Indenture.

Section 4.18 MSR Monetization Transaction.

(a) Within ten Business Days after the occurrence of a MSR Monetization Transaction, the gross proceeds received in cash and cash equivalents by the Parent Guarantor, the Issuer or any Subsidiary of the Issuer from such MSR Monetization Transaction after payment of any expenses or senior indebtedness required to be paid by the applicable agreements relating thereto (the “MSR Net Proceeds”) shall be applied solely, in order of the below:

(i) first, to repay (and correspondingly permanently reduce commitments under) the Working Capital Notes, in accordance with the terms thereof;

(ii) second, to the extent any Collateral Net Cash Proceeds have been used in accordance with clause (B) of Section 4.17(a) to repay (and correspondingly permanently reduce commitments under) the Working Capital Notes (such amount of Collateral Net Cash Proceeds so used, the “Working Capital Notes Payments Amount”), MSR Net Proceeds equal to the lesser of (i) the Working Capital Notes Payments Amount and (ii) any remaining available MSR Net Proceeds not used in accordance with the foregoing clause (a) (such amount, the “Collateral MSR Net Proceeds”), shall be treated as if such Collateral MSR Net Proceeds constitute Collateral Net Cash Proceeds from Collateral Dispositions and be used in accordance with clauses (A), (C), (D) and (E) of Section 4.17(a) in any order or combination; and

(iii) third, to the extent any MSR Net Proceeds remain after application in accordance with the foregoing clauses (i) and (ii), in any manner not prohibited by this Indenture.

(b) Prior to application of the Collateral MSR Net Proceeds as required pursuant to the foregoing clause (a)(ii), the Issuer shall cause any such Collateral MSR Net Proceeds to be deposited into the Collateral Disposition Deposit Account.

Section 4.19 Issue Price Determination.

(a) The Issuer shall deliver its determination of whether the Notes are publicly traded for U.S. federal income tax purposes, as well as its determination of the issue price of the Notes for U.S. federal income tax purposes (such determinations, collectively, the “Company’s Issue Price Determination”), to the Supporting Noteholders within 10 days after the Issue Date. If the Supporting Noteholders disagree with the Company’s Issue Price Determination, the Supporting Noteholders Representative may, within 20 days after receipt of the Company’s Issue Price Determination, deliver a notice (a “Noteholder’s Disagreement Notice”) to the Issuer to such effect, specifying that the Supporting Noteholders disagree with the Company’s Issue Price Determination. For the avoidance of doubt, (i) if the Issuer does not receive a Noteholder’s Disagreement Notice within 20 days of the delivery of the Company’s Issue Price Determination to the Supporting Noteholders, the Supporting Noteholders will be deemed to have agreed with the Company’s Issue Price Determination and (ii) only one Noteholder’s Disagreement Notice may be delivered to the Issuer by the Supporting Noteholders Representative.

(b) If a Noteholder’s Disagreement Notice is duly delivered, the Issuer shall use commercially reasonable efforts to reach agreement with the Supporting Noteholders Representative in order to determine the issue price of the Notes for U.S. federal income tax purposes. If the Issuer and the Supporting Noteholders Representative are unable to resolve any dispute regarding the Company’s Issue Price Determination within the 15-day period following the delivery of a Noteholder’s Disagreement Notice, but a majority of Supporting Noteholders agree on a determination of the issue price of the Notes (such determination, the “Majority’s Issue Price Determination”), and the Issuer agrees with the Majority’s Issue Price Determination, the Majority’s Issue Price Determination shall be final and binding on the Issuer and on all of the Supporting Noteholders (subject to the procedure for appropriate disclosure on a federal income tax return prescribed in Treas. Reg. 1.1273-2(f)(9)). If the Issuer does not agree with the Majority’s Issue Price Determination or with the issue price determined by the Supporting Noteholders Representative, the parties shall refer the matter to an independent nationally recognized accounting firm (the “Third Party Expert”) within 20 days following the delivery of a Noteholder’s Disagreement Notice, for the Third Party Expert to determine whether (x) the Majority’s Issue Price Determination (if available), (y) the Company’s Issue Price Determination or (z) the issue price determined by the Supporting Noteholders Representative is the most reasonable determination of the issue price of the Notes for U.S. federal income tax purposes. The Issuer and the Supporting Noteholders agree that the determination of the Third Party Expert shall be final and binding on the Issuer and on all of the Supporting Noteholders (subject to the procedure for appropriate disclosure on a federal income tax return prescribed in Treas. Reg. 1.1273-2(f)(9)). The fees, costs and expenses associated with the Third Party Expert’s determination described in the second preceding sentence shall be borne solely by the Issuer. If the Third Party Expert is unable to resolve the dispute regarding the issue price of the Notes for U.S. federal income tax purposes within 90 days of the Issue Date, the Issuer shall make available to the Holders its determination of the issue price, provided that if after such time the Third Party Expert determines that a different issue price is more reasonable, the Issuer shall make available to all Holders such different issue price, which different issue price shall be final and binding on the Issuer (including for purposes of preparing any IRS 1099 and 1042-S forms) and on all of the Supporting Noteholders (subject to the procedure for appropriate disclosure on a federal income tax return prescribed in Treas. Reg. 1.1273-2(f)(9)).

(c) The Trustee shall not be involved in the determination of the issue price as described in the preceding two paragraphs, the Company’s Issue Price Determination, a Noteholder’s Disagreement Notice, the Majority’s Issue Price Determination or the Third Party Expert determination and shall have no responsibility or liability in connection therewith.

Section 4.20 Suspension of Covenants.

(a) If on any date following the Issue Date, (i) the Notes have an Investment Grade Rating from either of the Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”) then, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.15, clause (iii) of Section 11.01(a) and Section 11.01(d) hereof shall no longer be applicable to the Notes (collectively, the “Suspended Covenants”) until the occurrence of the Reversion Date.

(b) During any period that the foregoing covenants have been suspended, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

(c) In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating (in each case, to the extent given an Investment Grade Rating by such Rating Agency), then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this Indenture as the “Suspension Period.” The Guarantees of the Subsidiary Guarantors shall be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from any Asset Sales shall be reset to zero.

(d) During the Suspension Period, the Issuer and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under Section 4.12 hereof (including Permitted Liens) and any Permitted Liens which may refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 4.12 hereof and the definition of “Permitted Liens” and for no other covenant).

(e) Notwithstanding the foregoing, in the event of any such reinstatement of the Suspended Covenants, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Indenture with respect to the Notes, and no Default or Event of Default will be deemed to exist or have occurred as a result of any failure by the Issuer or any Restricted Subsidiary to comply with any of the Suspended Covenants during the Suspension Period; provided, that (i) with respect to Restricted Payments made after such reinstatement, the amount available to be made as Restricted Payments will be calculated as though Section 4.07 hereof had been in effect prior to, but not during, the Suspension Period (including with respect to a Limited Condition Transaction entered into during the Suspension Period); (ii) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period (or deemed incurred or issued in connection with a Limited Condition Transaction entered into during the Suspension Period) will be classified to have been incurred or issued pursuant to clause (iii) of Section 4.09(b) hereof; (iii) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 4.11(b)(vi) hereof; (iv) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Subsidiary Guarantor to take any action described in clauses (i) through (iii) of Section 4.08(a) hereof that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (i) of Section 4.08(b) hereof; (v) no Subsidiary of the Issuer shall be required to comply with Section 4.15 hereof after such reinstatement with respect to any guarantee or obligation entered into by such Subsidiary during any Suspension Period; and (vi) all Investments made during the Suspension Period (or deemed made in connection with a Limited Condition Transaction entered into during the Suspension Period) will be classified to have been made under clause (e) of the definition of “Permitted Investments.”

(f) Notwithstanding that the Suspended Covenants may be reinstated after the Reversion Date, (1) no Default, Event of Default or breach of any kind will be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants, and none of the Issuer or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time based solely on any action taken or event that occurred during the Suspension Period), and (2) following a Reversion Date, the Issuer and each Restricted Subsidiary will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period and to consummate the transactions contemplated thereby.

(g) Neither the Trustee nor any Agents shall have any duty to (i) monitor the ratings of the Notes, (ii) ascertain whether a Covenant Suspension Event or Reversion Date have occurred, or (iii) notify the Holders of any of the foregoing.

Section 4.21 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.22 Rule 144A Information Requirement; Reporting; and Registration Default Additional Interest.

(a) For as long as any Notes are outstanding hereunder, at any time Pubco is not subject to Sections 13 and 15(d) of the Exchange Act, Pubco shall, so long as any of the Notes or any shares of Common Stock deliverable upon exchange of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock deliverable upon exchange of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock, as the case may be, pursuant to Rule 144A (as such rule may be amended from time to time).

(b) The Issuer shall provide to the Trustee within 15 days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), copies of any documents or reports that Pubco is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Notwithstanding the foregoing, the Issuer shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which Pubco is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission. Any such document or report that Pubco files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be provided to the Trustee for purposes of this Section 4.22(b) as of the time such documents are filed via the EDGAR system (or such successor).

(c) The Trustee shall have no duty to review or analyze any reports furnished or made available to it. Delivery of the reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s and/or the Guarantors’ compliance with any of the Issuer’s and/or the Guarantors’ covenants under this Indenture or the Notes (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s and/or the Guarantors’ compliance with such covenants or to determine whether any reports or other documents have been filed with the Commission or via the Commission’s EDGAR system (or any successor thereto) or posted on any website, or to participate in any conference calls.

(d) Subject to Section 4.22(f) and Section 6.17(b), if a Registration Default occurs under the Registration Rights Agreement, the Issuer shall pay the Registration Default Additional Interest in accordance with the Registration Rights Agreement.

(e) [Reserved]

(f) Registration Default Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and shall be in addition to any Additional Interest that may accrue, at the Issuer’s election, as the sole remedy relating to the failure to comply with the Issuer’s obligations under Section 4.22(b). In no event, however, will Additional Interest accrue on any day (taking into consideration any Additional Interest payable as described in Section 4.22(d) or Section 6.17(a)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(g) If Additional Interest is payable by the Issuer pursuant to Section 4.22(d) or Section 6.17(a), the Issuer shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 4.23 Provisions as to Paying Agent. (a) If the Issuer shall appoint a Paying Agent other than the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.23.

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Issuer to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(iv) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes; and

(b) If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable), cash portion of the Settlement Amounts and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Issuer to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.23 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.23, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Subject to applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), the Settlement Amounts owed on exchange to the extent they include cash, or interest has become due and payable shall be paid to the Issuer on request of the Issuer contained in an Officer’s Certificate, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 4.24 No Rights as Stockholders. Holders of Notes, as such, will not have any rights as stockholders of Pubco or the Issuer (including, without limitation, voting rights and rights to receive any dividends or other distributions on Common Stock).

Section 4.25 Tax Treatment. The Issuer agrees, and by acceptance of a Note or a beneficial interest therein, each Holder (or owner of a beneficial interest in such Note) will be deemed to have agreed for U.S. federal income tax purposes (unless otherwise required by any taxing authority) (a) to treat the Note as indebtedness that is a contingent payment debt instrument (as that term is used in U.S. Treasury Regulations Section 1.1275-4), (b) to be bound by the Issuer’s determination, subject to Section 4.19, of the comparable yield and projected payment schedule with respect to the Notes and (c) in all events not to take any position for U.S. federal income tax purposes that is inconsistent with or contrary to the above covenants.

ARTICLE V

[RESERVED]

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) An “Event of Default,” wherever used herein, means any one of the following events:

(i) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(ii) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(iii) failure by the Issuer to comply with its obligation to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right and such failure continues for three Business Days;

(iv) failure by the Issuer to issue a Fundamental Change Company Notice in accordance with Section 15.02(d), and such failure continues for three Business Days;

(v) the Issuer’s, Pubco’s or any Guarantor’s failure for 60 days after written notice from the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding has been received by the Issuer to comply with any of the Issuer’s, Pubco’s or any Guarantor’s other agreements contained in the Notes, this Indenture or the Collateral Documents;

(vi)

(A) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Corporate Indebtedness (including the New Senior Secured Notes and the related guarantees) of the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(1) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(2) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million (or its foreign currency equivalent) or more outstanding; or

(B) default under the Working Capital Notes, if such default either results from the failure to pay any principal of the Working Capital Notes at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of the Working Capital Notes at its stated final maturity and results in the holders of the Working Capital Notes causing such Working Capital Notes to become due prior to its stated maturity; or

(C) default under the New Senior Secured Notes, if such default either results from the failure to pay any principal of the New Senior Secured Notes at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of the New Senior Secured Notes at its stated final maturity and results in the holders of the New Senior Secured Notes causing such New Senior Secured Notes to become due prior to its stated maturity;

(vii) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest consolidated financial statements of the Issuer for a fiscal quarter end provided as required under Section 4.22(b) hereof) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $100.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(viii) the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest consolidated financial statements of the Issuer for a fiscal quarter end provided as required under Section 4.22(b) hereof) would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(A) commences proceedings to be adjudicated bankrupt or insolvent;

(B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(C) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest consolidated financial statements of the Issuer for a fiscal quarter end provided as required under Section 4.22(b) hereof) would constitute a Significant Subsidiary), in a proceeding in which the Issuer or any such Subsidiary or such group of Restricted Subsidiaries is to be adjudicated bankrupt or insolvent;

(B) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest consolidated financial statements the Issuer for a fiscal quarter end provided as required under Section 4.22(b) hereof) would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any such Significant Subsidiary or such group of Restricted Subsidiaries; or

(C) orders the liquidation of the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest consolidated financial statements of the Issuer for a fiscal quarter end provided as required under Section 4.22(b) hereof) would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days;

(x) the Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that together (as of the latest consolidated financial statements of the Issuer for a fiscal quarter end provided as required under Section 4.22(b) hereof) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Subsidiary Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiary Guarantors that together (as of the latest consolidated financial statements of the Issuer for a fiscal quarter end provided as required under Section 4.22(b) hereof) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture;

(xi)

(A) the Liens created by the Collateral Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Indenture or the Collateral Documents) other than:

(1) in accordance with the terms of the Collateral Documents and this Indenture;

(2) the satisfaction in full of all Obligations under this Indenture; or

(3) any loss of perfection that results from the failure of the Collateral Trustee or other applicable collateral agent to maintain possession of certificates delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and;

(B) such default continues for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 30.0% in aggregate principal amount of all the then outstanding Notes; and

(xii) if (x) the Working Capital Notes Termination has not occurred or (y) if the Working Capital Notes Payments Amount exceeds the amount of Collateral MSR Net Proceeds that are required to be, and have been, treated as Collateral Net Cash Proceeds and applied as required under pursuant to Section 4.18 hereof, Ginnie Mae has commenced to take action to enforce upon the Ginnie Mae HMSR (including any extinguishment thereof) or any secured creditor of any financing secured by the Ginnie Mae HMSR shall have taken any action to cause the financing or the Ginnie Mae HMSR to be transferred to a backup issuer or “standby issuer.”

In the event of any Event of Default specified in clause (vi) of Section 6.01(a) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(ii) the requisite number of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(iii) the default that is the basis for such Event of Default has been cured.

Following the occurrence of an Event of Default, the Notes shall accrue interest from the date of the Event of Default and solely until such Event of Default is waived, at an interest rate per annum equal to 2.00% above the otherwise applicable interest rate. For the avoidance of doubt, in the event of multiple Events of Default occurring or continuing concurrently, the interest rate shall only increase once.

Section 6.02 Acceleration. If any Event of Default (other than an Event of Default of the type specified in clauses (viii) and (ix) of Section 6.01(a) hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of not less than 30.0% in aggregate principal amount of all the then outstanding Notes may, by notice to the Issuer and the Trustee (if given by Holders), in either case specifying in such notice the respective Event of Default and that such notice is a “notice of acceleration,” declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided that no such declaration may be made with respect to any action taken, and reported publicly or to Holders, more than two years prior to such declaration. Any notice of Default under clauses (v), (vi), (vii), (x), (xi) or (xii) of Section 6.01(a), notice of acceleration with respect to an Event of Default under clauses (v), (vi), (vii), (x), (xi) or (xii) of Section 6.01(a), written instruction to the Trustee to provide a notice of Default under clauses (v), (vi), (vii), (x), (xi) or (xii) of Section 6.01(a), notice of acceleration with respect to an Event of Default under clauses (v), (vi), (vii), (x), (xi) or (xii) of Section 6.01(a) or written instruction to the Trustee to take any other action with respect to an alleged Default or Event of Default under clauses (v), (vi), (vii), (x), (xi) or (xii) of Section 6.01(a) (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Issuer and the Trustee that such Holder is not, or, in the case such Holder is DTC or DTC’s nominee, that such Holder is being instructed solely by beneficial owners that are not, Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or DTC’s nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the DTC or DTC’s nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering any direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and the Issuer provides to the Trustee an Officer’s Certificate (a “Verification Covenant Officer’s Certificate”) certifying that the Issuer has (i) a good faith reasonable basis to believe that one or more Directing Holders were at any relevant time in breach of their Position Representation or their Verification Covenant and (ii) filed papers with a court of competent jurisdiction seeking a determination that such Directing Holders were, at such time, in breach of their Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction (“Litigation”), the cure period with respect to such Event of Default shall be automatically stayed pending a final and nonappealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). If such Officer’s Certificate has been delivered to the Trustee, the Trustee shall refrain from acting in accordance with such Noteholder Direction until it has actual knowledge of a Final Decision or until such time as the Issuer provides to the Trustee an Officer’s Certificate (a “Covenant Satisfaction Officer’s Certificate”) stating that (i) such Directing Holders have satisfied their Verification Covenant or (ii) such Directing Holders have failed to satisfy its Verification Covenant, and during such time the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. The Issuer shall promptly deliver such Officer’s Certificate to the Trustee following satisfaction by the applicable Directing Holder of satisfaction of its Verification Covenant or upon confirmation that such Directing Holder has failed to satisfy its Verification Covenant. Any breach of the Position Representation shall result in such Directing Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Directing Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, and any related acceleration rescinded, and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such alleged Default or Event of Default, shall not be permitted to act thereon and shall be restricted from accepting and acting on any future Noteholder Direction in relation to such Event of Default. If the Directing Holder has satisfied its Verification Covenant, then the Trustee shall be permitted to act in accordance with such Noteholder Direction. Notwithstanding the above, if such Directing Holder’s participation is not required to achieve the requisite level of consent of Holders required under this Indenture to give such Noteholder Direction, the Trustee shall be permitted to act in accordance with such Noteholder Direction notwithstanding any action taken or to be taken by the Issuer (as described above). The Trustee shall be entitled to conclusively rely on any Noteholder Direction or Officer’s Certificate delivered to it in accordance with this Indenture without verification, investigation or otherwise as to the statements made therein.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of Section 6.01(a)(viii) or (ix) shall not require compliance with this Section 6.02. In addition, for the avoidance of doubt, this Section 6.02 shall not apply to any Holder that is a Regulated Bank.

Each Holder by accepting a Note acknowledges and agrees that the Trustee (and any agent) shall not be liable to any party for acting or refraining to act in accordance with (i) this Section 6.02, (ii) any Noteholder Direction, (iii) any Officer’s Certificate or (iv) its duties under this Indenture. The Trustee shall have no obligation (i) to monitor, investigate, verify or otherwise determine if a Holder has a Net Short position, (ii) investigate the accuracy or authenticity of any Position Representation, (iii) inquire if the Issuer will seek action to determine if a Directing Holder has breached its Position Representation, (iv) enforce any Verification Covenant, (v) monitor any court proceedings undertaken in connection therewith, (vi) monitor or investigate whether any Default or Event of Default has been publicly reported or (vii) otherwise make any calculations, investigations or determinations with respect to any Derivative Instruments, Net Short position, Long Derivative Instrument, Short Derivative Instrument or otherwise. The Trustee shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Direction during the pendency of Litigation or a Noteholder Direction after it has received a Verification Covenant Officer’s Certificate but prior to receipt of a Covenant Satisfaction Officer’s Certificate.

Upon the effectiveness of such declaration, or in the case of clauses (v), (vi), (vii), (x), (xi) or (xii) of Section 6.01(a) hereof, upon a valid Noteholder Direction, to accelerate the Notes, such principal of and premium, if any, and interest will be due and payable immediately.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (viii) or (ix) of Section 6.01(a) hereof, all outstanding Notes will become due and payable without further action or notice. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

Section 6.03 Director Rights Upon an Event of Default.

(a) If an Event of Default occurs and is continuing, the Supporting Noteholders Representative shall have the right to nominate one person to serve as a director on the Board of Pubco pursuant to the following procedures (such director, the “Notes Director”). If the Supporting Noteholders have already nominated a Notes Director pursuant to the New Senior Secured Notes Indenture, the Supporting Noteholders shall not have the right to nominate a Notes Director hereunder.

(b) Within five Business Days after notice to the Holders of the occurrence of a Default in accordance with Section 7.05 that has not been cured (the “Nomination Deadline”), the Supporting Noteholders Representative may nominate a person to serve as the Notes Director by delivering a notice to the Trustee and the Issuer (the “Director Notice”) that includes (i) the name of such Notes Director, (ii) a biographical statement of the Notes Director’s background and qualifications of similar form as would be included in a proxy statement and (iii) a written representation (the “Holdings Representation”) from the Supporting Noteholders Representative to the Issuer and the Trustee which includes (a) a representation that such Supporting Noteholders Representative is the designated representative of the Supporting Noteholders, (b) a statement of the principal amount of Notes then outstanding beneficially held (such ownership may be held through DTC or DTC’s nominee) by the Supporting Noteholders, as of the date of the Director Notice and (c) a covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time: (A) in order to verify the accuracy of the Supporting Noteholders Representative’s Holdings Representation and (B) about the Notes Director’s qualifications, holdings and other information typically required of a director of a public company, in each case, within five Business Days of request therefor (the information in clauses (i), (ii) and (iii), the “Required Information”). If no Director Notice is provided by the Supporting Noteholders Representative or if any Required Information is not included in such Director Notice, in each case prior to the Nomination Deadline, the Supporting Noteholders will no longer have the right to appoint a Notes Director for such Event of Default.

(c) Upon receipt of the Director Notice and the Default becoming an Event of Default, Pubco shall as promptly as practicable, to the fullest extent permitted by law, use its reasonable best efforts to cause the Notes Director to be seated on the Board of Pubco whether by election by Pubco’s stockholders or appointment by the Board of Pubco. Notwithstanding the foregoing, if the Board of Pubco is not able to appoint the Notes Director without action by the stockholders of Pubco and the Pubco stockholders do not elect the nominated Notes Director to serve on the Board of Pubco (through no adverse action of Pubco, the Issuer or any of the Guarantors), there shall be no breach or Event of Default as a result of such failure to seat the Notes Director; provided that Pubco shall be required to reasonably attempt to have the Notes Director appointed or nominated until such Event of Default ceases or is cured or the Notes Director is seated on the Board of Pubco.

(d) The right to nominate a Notes Director shall cease upon the Supporting Noteholders no longer holding any Notes. If the Supporting Noteholders cease to hold any Notes at any time prior to the cessation or withdrawal of such Event of Default, the Notes Director shall immediately cease to be qualified as a director and shall cease to be in office as a director. Additionally, upon the cessation or waiver of such Event of Default and provided that no other Event of Default shall have occurred and be continuing, the Notes Director shall immediately cease to be qualified as a director and shall no longer be a director and the Supporting Noteholders shall no longer be entitled to nominate a Note Director in respect of such Event of Default; provided that upon any subsequent Event of Default, the Supporting Noteholders shall have full rights to nominate a Note Director in accordance with the procedures herein.

(e) If during the period following the delivery of a Director Notice, but prior to the time when the applicable Event of Default to which such Director Notice relates has ceased to exist or has been cured, the Issuer determines in good faith that there is a reasonable basis to believe the applicable Holdings Representation and/or Required Information is inaccurate or otherwise deficient in any material respect and the Issuer provides to the Trustee an Officer’s Certificate certifying that the Issuer has (i) a good faith reasonable basis to believe that the applicable Holdings Representation and/or Required Information is inaccurate or otherwise deficient in any material respect and (ii) filed papers with a court of competent jurisdiction seeking a determination that such Supporting Noteholders Representative or one or more Supporting Noteholders were, at such time, in breach of their obligations to provide the Holdings Representation and/or Required Information, and seeking to invalidate any Event of Default that resulted from or related to the right to nominate a Notes Director, the cure period with respect to such Event of Default shall be automatically stayed pending a final and nonappealable determination of a court of competent jurisdiction on such matter and the Trustee shall have no liability for ceasing to take any action, staying any remedy, or otherwise failing to act until such final and nonappealable determination has been rendered.

(f) The Issuer shall be entitled to conclusively rely on any Director Notice including the Required Information, in appointing or nominating the Notes Director, when delivered to it in accordance with this Indenture without verification, investigation or otherwise as to the statements made therein. The Trustee shall be entitled to conclusively rely on any Director Notice or Officer’s Certificate delivered to it in accordance with this Indenture without verification, investigation or otherwise as to the statements made therein.

Section 6.04 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.05 Waiver of Past Defaults. Subject to Section 6.02, Holders of a majority in aggregate principal amount of all the Notes then outstanding, by written notice to the Trustee (with a copy to the Issuer; provided that any waiver or rescission under this Section 6.05 shall be valid and binding notwithstanding the failure to provide a copy of such notice to the Issuer) may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under this Indenture (including in connection with an Asset Sale Offer or an Advance Offer) or the Collateral Documents and rescind any acceleration with respect to the Notes and its consequences under this Indenture or the Collateral Documents (except if such rescission would conflict with any judgment of a court of competent jurisdiction and except a continuing Default in the payment of interest on, premium, if any, or the principal of (including the Fundamental Change Repurchase Price, if applicable), any Note held by a non-consenting Holder). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 6.06 Control by Majority. Subject to Section 6.02 and Section 7.01(e) hereof, the Holders of a majority in aggregate principal amount of all the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Trustee or of exercising any trust or power conferred on the Trustee or the Collateral Trustee, and the Trustee or the Collateral Trustee, as applicable, may take any other action deemed proper by the Trustee or the Collateral Trustee that is not inconsistent with such direction. The Trustee and the Collateral Trustee, as applicable, however, may refuse to follow any direction that conflicts with law, this Indenture or the Collateral Documents or that the Trustee or the Collateral Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee or the Collateral Trustee, as applicable, does not have a duty to determine whether a direction is prejudicial to the Holders of the Notes) or that would involve the Trustee or the Collateral Trustee in personal liability and may take any other action that is not inconsistent with any such direction received from Holders of the Notes. Prior to taking any action hereunder, the Trustee or the Collateral Trustee, as applicable, shall be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.07 Limitation on Suits. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) or interest when due on or after the respective due dates expressed in an outstanding Note, or the right to receive payment and/or delivery of the consideration due upon exchange of any Note, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee or the Collateral Trustee, as applicable, written notice that an Event of Default is continuing and, if such Event of Default is in respect of clauses (v), (vi), (vii), (x), (xi) or (xii) of Section 6.01(a) hereof, such Holder is not in breach of a Position Representation or Verification Covenant;

(b) the Holders, or in the case of clauses (v), (vi), (vii), (x), (xi) or (xii) of Section 6.01(a) hereof, Directing Holders that are not in breach of a Position Representation or Verification Covenant, comprising at least 30.0% in the aggregate principal amount of the then outstanding Notes have requested in writing the Trustee or the Collateral Trustee, as applicable, to pursue the remedy;

(c) Holders of the Notes have offered the Trustee or the Collateral Trustee, as applicable, security and/or indemnity satisfactory to it against any loss, liability or expense;

(d) the Trustee or the Collateral Trustee, as applicable, has not complied with such request within 60 days after the receipt thereof and the offer of security and/or indemnity; and

(e) the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee or the Collateral Trustee, as applicable, a direction inconsistent with such written request within such 60-day period.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of its Notes, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit against the Issuer for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates shall not be amended without the consent of such Holder

Section 6.08 Right of Holders to Sue for Payment. Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of its Notes, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit against the Issuer for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates shall not be amended without the consent of such Holder.

Section 6.09 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal (including the Fundamental Change Repurchase Price, if applicable) of the Notes, satisfaction of the Exchange Obligation with respect to all Notes that have been exchanged, and interest, if any, with (to the extent that payment of such interest shall be legally enforceable) interest on any such overdue amounts, at the rate borne by the Notes, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.10 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.11 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.06 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.12 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.13 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Trustee, their respective agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer or any other obligor upon the Notes (including the Guarantors), their creditors or their property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Collateral Trustee, and in the event that the Trustee or the Collateral Trustee, as applicable, shall consent to the making of such payments directly to the Holders, to pay to the Trustee or the Collateral Trustee, as applicable, any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Trustee, their respective agents and counsel, and any other amounts due to the Trustee or the Collateral Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Trustee, their respective agents and counsel, and any other amounts due the Trustee or the Collateral Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Collateral Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.14 Priorities. If the Trustee, the Collateral Trustee or any Agent collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

(a) FIRST, to the Trustee, the Collateral Trustee, the Agents, and their respective agents and attorneys for amounts due hereunder or under any Collateral Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Collateral Trustee or the Agents and the costs and expenses of collection.

(b) SECOND, to Holders for amounts due and unpaid for principal of, the Fundamental Change Repurchase Price (if applicable) of, and/or satisfaction of the Exchange Obligation with respect to all Notes that have been exchanged, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

(c) THIRD, to the Issuer or to such party as a court of competent jurisdiction shall direct including a Subsidiary Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.14.

Section 6.15 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.15 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.08 hereof, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

Section 6.16 Underlying Cure. Any Default or Event of Default resulting from the failure to deliver a notice, report or certificate under this Indenture shall cease to exist and be cured in all respects if the underlying Default or Event of Default giving rise to such notice, report or certificate requirement shall have ceased to exist and/or be cured (including pursuant to Section 6.05). For the avoidance of doubt, each of the parties hereto agree that any court of competent jurisdiction may (x) extend or stay any grace period set forth in this Indenture prior to when any actual or alleged Default becomes an actual or alleged Event of Default or (y) stay the exercise of remedies by the Trustee or Holders contemplated by this Indenture or otherwise upon the occurrence of an actual or alleged Event of Default, in each case of clauses (x) and (y), in accordance with the requirements of applicable law.

Section 6.17 Additional Interest.

(a) Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Issuer elects, the sole remedy for an Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 4.22(b) shall, after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes (subject to Section 4.22(f) and Section 6.17(b)) at a rate equal to:

(i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Event of Default first occurred and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived and (y) the 180th day immediately following, and including, the date on which such Event of Default first occurred; and

(ii) if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such Event of Default first occurred and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived and (y) the 360th day immediately following, and including, the date on which such Event of Default first occurred.

(b) Any Additional Interest payable pursuant to Section 6.17(a) above shall be in addition to any Registration Default Additional Interest that may accrue pursuant to Section 4.22(d). Notwithstanding anything in this Indenture to the contrary, in no event, however, shall Additional Interest accrue on any day (taking into consideration any Additional Interest payable pursuant to Section 6.17(a) above, together with Registration Default Additional Interest payable pursuant to Section 4.22(d)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. If the Issuer elects to pay Additional Interest pursuant to Section 6.17(a), then references in this Indenture to “interest” shall be deemed to include Additional Interest, whether or not specific reference to Additional Interest is made.

(c) If the Issuer elects to pay Additional Interest pursuant to Section 6.17(a), such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and will accrue on all Notes then outstanding from, and including, the date on which the Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 4.22(b) first occurs to, but not including, the 361st day thereafter (or such earlier date on which such Event of Default is cured or waived by the Holders of a majority in principal amount of the Notes then outstanding). On the 361st day after such Event of Default (if such Event of Default is not cured or waived prior to such 361st day), such Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02. In the event the Issuer does not elect to pay Additional Interest following an Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 4.22(b) in accordance with this Section 6.17, or the Issuer has elected to make such payment but does not pay the Additional Interest when due, the Notes shall immediately be subject to acceleration as provided in Section 6.02. For the avoidance of doubt, the provisions of this Section 6.17 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In no event shall Additional Interest payable pursuant to the above election accrue at a rate per year in excess of the applicable rate specified in Section 6.17(b), regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to this Section 6.17(c).

(d) In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of an Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 4.22(b), the Issuer must notify all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) in writing of such election on or before the Close of Business on the date on which such Event of Default first occurs. Upon the Issuer’s failure to timely give such notice or pay Additional Interest, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

(e) If at any time Additional Interest becomes payable by the Issuer, the Issuer shall promptly deliver to the Trustee an Officer’s Certificate to that effect, stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a responsible officer of the Trustee receives such an Officer’s Certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Issuer has paid Additional Interest directly to the persons entitled to such Additional Interest, the Issuer shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Payments of the Fundamental Change Repurchase Price, cash exchange consideration due upon exchange, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate.

ARTICLE VII

CONCERNING THE TRUSTEE

Section 7.01 Duties of Trustee.

(a) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants, duties or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any such certificates and opinions, including mathematical calculations or other facts stated therein).

(b) In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.05 or 6.06 hereof.

(d) Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered and if requested, provided to the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of the Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and its Restricted Subsidiaries, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if an indemnity and/or security satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes, the Issuer and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified and to resign, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Trustee and each Agent, custodian and other Person employed to act hereunder.

(j) [reserved].

(k) Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(l) The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

(m) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(n) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunction of utilities, computer (hardware or software) or communication services; strikes or similar labor disputes; and acts of civil or military authorities and governmental action.

(p) The Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article 4 or to make any calculation in connection therewith or in connection with any redemption of the Notes. In addition, except as otherwise expressly provided herein, the Trustee shall have no obligation to monitor or verify compliance by the Issuer or any Guarantor with any other obligation or covenant under this Indenture or the unavailability of the Federal Reserve Bank wire or facsimile or other wire communication facility.

(q) The Trustee shall not have any responsibility for the validity, perfection, priority, filing, continuation or enforceability of any Lien or security interest and shall have no obligations to take any action to procure or maintain such validity, perfection, priority, filing, continuation or enforceability (it being understood that such responsibility and obligation are the Issuer’s).

(r) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(s) The Trustee may retain professional advisors to assist it in performing its duties under this Indenture. The Trustee may consult with such professional advisors or with counsel, and the advice or opinion of such professional advisors or counsel with respect to legal or other matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the enforceability, validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04 Trustee, Paying Agents, Exchange Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent, the Custodian or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent, Custodian or Registrar.

Section 7.05 Monies To Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or as expressly provided herein. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Issuer and the Trustee.

Section 7.06 Compensation and Expenses of Trustee. The Issuer and the Guarantors, jointly and severally, covenants and agrees to pay to the Trustee, the Collateral Trustee and the Agents from time to time, and the Trustee, Collateral Trustee and Agents shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee, the Collateral Trustee or the Agents, as applicable, and the Issuer, and the Issuer and the Guarantors will pay or reimburse the Trustee, Collateral Trustee and the Agents upon their request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee, Collateral Trustee and Agents in accordance with any of the provisions of this Indenture in any capacity hereunder (including the reasonable compensation, disbursements and expenses of the Trustee’s, Collateral Trustee’s and the Agent’s and their respective agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by the Trustee’s, the Collateral Trustee’s or the Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Issuer and the Guarantors, jointly and severally, covenant to indemnify the Trustee, the Collateral Trustee and the Agents (which for purposes of this Section 7.06 shall include their respective officers, directors, employees and agents) in any capacity under this Indenture and the Collateral Documents and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including reasonable attorneys’ fees and court costs) incurred without gross negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Trustee, the Collateral Trustee or the Agents or their respective officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or the Collateral Documents or in any other capacity hereunder or thereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Issuer, a Holder or any other Person) or liability in connection with exercise or performance of any of their powers or duties hereunder or of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.06). The obligations of the Issuer and the Guarantors under this Section 7.06 to compensate or indemnify the Trustee, the Collateral Trustee and the Agents and to pay or reimburse the Trustee, the Collateral Trustee and the Agents for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.14, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s, the Collateral Trustee’s and the Agents’ right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Issuer. The obligations of the Issuer and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, final payment of the Notes and the earlier resignation or removal of the Trustee, the Collateral Trustee, or the Agents. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee, the Collateral Trustee and the Agents, as applicable.

Without prejudice to any other rights available to the Trustee, the Collateral Trustee or the Agents under applicable law, when the Trustee, the Collateral Trustee, the Agents or their respective agents, and any authenticating agent, incur expenses or render services after an Event of Default specified in Section 6.01(a)(viii) or Section 6.01(a)(ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07 Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence and willful misconduct on the part of the Trustee, as determined by a final, non-appealable judgment of a court of competent jurisdiction, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence and willful misconduct on the part of the Trustee, as determined by a final, non-appealable judgment of a court of competent jurisdiction, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $150,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09 Resignation or Removal of Trustee. The Trustee may at any time resign by giving written notice of such resignation to the Issuer and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of the Issuer, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, at the expense of the Issuer, upon ten Business Days’ notice to the Issuer and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 7.13 within a reasonable time after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months;

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

(iii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuer may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Issuer of such nomination the Issuer objects thereto. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after removal of the Trustee by the Holders, the Trustee may, at the expense of the Issuer, upon ten Business Days’ notice to the Issuer and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon (i) payment of all fees and expenses owing to the Trustee and (ii) acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such pursuant to this Indenture, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Issuer and the successor trustee, at the written direction and at the expense of the Issuer shall send or cause to be sent notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 7.11 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, sale, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates of authentication shall have the full force which it is anywhere in the Notes or in this Indenture; provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any Officer actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture.

Section 7.14 Limitation on Trustee’s Liability. Except as provided in this Article, in accepting the trusts hereby created, the entity acting as Trustee is acting solely as Trustee hereunder and not in its individual capacity and, except as provided in this Article, all Persons having any claim against the Trustee by reason of the transactions contemplated by this Indenture or any Note shall look only to the Issuer and the Guarantors for payment or satisfaction thereof.

ARTICLE VIII

CONCERNING THE HOLDERS

Section 8.01 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.02 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer (other than a Debt Fund Affiliate; provided that the aggregate amount of Notes held by any Debt Fund Affiliate shall be deemed to be not outstanding to the extent in excess of 49.9% of the amount required for all purposes of calculating whether the Holders of a majority in principal amount of the outstanding Notes have taken any actions) shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to such pledged Notes and that the pledgee is not the Issuer or a Guarantor or any Affiliate of the Issuer or a Guarantor (other than a Debt Fund Affiliate; provided that the aggregate amount of Notes held by any Debt Fund Affiliate shall be deemed to be not outstanding to the extent in excess of 49.9% of the amount required for all purposes of calculating whether the Holders of a majority in principal amount of the outstanding Notes have taken any actions).

Section 8.03 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE IX

[RESERVED]

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Holders. Notwithstanding Section 10.02, without the consent of any Holder, the Issuer, any Guarantor (with respect to a Guarantee, this Indenture or the Collateral Documents to which it is a party) and the Trustee and/or the Collateral Trustee (and any other agents party thereto (to the extent applicable)), as the case may be, may amend or supplement (or direct the Collateral Trustee to amend or supplement) this Indenture, the Notes, any Guarantee or the Collateral Documents without the consent of any Holder:

(a) to cure any ambiguity, omission, mistake, defect or inconsistency in this Indenture, the Notes or the Guarantees;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to comply with Section 11.01 or Section 12.08 hereof;

(d) to provide for the assumption of the Issuer’s, Pubco’s or any Guarantor’s obligations to the Holders;

(e) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(f) to add or modify covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, Pubco or any Guarantor;

(g) to make any amendments to the provisions of this Indenture, the Collateral Documents or any other documentation relating to the Notes necessary to reflect the first lien nature of the security interest in the Permanent Collateral after the Working Capital Notes Termination;

(h) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee, successor Collateral Trustee or a successor paying agent thereunder (or any other applicable agent) pursuant to the requirements hereof;

(i) to provide for the issuance of additional Notes in accordance with Section 2.10(a);

(j) to add an obligor or a Guarantor under this Indenture;

(k) to conform the text of this Indenture, the Notes, any Guarantees or the Collateral Documents to any provision of the “Description of the New Exchangeable Notes,” the “Description of the New Senior Secured Notes” or the “Description of the Collateral Arrangements” sections of the Exchange Offer Memorandum;

(l) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(m) to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture;

(n) to release and discharge any Lien securing the Notes when permitted or required by this Indenture (including pursuant to Section 12.02 hereof) or the Collateral Documents;

(o) to comply with the rules of any applicable securities depositary;

(p) to grant any Lien in favor of the Trustee or the Collateral Trustee, as additional security for the payment and performance of all or any portion of the Obligations underlying the Notes, in any property or assets, including any in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Trustee pursuant to this Indenture, any of the Collateral Documents or otherwise;

(q) to add additional secured parties to any Collateral Documents as permitted thereby;

(r) (A) to enter into any intercreditor agreement or collateral trust agreement, or any joinder thereto or (B) to enter into any amendment or supplement to the Collateral Trust Agreement or any intercreditor agreement to add other debt representatives as party thereto and to make such other changes to the applicable Collateral Documents as, in the good faith of the Issuer, are required to effectuate the foregoing;

(s) to confirm and evidence the release, termination or discharge any Lien with respect to or securing the Notes or the Guarantees when such release, termination or discharge is provided for in accordance with the terms of this Indenture or the Collateral Documents;

(t) to provide for the succession of any parties to the Collateral Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement that is not prohibited hereunder; and

(u) in connection with any transaction described under Section 14.07 hereof, provide that the Notes are exchangeable for Reference Property, subject to the provisions described under Section 14.02, and make certain related changes to the terms of the Notes to the extent expressly required by this Indenture.

In addition, the Holders will be deemed to have consented for purposes of the Collateral Documents to any of the following amendments, waivers and other modifications to the Collateral Documents: (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Secured Indebtedness that is incurred in compliance with this Indenture and the Collateral Documents, (B) to establish that the Liens on any Collateral securing Secured Notes Obligations shall rank equally under the Collateral Trust Agreement with the Liens on such Collateral securing the obligations under this Indenture, the Notes and the Guarantees, all on the terms provided for in the Collateral Trust Agreement as in effect immediately prior to such amendment and (C) to establish that the Liens on any Collateral securing the Working Capital Notes under clauses (x) and (y) of the definition thereof shall rank in first priority and senior with the Liens on such Collateral securing the Secured Notes Obligations.

The Trustee and the Collateral Trustee are hereby authorized to join with the Issuer and the Guarantors in the execution of any such amendment, supplement or waiver, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Trustee shall not be obligated to, but may in its discretion, enter into any amendment, supplement or waiver that adversely affects the Trustee’s or the Collateral Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any such additional party and Trustee and the Collateral Trustee shall be entitled to rely upon an Officer’s Certificate certifying that such Secured Indebtedness, as the case may be, was issued or borrowed in compliance with this Indenture and the Collateral Documents and no Opinion of Counsel shall be required in connection therewith.

Other than as set forth above, in executing an amendment or supplement (or providing any direction to the Collateral Trustee), the Trustee or the Collateral Trustee, as applicable, shall be entitled to receive and fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel (except if this Indenture provides that no Opinion of Counsel is required) stating that all conditions precedent to such amendment or supplement have been satisfied, that such amendment or supplement is authorized or permitted by this Indenture, and, with respect to such Opinion of Counsel, that the amendment or supplement constitutes the Issuer’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 10.02 Supplemental Indentures with Consent of Holders. Except as provided above in Section 10.01 and this Section 10.02, (i) the Issuer, the Guarantors, the Trustee and the Collateral Trustee, as applicable, may amend or supplement this Indenture, the Notes, the Guarantees and the Collateral Documents with the consent of the Holders of at least a majority in principal amount of all the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), other than Notes beneficially owned by the Issuer or its Affiliates (excluding any Debt Fund Affiliate; provided that the aggregate amount of Notes held by any Debt Fund Affiliate shall be deemed to be not outstanding to the extent in excess of 49.9% of the amount required for all purposes of calculating whether the Holders of a majority in principal amount of the outstanding Notes have taken any actions) and (ii) subject to Sections 6.05 and 6.08 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes or in the consideration due upon such exchange of the Notes (which shall be considered waived only with respect to Notes held by consenting Holders), except a default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, any Guarantee, the Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of all the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), other than Notes beneficially owned by the Issuer or its Affiliates (excluding any Debt Fund Affiliate; provided that the aggregate amount of Notes held by any Debt Fund Affiliate shall be deemed to be not outstanding to the extent in excess of 49.9% of the amount required for all purposes of calculating whether the Holders of a majority in principal amount of the outstanding Notes have taken any actions).

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 10.02 may not, with respect to any Notes held by a non-consenting Holder:

(a) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the maturity of any such Note or alter or waive the provisions with respect to the repurchase of the Notes (other than provisions relating to Sections 4.10 and 4.17 and Article 15 and Article 17 hereof);

(c) reduce the rate of or change the time for payment of interest on any such Note (other than provisions relating to Sections 4.10, Section 4.14 and 4.17 and Article 15 hereof);

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on such Notes, except a rescission of acceleration of such Notes by the Holders of a majority in principal amount of all the then outstanding Notes, and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture, the Notes or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(e) make any such Note payable in money other than that stated therein;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults;

(g) impair or adversely affect the right of Holders to exchange Notes or otherwise modify the provisions with respect to exchange, or reduce the Exchange Rate (subject to such modifications as are required under this Indenture);

(h) make any change in these amendment and waiver provisions;

(i) amend the contractual right expressly set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes on or after the due dates therefor;

(j) make any change to or modify the ranking of such Notes that would adversely affect the Holders; or

(k) except as expressly permitted by this Indenture, modify the Guarantees of any Subsidiary Guarantor that is a Significant Subsidiary, or any group of Subsidiary Guarantors that, taken together (as of the latest consolidated financial statements of the Issuer for a fiscal quarter end provided as required under Section 4.22(b) hereof), would constitute a Significant Subsidiary, in any manner materially adverse to the Holders of such Notes.

Notwithstanding the foregoing, without the consent of the Holders of at least 66-2/3% of the principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), other than Notes beneficially owned by the Issuer or its Affiliates (excluding any Debt Fund Affiliate; provided that the aggregate amount of Notes held by any Debt Fund Affiliate shall be deemed to be not outstanding to the extent in excess of 49.9% of the amount required for all purposes of calculating whether the Holders of a majority in principal amount of the outstanding Notes have taken any actions), no amendment, supplement or waiver may make any change in any Collateral Document or application of trust proceeds of the Collateral, in each case, in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral other than in accordance with this Indenture and the Collateral Documents.

Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, with respect to any payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes in connection with an exchange offer, the Issuer and any Affiliate of the Issuer may exclude (i) any Holder or beneficial owner of the Notes that is a U.S. Person, but is not a QIB and (ii) any Holder or beneficial owner of Notes in any jurisdiction (other than the United States) where the inclusion of such Holders or beneficial owners would require the Issuer or any such Affiliate of the Issuer to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, Holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by the Issuer in its sole discretion.

Upon the written request of the Issuer, and upon the filing with the Trustee or the Collateral Trustee, as applicable, of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee or the Collateral Trustee, as applicable, shall join with the Issuer and the Guarantors in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver adversely affects the Trustee’s or the Collateral Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver.

Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver of this Indenture. It shall be sufficient if such Holders approve the substance thereof. After any such amendment, supplement or waiver becomes effective, the Issuer shall send to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Other than as set forth above, in executing an amendment or supplement (or providing any direction to the Collateral Trustee), the Trustee or the Collateral Trustee, as applicable, shall be entitled to receive and fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel (except if this Indenture provides that no Opinion of Counsel is required) stating that all conditions precedent to such amendment or supplement have been satisfied, that such amendment or supplement is authorized or permitted by this Indenture, and, with respect to such Opinion of Counsel, that the amendment or supplement constitutes the Issuer’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 10.03 Effect of Amendment, Supplement and Waiver. Upon the execution of any amendment, supplement or waiver of this Indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Collateral Trustee, the Issuer, the Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants under Article 4 or Article 11 or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any Holders of the Notes to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Section 10.04 Notation on Notes . Notes authenticated and delivered after the execution of any amendment, supplement or waiver to this Indenture pursuant to the provisions of this Article 10 may, at the Issuer’s expense, bear a notation in form approved by the Trustee or the Collateral Trustee, as applicable, as to any matter provided for in such amendment, supplement or waiver. If the Issuer, the Trustee and/or the Collateral Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and/or the Collateral Trustee and the Board of Pubco, to any modification of this Indenture contained in any such amendment, supplement or waiver may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee and/or the Collateral Trustee (or an authenticating agent duly appointed by the Trustee) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05 Evidence of Compliance of Amendment, Supplement or Waiver To Be Furnished To Trustee. In addition to the documents required by Section 17.03, the Trustee or the Collateral Trustee, as applicable, shall receive and may rely on an Officer’s Certificate and an Opinion of Counsel (except if no Opinion of Counsel is required hereunder) as conclusive evidence that any amendment, supplement or waiver to this Indenture, the Notes, the Guarantees or the Collateral Documents executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is the legal, valid and binding obligation of the Issuer and any Guarantor party thereto, enforceable in accordance with its terms.

ARTICLE XI

CONSOLIDATION, MERGER AND SALE

Section 11.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Issuer may not consolidate or merge with or into or wind up into, consummate a Division as the Dividing Person (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (net of any associated non-recourse or secured obligations), in one or more related transactions, to any Person unless:

(i) (1) the Issuer is the surviving Person or (2) the Person formed by or surviving any such consolidation, amalgamation, merger or winding up or Division (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (such Person being herein called the “Successor Company”), (i) expressly assumes all of the obligations of the Issuer under this Indenture and the Notes and the Collateral Documents pursuant to supplemental indentures, joinders or other applicable documents or instruments and the Successor Company shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions and (ii) is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof;

(ii) immediately after such transaction, no Event of Default exists;

(iii) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(1) the Issuer or the Successor Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; or

(2) the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries or the Successor Company and its Restricted Subsidiaries, as applicable, would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction;

(iv) to the extent any assets of the Issuer are assets of the type which would constitute Collateral under the Collateral Documents, the Issuer or the Successor Company will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents; and

(v) the Issuer or, if applicable, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

(b) The Successor Company shall succeed to, and be substituted for, the Issuer under this Indenture, the Guarantees, the Notes and the Collateral Documents, as applicable, and the Issuer will automatically be released and discharged from its obligations under this Indenture, the Guarantees, the Notes and Collateral Documents, as applicable.

(c) Notwithstanding clauses (ii) and (iii) of Section 11.01(a) hereof:

(i) the Issuer may consolidate or amalgamate with or merge with or into or wind up into, consummate a Division as the Dividing Person or sell, assign, transfer, lease, convey or otherwise dispose all or part of its properties and assets to a Subsidiary Guarantor;

(ii) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into or wind up into, consummate a Division as the Dividing Person or sell, assign, transfer, lease, convey or otherwise dispose all or part of its properties and assets to the Issuer or a Subsidiary Guarantor; and

(iii) the Issuer may consolidate or amalgamate with or merge with or into or wind up into, consummate a Division as the Dividing Person or sell, assign, transfer, lease, convey or otherwise dispose all or part of its properties and assets to an Affiliate of the Issuer solely for the purpose of reorganizing the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

(d) Subject to Section 13.06 hereof, no Subsidiary Guarantor will, and the Issuer will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) (A) (1) such Subsidiary Guarantor is the surviving Person or (2) the Person formed by or surviving any such consolidation or merger or winding up (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (such Person being herein called the “Successor Person”) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and the Collateral Documents and such Subsidiary Guarantor’s related Guarantee pursuant to supplemental indentures, joinders or other applicable documents or instruments; and the Successor Person shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such Successor Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(B) immediately after such transaction, no Event of Default exists; or

(ii) the transaction is not prohibited by Section 4.10(a) hereof; or

(iii) in the case of assets comprised of Equity Interests of Subsidiaries that are not Subsidiary Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries

To the extent any assets of such Subsidiary Guarantor are assets of the type which would constitute Collateral under the Collateral Documents, the Subsidiary Guarantor or the Successor Person will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents.

Subject to Section 13.06 hereof and the applicable Collateral Documents, the Successor Person shall succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee, and such Subsidiary Guarantor shall automatically be released and discharged from its obligations under this Indenture and such Subsidiary Guarantor’s Guarantee.

(e) Notwithstanding anything else in this Section 11.01, any Subsidiary Guarantor may (1) merge or consolidate or amalgamate with or into, wind up into, consummate a Division as the Dividing Person or sell, assign, transfer, lease, convey or otherwise dispose all or part of its properties and assets to a Subsidiary Guarantor or the Issuer (or a Restricted Subsidiary that is not a Subsidiary Guarantor if that Restricted Subsidiary becomes a Subsidiary Guarantor), (2) consolidate or amalgamate with or merge with or into or wind up into, consummate a Division as the Dividing Person or sell, assign, transfer, lease, convey or otherwise dispose all or part of its properties and assets to an Affiliate of the Issuer solely for the purpose of reorganizing the Subsidiary Guarantor in another jurisdiction, (3) convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or (4) liquidate, wind up or dissolve or change its legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer, in each case, without regard to the requirements set forth in Sections 11.01(a) or 11.01(d) hereof. Notwithstanding anything to the contrary in this Section 11.01, the Issuer may contribute Capital Stock of any or all of its Subsidiaries to any Subsidiary Guarantor.

(f) This Section 11.01 shall not apply to any Required Asset Sale.

ARTICLE XII

COLLATERAL AND SECURITY

Section 12.01 Security Interest.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether on the Maturity Date, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual performance of all Obligations of the Issuer and the Guarantors to the Holders, the Trustee and/or the Collateral Trustee, in accordance with the terms of the Notes, this Indenture, the Guarantees and the Collateral Documents, shall be secured, according to the terms hereunder or thereunder, by a Lien on the Collateral, subject to Permitted Liens and the terms of the Junior Lien Intercreditor Agreement and the Collateral Trust Agreement, as provided in this Indenture and the Collateral Documents, and will be secured by all of the Collateral pledged pursuant to the Collateral Documents hereafter delivered as required or permitted by this Indenture and the Collateral Documents, subject to Permitted Liens, and subject to the terms thereof and the terms of the Junior Lien Intercreditor Agreement and the Collateral Trust Agreement.

(b) Each Holder, by its acceptance of any Notes and the Guarantees, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and the automatic amendments, supplements, consents, waivers and other modifications thereto without the consent of the Holders) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and authorizes and directs the Collateral Trustee and the Trustee, as applicable, to enter into the Collateral Documents on the Issue Date, and, at any time after the Issue Date, if applicable, any other Collateral Document or intercreditor agreement (any such agreement, in customary market form (as reasonably determined by the Issuer as set forth in an Officer’s Certificate delivered to the Trustee and the Collateral Trustee) that neither contravenes nor is prohibited by this Indenture and other Indebtedness secured by any Collateral or the Junior Lien Intercreditor Agreement or Collateral Trust Agreement and otherwise in form reasonably acceptable to the Collateral Trustee), and any joinders to the foregoing, to which it is a party, at any time after the Issue Date, if applicable, to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that in connection with any Collateral Document or any intercreditor agreement to be entered into after the Issue Date, the Trustee or the Collateral Trustee, as applicable, shall be entitled to receive a written request of the Issuer signed by an Officer (a “Collateral Document Order”), the Trustee or the Collateral Trustee, as applicable, is authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee (if applicable), any Collateral Document or intercreditor agreement to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Trustee or the Collateral Trustee, as applicable, pursuant to, and is a Collateral Document Order referred to in, this Section 12.01(b), (ii) instruct the Trustee or the Collateral Trustee, as applicable, to execute and enter into such Collateral Document or intercreditor agreement and (iii) certify that the terms and conditions of such Collateral Documents are in compliance with this Indenture and that all covenants and conditions precedent, if any to the execution and delivery of the Collateral Document or intercreditor agreement have been compiled with; provided that in no event shall the Trustee or the Collateral Trustee, as applicable be required to enter into a Collateral Document or intercreditor agreement that it reasonably determines adversely affects the Trustee or the Collateral Trustee. The Holders, by their acceptance of the Notes, hereby authorize and direct the Trustee and the Collateral Trustee, as applicable, to execute such Collateral Documents and intercreditor agreements.

(c) The Trustee and each Holder, by accepting the Notes and the Guarantees, acknowledges that, as more fully set forth in the Collateral Documents, the Collateral as hereafter constituted shall be held for the benefit of all the Holders and the Trustee and the Collateral Trustee, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee, the Collateral Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and actions that may be taken thereunder.

Section 12.02 Release of Collateral.

(a) The Liens on the Collateral securing the Notes with respect to the Notes and the Guarantees, as applicable, shall be automatically released:

(i) in whole, upon payment in full of the principal of, accrued and unpaid interest, if any, and premium, if any, on the Notes;

(ii) in whole, upon satisfaction and discharge of this Indenture;

(iii) in part, as to the Liens related to the Debt Service Reserve, upon satisfaction and discharge of the New Senior Secured Notes Indenture or the payment in full of the principal of, accrued and unpaid interest, if any, and premium, if any, on the New Senior Secured Notes;

(iv) in part, as to any property constituting Collateral (A) that is sold, transferred or otherwise disposed of by the Issuer or any of the Guarantors (other than to the Issuer or another Guarantor) in a transaction permitted by Sections 4.10 and 4.17 and by the Collateral Documents (to the extent of the interest sold or disposed of); or (B) otherwise in accordance with, and as expressly provided for under, this Indenture or the Collateral Documents;

(v) in whole, as to all Collateral that is owned by a Guarantor that is released from its Guarantee in accordance with this Indenture;

(vi) in whole or in part, as to any Collateral that is sold, disposed or released in accordance with the Junior Lien Intercreditor Agreement, the Collateral Trust Agreement or any other intercreditor agreement entered into in accordance with the terms of this Indenture;

(vii) in part, as to any Collateral that does not constitute Permanent Collateral, upon the Working Capital Notes Termination; provided that such Collateral shall not be released if an Event of Default has occurred and is continuing except in connection with an Enforcement Action;

(viii) prior to the Working Capital Notes Termination, in part, as to any Initial Collateral that does not constitute Permanent Collateral that is released as security securing the Working Capital Notes in connection with Permitted Funding Indebtedness, Permitted Securitization Indebtedness, Indebtedness under Credit Enhancement Agreements and Non-Recourse Indebtedness related financings in the ordinary course of business permitted under this Indenture and not in connection with a refinancing or restructuring (other than a permanent paydown) of the Working Capital Notes; provided that such Initial Collateral shall not be released if an Event of Default has occurred and is continuing except in connection with Enforcement Action; and

(ix) in whole or in part, with the consent of Holders of 66 2/3% in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, that, in the case of any release in whole pursuant to clauses (i) through (iii) above, all amounts owing to the Trustee and the Collateral Trustee under this Indenture, the Notes, the Note Guarantees and the Collateral Documents have been paid or otherwise provided for to the reasonable satisfaction of the Trustee and the Collateral Trustee.

(b) Upon delivery by the Issuer or such Guarantor to the Trustee and Collateral Trustee of a form of release accompanied by an Officer’s Certificate and, except as provided below, Opinion of Counsel that such release is permitted under the terms of this Indenture and the applicable Collateral Documents and that all covenants and conditions precedent to such release have been complied with, the Trustee and Collateral Trustee shall execute, deliver or acknowledge (at the Issuer’s expense) any such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents and shall do or cause to be done (at the Issuer’s expense) all acts reasonably requested of them to release such Lien as soon as reasonably practicable. No Opinion of Counsel shall be required to be delivered to the Trustee and Collateral Trustee in connection with the release of Liens on the Collateral pursuant to clauses (iv) to (viii) above. No Officer’s Certificate shall be required for the automatic release of Collateral pursuant to clauses (iv) to (viii) above if the Trustee or Collateral Trustee are not required to execute documentation to provide for the release and the failure to provide an Officer’s Certificate shall not alter the effectiveness of the automatic release. Upon compliance by the Issuer or the Guarantors, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Trustee shall promptly cause to be released and reconveyed to the Issuer or the Guarantors, as the case may be, the released Collateral and, if necessary, the Collateral Trustee shall authorize the Issuer to file such documents or instruments (that are prepared by the Issuer) as shall be necessary to provide for the release by the Collateral Trustee of the released Collateral.

Section 12.03 Maintenance of Collateral.

The Issuer and the Guarantors shall maintain the Collateral in good, safe and insurable operating order, condition and repair (ordinary wear and tear excepted) and do all other acts as may be reasonably necessary or appropriate to maintain and preserve the Collateral; provided that the Issuer and the Guarantors may dispose of Collateral to the extent not otherwise prohibited by this Indenture or the Collateral Documents.

Section 12.04 After-Acquired Property.

Upon the acquisition by any of the Issuer or the Guarantors after the Issue Date of any assets that are required to be Collateral, including, but not limited to, any assets that would constitute Pledged Risk Retention Instruments, the Issuer or such Guarantor shall execute and deliver within 60 days, to the extent required by this Indenture and/or the Collateral Documents, any information, documentation, financing statements, notifications or other certificates as may be necessary to vest in the Collateral Trustee a perfected security interest, with the priority required by this Indenture and the Collateral Documents, subject only to Permitted Liens, in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture and the Collateral Documents relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Section 12.05 Further Assurances.

(a) To the extent required under this Indenture or any of the Collateral Documents, the Issuer and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further actions that may be required under applicable law, or that the Collateral Trustee or the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Collateral Documents in the Collateral. In addition, to the extent required under this Indenture or any of the Collateral Documents, from time to time, the Issuer and the Guarantors will reasonably promptly secure the obligations under this Indenture and Collateral Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral to the extent required by this Indenture and/or the Collateral Documents. Such security interests and Liens will be created under the Collateral Documents and other security agreements and other instruments and documents in form reasonably satisfactory to the Collateral Trustee.

(b) Without limiting the foregoing, reasonably promptly (and in any case no later than thirty (30) days) following the acquisition of any asset that is required to constitute Collateral, the Issuer and any applicable Grantor will execute and deliver to the Collateral Trustee for the benefit of the Holders such Uniform Commercial Code financing statements or take such other actions as shall be necessary to create, grant, establish and perfect the Collateral Trustee’s security interest in such assets or property for the benefit of the current and future Holders, including by joining the Collateral Documents, including the Collateral Trust Agreement, as a Grantor thereunder.

Section 12.06 Impairment of Security Interest.

Neither the Issuer nor any of the Restricted Subsidiaries shall (i) take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Trustee and the Holders with respect to the Collateral except in a transaction not prohibited by this Indenture or (ii) grant any Person, or permit any Person to retain (other than the Trustee, the New Senior Secured Notes Trustee and the Collateral Trustee), any Liens on the Collateral other than Permitted Liens.

Section 12.07 Information Regarding Collateral.

(a) The Issuer shall furnish to the Collateral Trustee, with respect to the Issuer or any Guarantor, promptly (and in any event within thirty (30) days of such change) written notice of any change in such Person’s (1) legal name, (2) jurisdiction of organization or formation, (3) identity or corporate structure or (4) organizational identification number.

(b) The Issuer and the Guarantors shall not effect or permit any change referred to in clause (a) of this Section 12.07 unless all filings have been made under the Uniform Commercial Code and any other applicable laws that are required by this Indenture and/or the Collateral Documents in order for the Collateral to be made subject to the Lien of the Collateral Trustee under this Indenture and/or the Collateral Documents in the manner and to the extent required by this Indenture or any of the Collateral Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by this Indenture and/or the Collateral Documents.

Section 12.08 Authorization of Actions to be Taken by the Trustee or the Collateral Trustee under the Collateral Documents.

(a) Subject to the provisions of Article 6 of this Indenture and the provisions of the Collateral Documents, each of the Trustee or the Collateral Trustee may (but shall in no event be required to), in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Guarantors hereunder and thereunder. Subject to the provisions of the Collateral Documents, the Trustee or the Collateral Trustee shall have the power, but not the obligation, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral

(b) None of the Collateral Trustee, Trustee, Paying Agent, Registrar, such other agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral (except the custody of Collateral in its possession using the same care it provides for its own possessory collateral and the accounting for monies actually received), for the legality, enforceability, effectiveness or sufficiency of the Collateral Documents, or for the creation, perfection, priority, sufficiency or protection of any Liens, including, without limitation, for the filing or renewal of any financing statement or any defect or deficiency. Neither the Trustee nor the Collateral Trustee shall be liable or responsible for any loss or diminution in value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent, as applicable, in good faith. The Trustee and the Collateral Trustee shall be permitted to use overnight carriers to transmit possessory collateral and shall not be liable for any items lost or damaged in transit. In addition, none of the foregoing will have any duties or responsibilities or obligations other than those expressly assumed by it in this Indenture and the Collateral Documents and will not be required to take any action that is contrary to applicable law or any provision of this Indenture or any of the Collateral Documents.

Section 12.09 Collateral Documents.

The provisions in this Indenture relating to Collateral are subject to the provisions of the Collateral Documents. The Issuer, the Guarantors, the Trustee and the Collateral Trustee acknowledge and agree to be bound by the provisions of the Collateral Documents to which they are a party.

Section 12.10 Collateral Trustee.

(a) The Collateral Trustee will hold (directly or through co-trustees or agents, where applicable) and is directed by each Holder to so hold, and will be entitled to enforce on behalf of the Holders, all Liens on the Collateral created by the Collateral Documents for their benefit, subject to the provisions of the Collateral Documents.

(b) Neither the Issuer nor its Affiliates may serve as Collateral Trustee.

(c) The Collateral Trustee shall be entitled to all of the rights, privileges, immunities and indemnities set forth in the Collateral Trust Agreement and to those granted to the Trustee hereunder; provided however, that upon the occurrence and during the continuance of an Event of Default, only the Trustee and not the Collateral Trustee shall be subject to a prudent person standard of care.

ARTICLE XIII

GUARANTEE

Section 13.01 Guarantee. Subject to this Article 13, from and after the Issue Date, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally, as a primary obligor and not merely as a surety, guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Trustee and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer hereunder or thereunder, that: (a) the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders, the Collateral Trustee or the Trustee hereunder or under the Notes shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. All payments under each Guarantee will be made in U.S. dollars.

The Guarantors hereby agree that their obligations hereunder are equivalent to the obligations of a primary obligor and shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the Obligations of the Issuer hereunder or under the Notes). Each Guarantor hereby waives, to the fullest extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by full payment of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Collateral Trustee or any Holder in enforcing any rights under this Section 13.01.

If any Holder, the Collateral Trustee or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee, the Collateral Trustee or such Holder, then this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Collateral Trustee and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any nonpaying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees. Each Subsidiary Guarantor that makes a payment under its Guarantee shall, to the fullest extent permitted by applicable law, be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Until terminated in accordance with Section 13.06, each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by any Guarantor shall be a general senior unsecured obligation of such Guarantor and shall be pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 13.02 Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 13, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law or being void or voidable under any law relating to insolvency of debtors.

Section 13.03 Execution and Delivery. To evidence its Guarantee set forth in Section 13.01 hereof, subject to Section 13.06 hereof, each Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit B hereto) shall be executed on behalf of such Guarantor by one of its authorized officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an officer whose signature is on this Indenture (or a supplemental indenture in the form of Exhibit B hereto) no longer holds that office at the time the Trustee authenticates a Note, the Guarantee of such Guarantor shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.15 hereof, the Issuer shall cause any Restricted Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 13, to the extent applicable.

Section 13.04 Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 13.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 13.05 Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 13.06 Release of Guarantees. Each Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and shall thereupon terminate and be of no further force and effect, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(a) in the case of a Subsidiary Guarantor, any sale, exchange, issuance, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (i) the Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Subsidiary Guarantor, in each case if such sale, exchange, issuance, disposition or transfer is made in compliance with or is not prohibited by the applicable provisions of this Indenture (including any amendments thereof);

(b) in the case of a Subsidiary Guarantor, the release or discharge of such other guarantee or direct obligation that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee or direct obligation (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and that if any such guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to Section 4.15 hereof;

(c) in the case of a Subsidiary Guarantor, the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture or the occurrence of any event following which the Subsidiary Guarantor is no longer a Restricted Subsidiary in compliance with the applicable provisions of this Indenture;

(d) upon the merger, amalgamation, consolidation or Division of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation or winding up of such Guarantor, in each case, in compliance with or in a manner not prohibited by the applicable provisions of this Indenture;

(e) the occurrence of a Covenant Suspension Event;

(f) as provided under Article 10;

(g) [reserved];

(h) in accordance with the Collateral Trust Agreement, the Junior Lien Intercreditor Agreement or any other intercreditor agreement entered into in accordance with the terms of this Indenture; or

(i) in the case of the Parent Guarantor, if the Parent Guarantor ceases to be the direct parent of the Issuer as a result of a transaction or designation permitted pursuant to the definition of “Parent Guarantor.”

Upon any such occurrence specified above, the Trustee or the Collateral Trustee, as applicable, shall, upon receipt of an Officer’s Certificate, at the Issuer’s expense, execute any documents reasonably requested by the Issuer in order to evidence such release and discharge in respect of the applicable Guarantor and no Opinion of Counsel shall be required in connection therewith.

Notwithstanding clause (e) above, if, after any Covenant Suspension Event, a Reversion Date shall occur, then the Suspension Period with respect to such Covenant Suspension Event shall terminate and all actions reasonably necessary to provide that the Notes shall have been unconditionally guaranteed by each Subsidiary Guarantor (to the extent such guarantee is required by Section 4.15 hereof) shall be taken within 90 days after such Reversion Date or as soon as reasonably practicable thereafter.

The Guarantees are not exchangeable and will automatically terminate when a Note is exchanged for shares of Common Stock.

ARTICLE XIV

EXCHANGE OF NOTES

Section 14.01 Exchange Privilege.

(a) Subject to and upon compliance with the provisions of this Article 14, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion of its Notes at the Exchange Rate. A Holder may exchange fewer than all of such Holder’s Notes so long as the Notes exchanged are a multiple of $1,000 principal amount at an initial exchange rate of 36.36364 shares of Common Stock (subject to adjustment as provided in Section 14.04, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 14.02, the “Exchange Obligation”).

Section 14.02 Exchange Procedure; Settlement Upon Exchange.

(a) Subject to this Section 14.02 and Section 14.07(a), upon exchange of any Note, subject to Section 14.03, the Issuer shall, deliver shares of Common Stock (“physical settlement”) as set forth in this Section 14.02. The Issuer will deliver to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged a number of shares of Common Stock equal to the Exchange Rate (plus cash in lieu of any fractional share of Common Stock deliverable upon exchange).

(b) Notwithstanding the foregoing Section 14.02(a) hereof, to the extent that Pubco determines in good faith that it would be in the best interest of Pubco to do so in order to preserve the benefit of tax attributes of Pubco and/or its Subsidiaries, including net operating losses, the Issuer in its discretion may elect to settle any exchange in part or in whole by delivering the cash value of the shares otherwise deliverable upon such exchange (the “382 Cash Settlement Alternative”). Notwithstanding any other provision of this Indenture or the Notes, to the extent that Pubco and/or the Issuer elects the 382 Cash Settlement Alternative, the Issuer will inform the applicable Holders so exchanging through the Exchange Agent no later than the Close of Business on the second VWAP Trading Day immediately following the related Exchange Date (or, in the case of any exchanges occurring after the date of issuance of a Notice of Redemption (solely pursuant to the limited circumstances set forth in Section 16.01), prior to the Close of Business on the second Scheduled Trading Day immediately preceding the related Redemption Date) (such exchange, a “382 Cash Settlement Alternative Exchange”). In such notice, the Issuer shall specify its intended settlement method (either cash settlement or combination settlement), and if applicable, the Specified Dollar Amount for any election of combination settlement.

(c) If the Issuer elects (i) cash settlement (“cash settlement”), the Issuer shall pay to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged in a 382 Cash Settlement Alternative Exchange, cash in an amount equal to the sum of the Daily Exchange Values for each of the 20 consecutive VWAP Trading Days during the related Observation Period and (ii) if the Issuer elects combination settlement “combination settlement”, the Issuer shall pay or deliver, as the case may be, to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged in a 382 Cash Settlement Alternative Exchange a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional shares of Common Stock deliverable upon the 382 Cash Settlement Alternative Exchange).

If more than one Note shall be surrendered for exchange at any one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(d) The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Issuer promptly following the last VWAP Trading Day of the related Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional shares, the Issuer shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(e) (i) To exchange a beneficial interest in a Global Note (which exchange is irrevocable), the holder of such beneficial interest must:

(A) comply with the Applicable Procedures for exchanging a beneficial interest in a Global Note;

(B) if required, pay all transfer or similar taxes; and

(C) if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g); and

(ii) To exchange a certificated Note, the Holder must:

(A) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) and such Note to the Exchange Agent;

(B) if required, furnish appropriate endorsements and transfer documents;

(C) if required, pay all transfer or similar taxes; and

(D) if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(j).

The Trustee (and if different, the Exchange Agent) shall notify the Issuer of any exchange pursuant to this Article 14 on the Exchange Date for such exchange.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and exchange the Notes that are subject to repurchase will terminate at the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date. If the Company has designated a Redemption Date pursuant to Section 16.02, a Holder that complies with the requirements for exchange set forth in this Section 14.02(e) shall be deemed to have delivered a notice of its election not to have its Notes so redeemed.

(f) A Note shall be deemed to have been exchanged immediately prior to the Close of Business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in Section 14.02(e) above.

Subject to Section 14.03 and Section 14.07(a), the Issuer shall pay or deliver, as the case may be, the Settlement Amount due in respect of the Exchange Obligation on:

(i) the third Business Day immediately following the relevant Exchange Date, if the Issuer elects (or is deemed to elect) physical settlement; or

(ii) the second Business Day immediately following the last VWAP Trading Day of the relevant Observation Period, if the Issuer elects cash settlement or combination settlement pursuant to a 382 Cash Settlement Alternative Exchange, provided that with respect to exchanges for which physical settlement is applicable and the relevant Exchange Date occurs after the Regular Record Date immediately preceding the Maturity Date, such settlement shall occur on the Maturity Date (or, if the Maturity Date is not a Business Day, on the next succeeding Business Day).

If any shares of Common Stock are due to exchanging Holders, the Issuer shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Issuer’s Exchange Obligation.

(g) In case any certificated Note shall be surrendered for partial exchange, in an Authorized Denomination, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in an Authorized Denomination in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Note or Notes issued upon such exchange being different from the name of the Holder of the old Note surrendered for such exchange.

(h) If a Holder submits a Note for exchange, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issuance or delivery of any shares of Common Stock upon exchange of such Note, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.

(i) Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian of the Global Note at the direction of the Trustee, shall make a notation in the books and records of the Trustee and Depositary as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(j) Upon exchange of a Note, the exchanging Holder shall not receive any separate cash payment representing accrued and unpaid interest, if any, except as set forth in the paragraph below. The Issuer’s payment and delivery, as the case may be, of the Settlement Amount upon exchange of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes into a combination of cash and shares of Common Stock, solely as permitted pursuant to Section 14.02(b) hereof, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such exchange.

Notwithstanding the immediately preceding paragraph, if Notes are exchanged after the Close of Business on a Regular Record Date for the payment of interest but prior to the Open of Business on the immediately following Interest Payment Date, Holders of such Notes at the Close of Business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged on the corresponding Interest Payment Date (regardless of whether the exchanging Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment need be made:

(i) if the Notes are surrendered for exchange following the Regular Record Date immediately preceding the Maturity Date;

(ii) if the Notes are subject to redemption solely in the limited circumstances under Section 16.01 by the Company on a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date;

(iii) if the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iv) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note.

Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date as described in clause (ii) above and any Fundamental Change Repurchase Date as described in clause (iii) above shall receive and retain the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been exchanged following such Regular Record Date.

(k) The Person in whose name any shares of Common Stock delivered upon exchange is registered shall become the holder of record of such shares of Common Stock as of the Close of Business on (i) the relevant Exchange Date if the Issuer elects physical settlement or (ii) the last VWAP Trading Day of the relevant Observation Period if the Issuer elects combination settlement pursuant to a 382 Cash Settlement Alternative Exchange. Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange; provided that (a) the exchanging Holder shall have the right to receive the Settlement Amount due upon exchange and (b) in the case of an exchange between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the Close of Business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with Section 14.02(j).

(l) The Issuer shall not deliver any fractional shares of Common Stock upon exchange of the Notes and shall instead pay cash in lieu of any fractional shares of Common Stock deliverable upon exchange in an amount based on (i) the Daily VWAP on the relevant Exchange Date if the Issuer elects physical settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period if the Issuer elects combination settlement pursuant to a 382 Cash Settlement Alternative Exchange. For each Note surrendered for exchange, if the Issuer has elected combination settlement pursuant to a 382 Cash Settlement Alternative Exchange, the full number of shares of Common Stock that shall be issued upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and, if applicable, any fractional shares of Common Stock remaining after such computation shall be paid in cash.

(m) Upon surrender by a Holder of its Notes for exchange, the Issuer may, at its election, cause the surrender of, on or prior to the Business Day immediately following the relevant Exchange Date), such Notes to a financial institution designated by the Issuer (the “Designated Financial Institution”) for third party exchange in lieu of exchange by the Issuer. In order to accept any Notes surrendered to the Issuer for exchange, the Designated Financial Institution must agree to deliver, in exchange for such Notes, all of the shares of Common Stock due upon exchange, as provided in Section 14.02(a). By the Close of Business on the Business Day immediately following the relevant Exchange Date), the Issuer shall notify the Holder surrendering Notes for exchange, the Trustee and the Exchange Agent that the Issuer has directed the Designated Financial Institution to make a third party exchange in lieu of an exchange by the Issuer. The Issuer, the Holder surrendering the Notes for exchange and the Exchange Agent shall cooperate to cause such Notes to be delivered to the Designated Financial Institution and the Exchange Agent shall be entitled to conclusively rely upon the Issuer’s instruction in connection with effecting such exchange and shall have no liability for a third party exchange outside of its control.

If the Designated Financial Institution accepts any Notes as described above, it will deliver the shares of Common Stock due upon exchange to the Issuer’s Common Stock transfer agent, and the Issuer’s Common Stock transfer agent will deliver such shares of Common Stock to the Holder on the third Business Day immediately following the relevant Exchange Date; provided that with respect to exchanges for which the relevant Exchange Date occurs after the Regular Record Date immediately preceding the Maturity Date, such settlement shall occur on the Maturity Date (or, if the Maturity Date is not a Business Day, on the next succeeding Business Day)). Any Notes exchanged by the Designated Financial Institution shall remain outstanding notwithstanding the surrender of such Notes and such exchange shall, in the case of global Notes, be subject to the procedures of DTC. If the Designated Financial Institution agrees to accept any Notes for exchange but does not timely deliver the shares of Common Stock or if such Designated Financial Institution does not accept the Notes for exchange, the Issuer shall notify the exchanging Holder and the Exchange Agent and exchange the Notes and deliver shares of Common Stock on the third Business Day immediately following the relevant Exchange Date) as described in Section 14.02.

The Issuer’s designation of a Designated Financial Institution does not require such Designated Financial Institution to accept any Notes (unless such Designated Financial Institution has separately made an agreement with the Issuer). The Issuer may, but shall not be obligated to, enter into a separate agreement with any Designated Financial Institution that would compensate it for any such transaction.

For the avoidance of doubt, the Issuer may not elect a third party exchange in respect of a 382 Cash Settlement Alternative Exchange.

Section 14.03 Exchange Blocker.

(a) Notwithstanding any other provision of this Indenture or the Notes, the Notes shall not be exchangeable by a Holder during any period of time in which exchange of such Holder’s Notes would cause such Holder to be required to make a filing (an “HSR Filing”) under the Hart-Scott-Rodino Act of 1976, as amended (the “HSR Act”); provided that, subject to the other exchange blockers, exchanges of such Holder’s Notes shall be permitted up to (but shall not equal or exceed) the amount that would cause the HSR Filing to be required (as reasonably determined by the Issuer or such Holder, in each case upon advice of outside counsel). Subject to the other Exchange Blockers, exchange of a Holder’s Notes shall be permitted following the earliest to occur of (x) the approval of the transaction under the HSR Act, (y) the receipt of an early HSR Act termination notice from the Federal Trade Commission and (z) the expiration of the applicable HSR Act waiting period. If and to the extent such Holder’s Notes are not exchangeable as a result of the Exchange Blocker described in this Section 14.03(a), such Holder will agree to promptly make the HSR Filing, and the Issuer will agree to provide its cooperation with such filing, it being understood that it is such Holder’s obligation to make the HSR Filing, and pay the applicable costs and expenses related to such filing.

(b) Notwithstanding any other provision of this Indenture or the Notes, the Notes shall not be exchangeable (the “Regulatory Exchange Blocker”) by a Holder during any period of time in which the aggregate number of shares of Common Stock that may be acquired by a Holder upon exchange of Notes would, when added to the aggregate number of shares of Common Stock deemed beneficially owned by such Holder at such time, as determined pursuant to applicable rules, regulations or guidelines underlying the applicable Mortgage Regulatory Approval cause such Holder to be required to provide notice to or obtain consents, approvals or other authorizations, or exemption from any such notice, consent, approval or other authorization, from any Governmental Entity overseeing Pubco’s direct and indirect regulated mortgage activities (any such notices, consents, approvals or other authorizations (or exemptions therefrom), the “Mortgage Regulatory Approvals”); provided, however, that this Regulatory Exchange Blocker will terminate upon the earlier to occur of (i) receipt of all applicable Mortgage Regulatory Approvals and (ii) the date the Issuer and such Holder have reasonably concluded that the transaction does not require any Mortgage Regulatory Approvals. As used herein, “Governmental Entity” means any federal, national, state, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof, including Ginnie Mae, Fannie Mae and any other government owned or sponsored enterprise.

(c) To the extent the exchange of a Holder’s Notes is being prevented by the Regulatory Exchange Blocker, the Issuer shall agree to cooperate in good faith with such Holder to furnish to the Holder necessary information and reasonable assistance as the Holder may reasonably request in connection with the preparation of any Mortgage Regulatory Approval and will cooperate in responding to any inquiry from a Governmental Entity; provided, that the Holder will, in each case, to the extent permitted by the applicable Governmental Entity and applicable law, (i) promptly inform the Issuer of any such inquiry, (ii) give the Issuer a reasonable opportunity to attend and participate in any substantive meeting or discussion with any Governmental Entity relating to the Mortgage Regulatory Approvals, (iii) consult with the Issuer in advance with respect to any appearance, presentation, memorandum, brief, argument, opinion and/or proposal made or submitted in connection with a Mortgage Regulatory Approval, and (iv) promptly provide the Issuer with copies of all material correspondence, submissions or written communications between the Holder and any Governmental Entity with respect to the Mortgage Regulatory Approvals. Notwithstanding anything to the contrary herein, the Issuer and the Holders understand and agree that it is such Holder’s obligation to make any filing associated with any Mortgage Regulatory Approval and to pay the applicable costs and expenses related to such filing, that would be required to obtain the required Mortgage Regulatory Approvals.

(d) For the avoidance of doubt, the exchange of any portion of a Holder’s Notes which would not violate the terms of an Exchange Blocker shall be permitted. None of the Issuer, Pubco or any of their respective Subsidiaries shall be liable to the Holder or any other Person for any breach of any Exchange Blocker resulting from actions the Issuer, Pubco or any of their respective Subsidiaries is otherwise required to take in connection with any exchange of all or part of such Holder’s Notes in reliance on the exchange notice delivered by the Holder.

(e) Notwithstanding any other provision of the Indenture or the Notes, no holder that is located or resident in Canada will be entitled to exchange any of its Notes for shares of Common Stock unless it has first provided to Pubco or the Exchange Agent, on behalf of Pubco, a Canadian Holder Representation Letter in the form approved by Pubco and available from the Issuer and/or the Exchange Agent, establishing its eligibility to acquire those shares under applicable provisions of Canadian securities laws and providing Pubco with the information necessary to report the exempt distribution of those shares to the applicable Canadian securities regulatory authority. Each holder that exercises its exchange rights under the Notes without first providing a Canadian Holder Representation Letter to the Exchange Agent shall be deemed to have represented and warranted to Pubco that it is not located or resident in any province or territory of Canada.

(f) The Trustee shall have no duty or obligation to monitor or notify any Holder with respect to any Exchange Blocker, and the Trustee shall not be liable to the Holder, the Issuer or any other person for any breach of any Exchange Blocker.

Section 14.04 Adjustment of Exchange Rate . The Exchange Rate shall be adjusted from time to time by the Issuer if any of the following events occurs, except that the Issuer shall not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of shares of Common Stock equal to (i) the Exchange Rate, multiplied by (ii) the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If Pubco exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if Pubco effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared and results in an adjustment under this Section 14.04(a) but is not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date Pubco’s Board determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If Pubco issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than any issuance pursuant to a shareholder’s rights agreement or rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock deliverable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the exercise of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased, effective as of the date Pubco’s Board determines not to issue such rights, options or warrants, to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices per share of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by Pubco for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by Pubco’s Board.

(c) If Pubco distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i) dividends, distributions or issuances (including share splits) described in Section 14.04(a) or Section 14.04(b);

(ii) dividends or distributions paid exclusively in cash described in Section 14.04(d);

(iii) except in the case of a Separation Event, any dividend or distribution pursuant to a shareholder’s rights agreement or rights plan (as described in this Section 14.04(c));

(iv) any dividends and distributions in connection with a Specified Corporate Event described under Section 14.07; and

(v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of Pubco, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by Pubco’s Board) of the Distributed Property so distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased, effective as of the date Pubco’s Board determines not to pay or make such distribution, to be the Exchange Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

If PubCo issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then: (i) the Issuer will not adjust the Exchange Rate pursuant to this Section 14.04(c) until the earliest of these triggering events occurs and (ii) the Issuer will readjust the Exchange Rate to the extent any of these rights, options or warrants are not exercised before they expire; provided that the rights, options or warrants trade together with the Common Stock and will be issued in respect of future issuances of shares of Common Stock.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Pubco, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

FMV	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the Valuation Period.

Any adjustment to the Exchange Rate under the preceding paragraph shall be made immediately after the Close of Business on the last Trading Day of the Valuation Period, but will be given effect as of the Open of Business on the Ex-Dividend Date for the Spin-Off. Because the Issuer will make the adjustment to the Exchange Rate at the end of the Valuation Period with retroactive effect, the Issuer will delay the settlement of any exchange of Notes where the Exchange Date (in the case of physical settlement) or the final VWAP Trading Day of the related Observation Period (in the case of cash settlement or combination settlement) occurs during the Valuation Period. In such event, the Issuer shall deliver the consideration due upon exchange on the second Business Day immediately following the last Trading Day of the Valuation Period. If such Spin-Off does not occur, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared, effective as of the date on which Pubco’s Board determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respects to Section 14.11), rights, options or warrants distributed by Pubco to all holders of the Common Stock entitling them to subscribe for or purchase shares of Pubco’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made:

(A) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

(B) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

(i) a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(ii) a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then:

(A) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made; and

(B) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Issuer (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share Pubco distributes to all or substantially all holders of the Common Stock.

Any adjustment made pursuant to this Section 14.04(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date Pubco’s Board determines not to make or pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If Pubco or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by Pubco’s Board) paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Any adjustment to the Exchange Rate under this Section 14.04(e) shall be made at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but will be given effect as of the Open of Business on the Trading Day next succeeding the Expiration Date. Because the Issuer shall make the adjustment to the Exchange Rate at the end of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date with retroactive effect, the Issuer shall delay the settlement of any exchange of Notes where the Exchange Date (in the case of physical settlement) or the final VWAP Trading Day of the related Observation Period (in the case of cash settlement or combination settlement) occurs during the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date. In such event, the Issuer will deliver the consideration due upon exchange on the second Business Day immediately following the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

In the event that Pubco or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but Pubco or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all or a portion of such purchases are rescinded, then the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f) Notwithstanding anything to the contrary in this Section 14.04 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Exchange Date as described under Section 14.02(k) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 14.04, the Exchange Rate adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) All calculations and other determinations under this Article 14 shall be made by the Issuer and all adjustments to the Exchange Rate shall be made to the nearest one-ten thousandth (1/100,000th) of a share of Common Stock. In no event will the Exchange Rate be adjusted such that the exchange price shall be less than the par value per share of Common Stock. Notwithstanding anything in this Article 14 to the contrary, the Issuer shall not be required to adjust the Exchange Rate unless the adjustment would result in a change of at least 1% to the Exchange Rate. However, the Issuer shall carry forward any adjustment that is less than 1% of the Exchange Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually on the anniversary of the Issue Date, (ii) in the case of any Note to which physical settlement applies, upon the Exchange Date, (iii) in the case of any Note to which cash settlement or combination settlement applies, on each VWAP Trading Day of the applicable Observation Period, (iv) on the date of a Notice of Redemption and (v) on the Effective date of any Fundamental Change.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Issuer from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if Pubco’s Board determines that such increase would be in the Issuer’s and/or Pubco’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Issuer may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to the holders of the Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Issuer shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(i) Except as stated herein, the Issuer shall not adjust the Exchange Rate for the issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary in this Article 14, the Exchange Rate shall not be adjusted:

(i) upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Pubco’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Pubco or any of its Subsidiaries (including the Issuer);

(iii) upon the issuance of shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) for ordinary course of business stock repurchases that are not tender or exchange offers referred to in Section 14.04(e), including structured or derivative transactions or pursuant to a repurchase program approved by Pubco’s Board;

(v) solely for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid interest, if any.

(j) [Reserved]

(k) Whenever the Exchange Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Exchange Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) [Reserved]

(m) For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Pubco, so long as Pubco does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Pubco, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05 Adjustments of Prices. Whenever any provision of this Indenture requires the Issuer to calculate the Last Reported Sale Prices, Daily VWAPs, Daily Exchange Values or Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period, the Issuer shall make appropriate adjustments, in good faith, to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts or stock prices are to be calculated.

Section 14.06 Shares To Be Fully Reserved. Pubco shall have reserved and provide, free from preemptive rights, out of its authorized but unissued shares, the maximum number of shares of Common Stock exchangeable under the Notes.

Section 14.07 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or resulting from a subdivision or combination);

(ii) any consolidation, merger or other combination involving Pubco; or

(iii) any sale, lease or other transfer or disposition to a third party of all or substantially all of the consolidated assets of Pubco, taken as a whole; or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one share of Common Stock immediately prior to such Specified Corporate Event would have been entitled to receive upon the occurrence of such Specified Corporate Event, a “Unit of Reference Property”), then the Issuer, or the successor or purchasing corporation, as the case may be, will execute with the Trustee, which supplemental indenture shall not require the consent of the Holders, a supplemental indenture providing that, at and after the effective time of the Specified Corporate Event, the right to exchange each $1,000 principal amount of Notes for shares of Common Stock will be changed into a right to exchange such principal amount of Notes for the kind and amount of Reference Property that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Specified Corporate Event would have been entitled to receive upon such Specified Corporate Event; provided, however, that at and after the effective time of the Specified Corporate Event:

(A) the Issuer shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Notes in accordance with Section 14.02; and

(B) (I) any amount payable in cash upon exchange of the Notes in accordance with Section 14.02(b) shall continue to be payable in cash, (II) any shares of Common Stock that would have been deliverable upon exchange of the Notes in accordance with Section 14.02 shall instead be deliverable in the Units of Reference Property that a holder of that number of shares of Common Stock would have received in such Specified Corporate Event and (III) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property; provided, however, that if the holders of the Common Stock receive only cash in such Specified Corporate Event, then for all exchanges that occur after the effective date of such Specified Corporate Event (x) the consideration due upon exchange of each $1,000 principal aggregate amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date, multiplied by the price paid per share of Common Stock in such Specified Corporate Event and (y) the Issuer shall satisfy the Exchange Obligation by paying such cash to the exchanging Holder on the second Business Day immediately following the Exchange Date.

If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Notes shall be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Stock. The Issuer shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the weighted average as soon as practicable after such determination.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If the Reference Property in respect of any Specified Corporate Event includes shares of stock, other securities or other property or assets (other than cash) (including any combination thereof) of an entity other than Pubco or the Issuer or the successor or purchasing corporation, as the case may be, in such Specified Corporate Event, then such other entity, if it is party to such Specified Corporate Event, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Issuer to repurchase their Notes upon a Fundamental Change in accordance with Article 15, as the Board of Pubco shall reasonably consider necessary by reason of the foregoing.

(b) In the event the Issuer shall execute a supplemental indenture pursuant to Section 14.07(a), the Issuer shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Issuer shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) If the Notes become exchangeable for Reference Property, the Issuer shall notify the Trustee in writing and Pubco shall issue a press release containing the relevant information and publish the information on its website or through such other public medium as it may use at that time.

(d) The Issuer and Pubco shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to exchange its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Specified Corporate Event.

(e) [reserved].

(f) The above provisions of this Section shall similarly apply to successive Specified Corporate Events.

Section 14.08 Certain Covenants.

(a) Pubco covenants that all shares of Common Stock delivered upon exchange of Notes shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights of any securityholder of Pubco and free from all taxes, liens, charges and adverse claims as the result of any action by Pubco.

(b) [reserved].

(c) The Issuer and Pubco shall comply with all applicable U.S. federal and state securities laws regulating the offer and delivery of shares of Common Stock upon exchange of the Notes, including that if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any U.S. federal or state law before such shares of Common Stock may be validly issued upon exchange, Pubco shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(d) The Issuer and Pubco further covenant that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, Pubco shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock deliverable upon exchange of the Notes.

Section 14.09 Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Issuer shall be obligated to furnish to the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The parties hereto agree that all notices to the Trustee or the Exchange Agent under this Article 14 shall be in writing.

Section 14.10 Notice to Holders Prior to Certain Actions. In case of any:

(a) Specified Corporate Event or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11; or

(b) voluntary or involuntary dissolution, liquidation or winding-up of Pubco or the Issuer; then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Issuer shall cause to be furnished to the Trustee and the Exchange Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the date on which such Specified Corporate Event, any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, or any dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Specified Corporate Event, consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up; provided, however, that if on such date, neither the Issuer nor Pubco has knowledge of such event or the adjusted Exchange Rate cannot be calculated, the Issuer shall deliver such notice as promptly as practicable upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Issuer, Pubco or one of Pubco’s Subsidiaries, Specified Corporate Event, or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up.

Section 14.11 Stockholder Rights Plans. If Pubco has a shareholder’s rights agreement or rights plan in effect upon exchange of the Notes, Holders that exchange their Notes shall receive, in addition to any shares of Common Stock received in connection with such exchange, the appropriate number of rights under such rights agreement or rights plan, if any, and any certificate representing the shares of Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such rights agreement or rights plan, as the same may be amended from time to time. However, if prior to any exchange, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder’s rights agreement or rights plan (a “Separation Event”), the Exchange Rate shall be adjusted at the time of separation as if Pubco distributed to all or substantially all holders of the Common Stock, Distributed Property pursuant to Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE XV

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01 Intentionally Omitted.

Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion of the principal thereof that is equal to an Authorized Denomination, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 or more than 35 Business Days following the date of the Fundamental Change Company Notice (subject to extension if required to comply with law), at a repurchase price equal to 101% of the aggregate principal amount thereof, plus the Applicable Premium and accrued and unpaid interest thereon, if any, to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuer shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 101% of the principal amount of Notes to be repurchased, plus the Applicable Premium pursuant to this Article 15.

(b) A “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(i) any Fundamental Equity Transaction; provided that no such Fundamental Equity Transaction shall be deemed to result in a Fundamental Change pursuant to this clause (i) except to the extent that either (A) such transaction required the approval of, and was approved by, the Board of Pubco or (B) any Libman Party participates as a seller of equity securities in such Fundamental Equity Transaction;

(ii) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of Pubco and its Subsidiaries, taken as a whole (net of any associated non-recourse or secured obligations), other than any Required Asset Sale, to any Person other than Pubco, the Issuer or any Subsidiary Guarantor;

(iii) the Issuer (or any successor thereto following any merger, consolidation or similar transaction) ceases to be controlled, directly or indirectly, by Pubco (or any successor thereto following any merger, consolidation or similar transaction); or

(iv) the Common Stock ceases to be listed on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), except to the extent that the Common Stock ceased to be listed due to the involuntary failure of Pubco to comply with any applicable listing requirements of the applicable stock exchange or the liquidation of the assets of Pubco and its Subsidiaries following an Event of Default.

If any transaction in which the Common Stock is replaced by common equity of another entity occurs, following completion of any related Fundamental Change, references to Pubco in the definition of “Fundamental Change” above shall instead be references to such other entity.

(c) Repurchase of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are certificated Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are certificated Notes, to the Paying Agent on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(A) in the case of certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be a minimum of $1,000 or an integral multiple of $1,000 in excess thereof; and

(C) that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and this Indenture; provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03.

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(d) On or before the 20th Business Day after the occurrence of a Fundamental Change, the Issuer shall provide to all Holders of Notes and the Trustee and the Paying Agent (if other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the Effective Date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Exchange Agent;

(vii) the Exchange Rate and any adjustments to the Exchange Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture (or, in the case of a Global Note, complies with the Applicable Procedures with respect to such a withdrawal);

(ix) the procedures that Holders must follow to require the Issuer to repurchase their Notes; and

(x) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

Simultaneously with providing such Fundamental Change Company Notice, Pubco shall issue a press release containing the information in such Fundamental Change Company Notice and publish the information on its website or through such other public medium as Pubco may use at that time.

At the Issuer’s written request, the Trustee shall give such notice in the Issuer’s and Pubco’s names and at the Issuer’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Issuer and/or Pubco. In such a case, the Issuer shall deliver such notice to the Trustee at least two Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with an Officer’s Certificate requesting that the Trustee give such notice.

Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Note Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.

No failure of the Issuer and/or Pubco to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

(e) Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(f) Notwithstanding the foregoing, the Issuer shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change:

(i) if a third party makes such an offer in the same manner, at same time and otherwise in compliance with the requirements for an offer made by the Issuer pursuant to this Article 15 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer on the Fundamental Change Repurchase Date; or

(ii) pursuant to clause (b) of the definition thereof (or a Fundamental Change pursuant to clause (a) that also results in a Fundamental Change pursuant to clause (b)), if such Fundamental Change results in the Notes becoming exchangeable (pursuant to the provisions described in Section 14.07) into an amount of cash per Note that is greater than (x) the Fundamental Change Repurchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Repurchase Date), plus (y) to the extent that the 35th Trading Day immediately following the Effective Date of such Fundamental Change is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, the full amount of interest payable per Note on such Interest Payment Date.

Section 15.03 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.03 at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in an Authorized Denomination,

(b) if certificated Notes have been issued, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in an Authorized Denomination; provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.

Section 15.04 Deposit of Fundamental Change Repurchase Price(a) . The Issuer shall deposit with the Trustee (or other Paying Agent appointed by the Issuer, or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.23) on or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Issuer), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Issuer) by the Holder thereof in the manner required by Section 15.02, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 10:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Issuer) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or any applicable extension thereof, then, with respect to Notes that have been properly surrendered for repurchase and not validly withdrawn:

(i) such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes on the Fundamental Change Repurchase Date or any applicable extension thereof (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and

(ii) all other rights of the Holders of such Notes will terminate on the Fundamental Change Repurchase Date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the accrued and unpaid interest to, but not including, the Fundamental Change Repurchase Date).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an Authorized Denomination equal in principal amount to the portion of the Note surrendered that is not to be repurchased, without payment of any service charge.

Section 15.05 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Issuer will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Issuer to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15, subject to extension if required to comply with law. To the extent that any securities laws and regulations conflict with the provisions of this Indenture with respect to the repurchase of Notes, the Issuer is required to comply with such securities laws and regulations and shall not be deemed to be in breach of this Indenture as a result thereof.

ARTICLE XVI

REDEMPTION

Section 16.01 Right of the Issuer to Redeem the Notes in Certain Circumstances.

(a) The Notes shall not be redeemable by the Issuer prior to the Maturity Date, except as described in this Article 16, and no sinking fund is provided for the Notes.

(b) Notwithstanding the foregoing, in connection with any tender offer, offer to repurchase the Notes as a result of a Fundamental Change, Collateral Disposition Offer, Asset Sale Offer or Advance Offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Issuer, or any third party making such offer in lieu of the Issuer, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, all of the Holders of the Notes will be deemed to have consented to such tender or other offer, and accordingly the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such offer (which may be less than par and excluding any early tender or incentive fee in such offer) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn Notes in a tender offer, offer to repurchase the Notes as a result of a Fundamental Change, Collateral Disposition Offer, Asset Sale Offer or Advance Offer, as applicable, Notes owned by an Affiliate of the Issuer or by funds controlled or managed by any Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purposes of such tender offer, offer to repurchase the Notes as a result of a Fundamental Change, Collateral Disposition Offer, Asset Sale Offer or Advance Offer, as applicable. The Issuer shall not send a Notice of Redemption so long as any Registration Default exists and is continuing.

(c) Any redemption pursuant to this Section 16.01 shall be made pursuant to the provisions of Sections 16.01 through 16.04 hereof. Notice of any redemption or offer to purchase, whether in connection with an Equity Offering, offer to repurchase the Notes as a result of a Fundamental Change, Collateral Disposition Offer, Asset Sale Offer or Advance Offer or other transaction or event or otherwise, may, at the Issuer’s discretion, be given prior to the completion or occurrence thereof, and any such redemption or offer to purchase or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent (including conditions precedent applicable to different amounts of Notes repurchased or redeemed), including completion or occurrence of the related Equity Offering, Fundamental Change, Collateral Disposition, Asset Sale or other transaction or event, as the case may be. In addition, if such redemption or offer to purchase is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the repurchase date may be delayed until such time (including more than 60 days after the date the redemption notice or offer to purchase was sent) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the purchase date, or by the purchase date so delayed, or that such notice or offer may be rescinded at any time in the Issuer’s sole discretion if the Issuer determines that any or all of such conditions will not be satisfied or waived. In addition, the Issuer may provide in such notice or offer to purchase that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person.

(d) If the applicable Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, the Company will pay, on or prior to such Interest Payment Date, the full amount of accrued and unpaid interest to the Holder as of the Close of Business of such Regular Record Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date) and the redemption price shall be equal to 100% of the principal amount of Notes to be redeemed.

(e) The Issuer, its direct and indirect equityholders, including the Investors, any of its Subsidiaries and their respective Affiliates and members of management may acquire the Notes by means other than a redemption pursuant to this Article 16, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Section 16.02 Notice of Redemption.

(a) To call any Notes for redemption pursuant to Section 16.01, the Issuer shall fix a date for redemption (a “Redemption Date”) and the Issuer shall or, at its written request received by the Trustee not less than five Business Days prior to the date on which notice is sent to the Holders (or such shorter period of time as may be acceptable to the Trustee), the Trustee shall, in the name of and at the expense of the Issuer, send or cause to be sent a notice of such redemption (a “Notice of Redemption”) not less than 30 nor more than 60 calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed at its last address as the same appears on the Note Register; provided, however, that if the Issuer shall give a Notice of Redemption, it shall also give a written notice of the Redemption Date to the Trustee and the Paying Agent. The Issuer shall issue a press release through such national newswire service as the Issuer then uses containing the information set forth in the Notice of Redemption. A Redemption Date must be a Business Day of the Issuer’s choosing that is no more than sixty (60), nor less than thirty (30), days after the Notice of Redemption. A Notice of Redemption, if delivered in the manner provided herein, shall be conclusively presumed to have been given duly, whether or not the Holder receives such notice. In any case, failure to deliver such Notice of Redemption or any defect in the Notice of Redemption to the Holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note. Each Notice of Redemption shall specify that the Notes have been called for redemption, briefly describing the Issuer’s redemption rights under this Indenture;

(i) the Redemption Date for such redemption;

(ii) the redemption price per $1,000 principal amount of Notes for such redemption (and the amount, manner and timing of any interest payment payable pursuant to Section 16.01(d));

(iii) the place or places where such Notes are to be surrendered for payment of the redemption price;

(iv) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued;

(v) that Notes called for redemption must be delivered to the Paying Agent (in the case of certificated Notes) or the Applicable Procedures must be complied with (in the case of beneficial interests in Global Notes) for the Holder thereof to be entitled to receive the redemption price;

(vi) that on the Redemption Date, the redemption price will become due and payable upon each Note to be redeemed, and that, unless the Issuer defaults in the payment of the redemption price, the interest thereon, if any, shall cease to accrue on and after the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest payable pursuant to Section 16.01(d));

(vii) that Holders may surrender their Notes called for redemption for exchange at any time from the date of the Notice of Redemption to the Close of Business on the second Scheduled Trading Day immediately preceding the Redemption Date or, if the Issuer fails to pay the redemption price, such later date on which the Issuer pays or duly provides for the redemption price;

(viii) the procedures an exchanging Holder must follow to exchange its Notes called for redemption and, if the Issuer chooses to elect a settlement method for any such exchanges, the relevant settlement method;

(ix) the Exchange Rate; and

(x) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

In the case of a redemption, a Holder may exchange any or all of its Notes called for redemption at any time from the date of the Notice of Redemption to the Close of Business on the second Scheduled Trading Day immediately preceding the Redemption Date or, if the Issuer fails to pay the redemption price, such later date on which the Issuer pays or duly provides for the redemption price.

Section 16.03 Payment of Notes Called for Redemption.

(a) If any Notice of Redemption has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the applicable Redemption Date at the place or places stated in the Notice of Redemption and at the applicable redemption price. On presentation and surrender of the Notes at the place or places stated in the Notice of Redemption, the Notes shall be paid and redeemed by the Issuer at the applicable redemption price.

(b) Prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee (or other Paying Agent appointed by the Issuer, or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.23) an amount of cash sufficient to pay the redemption price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Issuer) shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the redemption price.

Section 16.04 Selection, Exchange and Transfer of Notes to be Redeemed in Part . If less than all Notes then outstanding are called for redemption, then:

(a) the Notes to be redeemed will be selected by the Trustee as follows: (1) in the case of Global Notes, in accordance with the Applicable Procedures; and (2) in the case of certificated Notes, by lot or pro rata; and

(b) if only a portion of a Note is subject to Redemption and such Note is exchanged in part, then the exchanged portion of such Note will be deemed to be from the portion of such Note that was subject to the Redemption.

In the event of any Redemption, the Issuer shall not be required to (x) issue, register the transfer of or exchange any Notes during the 15 calendar day period prior to the relevant Redemption Notice Date or (y) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

Section 17.01 Notices. Any notice or communication by the Issuer, any Guarantor, the Collateral Trustee or the Trustee to the others is duly given if in writing in English and by publication on the website or online data system maintained in accordance with Section 4.22 (including the SEC’s EDGAR system; provided that such publication shall not constitute valid notice with respect to notices or communications by the Issuer or any Guarantor to the Trustee or to the Collateral Trustee) or delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile, electronic mail or other electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Finance of America Funding LLC

5830 Granite Parkway, Suite 400

Plano, Texas 75024

Attention: General Counsel

Telephone: (877) 202-2666

With a copy to (which shall not constitute notice for any purpose under this Indenture):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile No.: (212) 455-2000

Attention: William Golden III, Esq. and Roxane Reardon, Esq.

If to the Trustee, Collateral Trustee, Paying Agent, and Registrar:

U.S. Bank Trust Company, National Association

111 Fillmore Ave E

St. Paul, MN 55107

Electronic Mail: joshua.hahn@usbank.com

Attention: Global Corporate Trust Services – Finance of America Funding LLC

The Issuer, any Guarantor, the Trustee or the Collateral Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt is acknowledged, if faxed or sent electronically; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and on the date sent to DTC if otherwise given in accordance with the procedures of DTC; provided that any notice or communication delivered to the Trustee or the Collateral Trustee, as applicable, shall be deemed effective upon actual receipt thereof and on the first date on which publication is made, if given by publication (including by posting of information on the website or online data system maintained in accordance with Section 4.22).

Any notice or communication to a Holder shall be electronically delivered, mailed by first-class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery to its address shown on the Note Register kept by the Registrar or otherwise in accordance with the procedures of DTC. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, such notice or communication shall be deemed duly given, whether or not the addressee receives it.

If the Issuer sends a notice or communication to Holders, they shall send a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

The Trustee and the Collateral Trustee shall be entitled to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee or the Collateral Trustee, as applicable, in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee or the Collateral Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Collateral Trustee, as applicable, in its discretion elects to act upon such instructions, the Trustee’s or the Collateral Trustee’s, as applicable, understanding of such instructions shall be deemed controlling.

The Trustee and the Collateral Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions to the Trustee or the Collateral Trustee agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and the Collateral Trustee, including, without limitation, the risk of the Trustee or the Collateral Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 17.02 [reserved].

Section 17.03 Certificate and Opinion as to Conditions Precedent . Upon any request or application by the Issuer or any of the Guarantors to the Trustee or the Collateral Trustee to take any action under this Indenture or the Collateral Documents, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee or the Collateral Trustee, as applicable (except if this Indenture provides that no Officer’s Certificate or Opinion of Counsel is required):

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee or the Collateral Trustee, as applicable, (which shall include the statements set forth in Section 17.04 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee or the Collateral Trustee, as applicable, (which shall include the statements set forth in Section 17.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be delivered in connection with the issuance of the Notes.

Section 17.04 Statements Required in Certificate or Opinion . Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 17.05 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 17.06 No Personal Liability of Directors, Managers, Officers, Members, Partners, Employees and Equityholders. No past, present or future director, manager, officer, employee, incorporator, member, partner or direct or indirect equityholder of the Issuer or any Restricted Subsidiaries or of any of their direct or indirect parent companies (other than in such equityholder’s capacity as the Issuer or a Guarantor) shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, the Guarantees, this Indenture, the Collateral Documents or any supplemental indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 17.07 Governing Law. THIS INDENTURE, THE NOTES AND ANY GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE NOTES OR ANY GUARANTEE, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17.08 Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE AND THE COLLATERAL TRUSTEE AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES) (1) AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES AND (2) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.09 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility.

Section 17.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 17.11 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 13.06 hereof.

Section 17.12 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17.13 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Indenture and of signature pages by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign) shall be deemed to be their original signatures for all purposes. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 17.14 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.15 Trust Indenture Act. The Trust Indenture Act shall not apply to this Indenture.

Section 17.16 U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee, the Collateral Trustee and the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee, the Collateral Trustee and the Agents are. Accordingly, each of the parties agree to provide to the Trustee, the Collateral Trustee and the Agents are, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee, the Collateral Trustee and the Agents are to comply with Applicable AML Law.

Section 17.17 Calculations. The Issuer shall be responsible for making all calculations called for under the Notes or this Indenture. The Issuer shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of Notes. The Issuer shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Issuer will provide the Issuer’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Issuer. In no event shall the Trustee or the Exchange Agent be charged with knowledge of or have any duty to monitor the stock price or an Observation Period. Neither the Trustee nor the Exchange Agent shall have any liability or responsibility for calculations, information relating to any calculation or determinations of amounts, determining whether events requiring or permitting exchanges have occurred, determining whether any adjustment is required to be made with respect to exchange rights and, if so, how much, or for the delivery of shares of Common Stock.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

FINANCE OF AMERICA FUNDING LLC,
as Issuer

By:	/s/ Graham Fleming
Name: Graham Fleming
Title: Chief Executive Officer

FINANCE OF AMERICA EQUITY CAPITAL LLC, as Parent Guarantor

By:	/s/ Graham Fleming
Name: Graham Fleming
Title: Chief Executive Officer

[Signature Page to Exchangeable Notes Indenture]

FINANCE OF AMERICA COMPANIES INC. (SOLELY AS TO CERTAIN PROVISIONS SPECIFICALLY IDENTIFIED HEREIN)

By:	/s/ Graham Fleming
Name: Graham Fleming
Title: Chief Executive Officer

[Signature Page to Exchangeable Notes Indenture]

FINANCE OF AMERICA HOLDINGS LLC FINANCE OF AMERICA MORTGAGE LLC FINANCE OF AMERICA REVERSE LLC INCENTER LLC MM RISK RETENTION LLC, as Subsidiary Guarantors

By:	/s/ Graham Fleming
Name: Graham Fleming
Title: Chief Administrative Officer

[Signature Page to Exchangeable Notes Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

By:	/s/ Benjamin J. Krueger
Name: Benjamin J. Krueger
Title: Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

By:	/s/ Benjamin J. Krueger
Name: Benjamin J. Krueger
Title: Vice President

[Signature Page to Exchangeable Notes Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[Global Note Legend]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED NOTE]

[Restricted Note Legend]

[INCLUDE FOLLOWING LEGEND IF NOT AN AFFILIATE NOTE]

[Non-Affiliate Legend]

[INCLUDE FOLLOWING LEGEND, IF APPLICABLE PURSUANT

TO THE PROVISIONS OF THE INDENTURE]

[OID Legend]

Exhibit A-1

FINANCE OF AMERICA FUNDING LLC

10.000% Exchangeable Senior Secured Note due 2029

No. A-[ ]	[Initially][1] $[ ]

CUSIP No. []2

Finance of America Funding LLC, a limited liability company, duly organized and validly existing under the laws of the State of Delaware (the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]3 [__________]4, or registered assigns, the principal amount [as set forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[ ]]6 or such other amount as reflected on the books and records of the Trustee and the Depositary, on November 30, 2029 and interest thereon as set forth below. The Notes may initially have separate CUSIP numbers, designating Rule 144A Notes, Regulation S Notes and Affiliate Notes.

This Note shall bear interest at the rate of 10.000% per year from October 31, 2024 or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until November 30, 2029, unless earlier exchanged, redeemed or repurchased. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable semi-annually in arrears on each May 30 and November 30, commencing on November 30, 2024, to Holders of record at the Close of Business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.22(d) and Section 6.17 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.22(d) or Section 6.17, and any express mention of the payment of Additional Interest in any provision therein and herein shall not be construed as excluding Additional Interest in those provisions thereof and hereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Issuer, at its election in accordance with Section 2.03(c) of the Indenture.

[1]	Include if a global note.
[2]	317386 AD2 (non-affiliate 144A); 317386 AE0 (affiliate 144A); U30385 AC9 (Reg S).
[3]	Include if a global note.
[4]	Include if a certificated note.
[5]	Include if a global note.
[6]	Include if a certificated note.

Exhibit A-2

The Issuer shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Issuer shall pay the principal of any Notes (other than Notes that are Global Notes) upon presentation thereof at the office or agency designated by the Issuer for that purpose. The Issuer has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the continental United States as a place where Notes may be presented for payment or for registration of transfer.

Upon exchange of any Note, the Issuer shall, at its election, pay or deliver, as the case may be, cash, shares of Common Stock, or a combination of cash and shares of Common Stock.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

Exhibit A-3

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

FINANCE OF AMERICA FUNDING LLC

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee,

certifies that this is one of the Notes described

in the within-named Indenture.

By:
Authorized Signatory

Exhibit A-4

[FORM OF REVERSE OF NOTE]

FINANCE OF AMERICA FUNDING LLC

10.000% Exchangeable Senior Secured Note due 2029

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 10.000% Exchangeable Senior Secured Notes due 2029 (the “Notes”), limited to the aggregate principal amount of $146,793,000 all issued under and pursuant to an Indenture dated as of October 31, 2024 (the “Indenture”), among Pubco, the Issuer, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Exchange Agent, the Issuer and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. The Notes represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect repurchases, cancellations, exchanges for cash, shares of Common Stock or a combination thereof, transfers or exchanges permitted by the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 30% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to Pubco or the Issuer shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Upon exchange of any Note, the Issuer shall, at its election, pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock.

The Indenture contains provisions permitting the Issuer, the Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Exhibit A-5

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal (including the redemption price and Fundamental Change Repurchase Price, if applicable) of or the consideration due upon exchange for, as the case may be, and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other Authorized Denominations, without payment of any service charge but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund. Under certain circumstances specified in the Indenture, the Notes will be subject to redemption by the Issuer at the redemption price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, dated as of October 31, 2024, among the Issuer, Pubco and the Trustee.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

Exhibit A-6

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Exhibit A-7

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES

Finance of America Funding LLC

10.000% Exchangeable Senior Secured Notes due 2029

The initial principal amount of this Global Note is ___________ DOLLARS ($[______]). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[7]	Include if a global note.

Exhibit A-8

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To:	Finance of America Funding LLC

U.S. Bank Trust Company, National Association, as Exchange Agent The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Issuer’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock deliverable upon such exchange, together with any cash payable for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

If any shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

In the case of certificated Notes, the certificate numbers of the Notes to be exchanged are as set forth below: _______________

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares of

Common Stock are to be delivered, or

Notes are to be delivered, other than

to and in the name of the registered holder.

Exhibit A-9

Fill in for registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address Principal amount to be exchanged (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

Exhibit A-10

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	Finance of America Funding LLC

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Finance of America Funding LLC (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below: _____________

Dated: _____________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit A-11

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐	To Finance of America Companies Inc. or a Subsidiary thereof (including Finance of America Funding LLC);

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

☐	In the case of any Regulation S Note, to non-U.S. Persons outside the United States in accordance with Regulation S under the Securities Act.

Exhibit A-12

Dated: ________________________

Signature(s)

Signature Guarantee Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit A-13

EXHIBIT B

[Form of Supplemental Indenture]

This SUPPLEMENTAL INDENTURE, dated as of ___________ __, ____ is among Finance of America Funding LLC (the “Issuer”), Finance of America Companies Inc. (solely as to certain provisions specifically identified in the Indenture) (“Pubco”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, a national banking association, as Trustee and Collateral Trustee.

RECITALS

WHEREAS, the Issuer, Pubco, the initial Guarantors, the Trustee and the Collateral Trustee entered into an Indenture, dated as of October 31, 2024 (the “Indenture”), pursuant to which the Issuer has issued $146,793,000 in principal amount of 10.000% Exchangeable Senior Secured Notes due 2029 (the “Notes”); and

WHEREAS, Section 10.01(j) of the Indenture provides that the Issuer, Pubco, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement the Indenture in order to add Guarantors with respect to the Notes, without the consent of the Holders; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuer, of the Guarantors, of the Trustee and of the Collateral Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuer, Pubco the Guarantors, the Trustee and the Collateral Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuer, Pubco, the Guarantors, the Trustee and the Collateral Trustee covenant and agree for the equal and proportionate benefit of the respective Holders as follows:

ARTICLE 1

Section 1.01 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuer, Pubco, the Guarantors, the Trustee and the Collateral Trustee.

ARTICLE 2

From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below shall be Guarantors with respect to the Notes on terms contemplated by and subject to the provisions of Article 13 of the Indenture.

Exhibit B-1

ARTICLE 3

Section 3.01 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Trustee by reason of this Supplemental Indenture. Additionally, neither the Trustee nor the Collateral Trustee shall be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, Pubco and the Guarantors, and each of the Trustee and the Collateral Trustee makes no representation with respect to any such matters. This Supplemental Indenture is executed and accepted by each of the Trustee and Collateral Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and Collateral Trustee with respect hereto.

Section 3.03 THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[NEXT PAGE IS SIGNATURE PAGE]

Exhibit B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

FINANCE OF AMERICA FUNDING LLC

By:
Name:
Title:

FINANCE OF AMERICA COMPANIES INC. (solely as to certain provisions specifically identified in the Indenture)

By:
Name:
Title:

ADDITIONAL GUARANTOR:

[NAME]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Trustee

By:

By:

Exhibit B-3